UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

DUKE ENERGY CORPORATION

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Welcome to the Duke Energy
Annual Meeting
of Shareholders
March 23, 2023
Dear Fellow Shareholders:
I am pleased to invite you to Duke Energy’s Annual Meeting to be held on Thursday, May 4, 2023, at 1:00 p.m. Eastern time. We look forward to updating you at the Annual Meeting on our strategy and areas of focus and progress in 2022, as well as plans for the future of Duke Energy.
We made progress over the past year on our path to reach our goals to achieve at least a 50% reduction in CO2 emissions by 2030 and net-zero CO2 emissions by 2050 from electricity generation, as well as the goal of our natural gas local distribution business to reach net-zero methane emissions by 2030. In addition, in 2022 we announced the expansion of our net-zero by 2050 goal to include Scope 2 emissions and certain Scope 3 emissions and added an interim goal to achieve at least an 80% reduction in CO2 emissions from electricity generation by 2040, and at least a 50% reduction in CO2 emissions from upstream purchased power and fossil fuel purchases, as well as downstream customer use of natural gas, by 2035. We also announced a goal to exit coal generation by 2035, subject to regulatory approvals. The progress we made in 2022 on our energy transition strategy and further details on our goals are discussed in this proxy statement.
In addition to this progress on our climate-related goals, due to the strength of our regulated business and a disciplined approach to cost management, we delivered adjusted earnings in the top half of our 2022 revised earnings guidance range and continued our dividend commitment for the 96th consecutive year.
Our path forward for our Company has a clear destination: achieve net-zero carbon emissions from electricity generation by 2050. Foundational to our strategy execution efforts are safety, operational excellence, and a diverse and inclusive workforce.
This proxy statement contains information about our Board’s oversight of Duke Energy’s strategy, performance, and risks, as well as our ESG practices. It also describes the outreach we had in the past year with you – our fellow shareholders – and how that feedback has influenced the work that we are doing at Duke Energy.
Annual Meeting Details
This year’s Annual Meeting will once again be held exclusively via live webcast. The online format has successfully expanded our ability to connect with shareholders from all over the world while still providing you the same opportunities to vote and ask questions that you would have had at an in-person meeting, including by submitting questions in writing in advance of the Annual Meeting on our pre-meeting forum at www.proxyvote.com. An audio broadcast of the Annual Meeting will also be available by phone toll-free at 877.328.2502. Details regarding how to participate in the Annual Meeting via live webcast, as well as the items to be voted on, are described in the accompanying Notice of Annual Meeting of Shareholders, “Rules of Conduct for the Annual Meeting” on page 1 of the Proxy Summary, and in the “Frequently Asked Questions and Answers About the Annual Meeting” on page 92 of this proxy statement.
Please review this proxy statement prior to voting as it contains important information relating to the business of the Annual Meeting. Page 93 contains instructions on how you can vote your shares online, by phone, or by mail. We encourage you to vote and share your feedback with us, and hope you can participate in the Annual Meeting.
Thank you for your continued investment in Duke Energy.
Sincerely,
Lynn J. Good
Chair, President and CEO

Letter from the Board of Directors

Theodore F. Craver, Jr.
Independent Lead Director
Dear Fellow Shareholders:
It is our great honor to serve as independent members of the Board with our Chair, President and CEO, Lynn Good, who has skillfully positioned Duke Energy as a leader while the utility industry navigates rapid changes. We are a diverse, engaged, and experienced group of directors who are deeply committed to sound corporate governance, human capital management, executive compensation, and risk management policies and practices to ensure that Duke Energy operates responsibly and efficiently and achieves long-term sustainable value for our fellow shareholders. The varied perspectives of this Board allow us to actively oversee the most important issues facing Duke Energy.
In 2022, the Board helped to guide the Company through challenges, including a challenging macro-economic environment. The Board has also continued to oversee Duke Energy’s progress on our clean energy transition, leading to the expansion of our previously announced goals to reach net-zero methane emissions from our natural gas local distribution business by 2030 and to reach net-zero emissions from electricity generation by 2050. The expanded goals, to reach net-zero by 2050 for the Company’s Scope 2 emissions and certain Scope 3 emissions, and the addition of the interim goals to achieve 80% reduction in CO2 emissions from electricity generation by 2040, and 50% reduction in CO2 emissions from upstream purchased power and fossil fuel purchases, as well as downstream customer use of natural gas, by 2035, were announced in 2022 and are further detailed in this proxy statement.
We also continued our annual shareholder engagement program, having conversations with stakeholders and shareholders holding more than one-third of our outstanding common shares in the spring and fall. We held numerous conversations with shareholders and stakeholders outside of our shareholder engagement program, and the feedback we have gathered from these engagements has helped the Board shape our policies, practices, and disclosures.
Thank you for your continued support of our Company. We look forward to continuing our dialogue with shareholders at the 2023 Annual Meeting and throughout the year.
Sincerely,
Derrick Burks Annette K. Clayton Theodore F. Craver, Jr. Robert M. Davis Caroline Dorsa	W. Roy Dunbar Nicholas C. Fanandakis John T. Herron Idalene F. Kesner	E. Marie McKee Michael J. Pacilio Thomas E. Skains William E. Webster, Jr.

Notice of 2023 Annual Meeting of Shareholders
Items of Business		Board’s Voting Recommendation
1	Election of Directors
2	Ratification of Deloitte & Touche LLP as Duke Energy’s independent registered public accounting firm for 2023
3	Advisory vote to approve Duke Energy’s named executive officer compensation
4	Advisory vote on the frequency of the vote on executive compensation	AN ADVISORY VOTE EVERY YEAR
5	Approval of the Duke Energy Corporation 2023 Long-Term Incentive Plan
6	Shareholder proposal regarding simple majority vote	NO RECOMMENDATION
7	Shareholder proposal regarding formation of committee to evaluate decarbonization risk
8	Any other business that may properly come before the meeting (or any adjournment or postponement of the meeting)
Vote Now
By Internet	By Mailing Your Proxy Card
Visit 24/7 www.proxyvote.com	Vote, sign your proxy card, and mail free of postage
By Phone	Participate in the Annual Meeting
Call toll-free 24/7 at 800.690.6903 or by calling the number provided by your broker, bank, or other nominee if your shares are not registered in your name
Attend the annual meeting at
www.virtualshareholdermeeting.
com/DUK2023
and vote during the Annual Meeting.
You will need the 16-digit control
number, which can be found on
your Notice, on your proxy card,
and on the instructions that
accompany your proxy materials

Meeting Date: May 4, 2023
Record Date: March 6, 2023
Only holders of record of Duke Energy common stock as of the close of business on the record date are entitled to participate in, vote, and ask questions at the Annual Meeting.
Webcast: www.virtualshareholdermeeting.com/DUK2023
To participate in the Annual Meeting via live webcast at www.virtualshareholdermeeting.com/DUK2023, you will need the 16-digit control number, which can be found on your Notice, on your proxy card, and on the instructions that accompany your proxy materials. Those who are not shareholders as of the record date may view the Annual Meeting as guests.
The Annual Meeting will begin promptly at 1:00 p.m. Eastern time. Online check-in will begin at 12:30 p.m. Eastern time.
Audio Broadcast:
Shareholders and guests may also listen to an audio broadcast of the Annual Meeting by phone toll-free at 877.328.2502.

Pre-Meeting Information:
On our pre-meeting forum at www.proxyvote.com, shareholders of record can submit questions in writing in advance of the Annual Meeting, access copies of proxy materials, and vote. Because we will be providing our proxy materials to our shareholders electronically, most of our shareholders will receive only the Notice containing instructions on how to access the proxy materials electronically and vote online, by phone, or by mail. If you would like to request paper copies of the proxy materials, you may follow the instructions on your Notice.
Dated: March 23, 2023	By order of the Board of Directors,

Kodwo Ghartey-Tagoe Executive Vice President, Chief Legal Officer and Corporate Secretary

DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

RULES OF CONDUCT FOR THE ANNUAL MEETING

Duke Energy strives to provide our shareholders at the online-only Annual Meeting the same rights that they would have had at an in-person meeting and an enhanced opportunity for participation and discourse.
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Shareholders who have submitted a proposal for the Annual Meeting are given the choice of recording the presentation of their proposal in advance or presenting their proposal live via a third-party operated telephone line.

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A representative of Broadridge Financial Solutions has been appointed as the independent inspector of elections.

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Shareholders as of the record date who would like to submit questions in writing in advance of the Annual Meeting may do so by visiting our pre-meeting forum at www.proxyvote.com using their 16-digit control number.

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Shareholders participating in the Annual Meeting live via webcast may also submit questions in writing during the Annual Meeting. Shareholders are encouraged to provide their name and contact information in case the Company needs to contact them after the Annual Meeting.

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Individuals who are not shareholders as of the record date who are interested in viewing or listening to the Annual Meeting will be allowed to check-in to www.virtualshareholdermeeting.com/DUK2023 to view the Annual Meeting as a guest, or listen to the Annual Meeting toll-free at 877.328.2502.

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Questions submitted by shareholders will be read during the Annual Meeting unedited. Of course, questions that are of an inappropriate personal nature or that use offensive language will not be read at the Annual Meeting or posted on our website after the Annual Meeting. Questions regarding technical issues related to the Annual Meeting will be referred to technical support personnel to respond separately. Similarly, questions regarding the availability or location of proxy materials will be responded to separately.

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We will post answers to all questions received in advance of or during the Annual Meeting, including those questions that we do not answer during the Annual Meeting, on our website at investors.duke-energy.com/events-and-presentations/default.aspx under “05/04/2023 – Annual Meeting of Shareholders.” All unedited questions and the answers to those questions, as well as a video replay of the Annual Meeting, will be available on our website until the release of the proxy statement for the 2024 Annual Meeting.

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Questions on topics that have been previously asked and answered during the Annual Meeting will be answered after the Annual Meeting and posted on our website at investors.duke-energy.com/events-and-presentations/default.aspx under “05/04/2023 – Annual Meeting of Shareholders” along with all other submitted questions.

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The Question and Answer portion of the Annual Meeting will end upon the earlier of 2:00 p.m. Eastern time, or after all question topics that are not of an inappropriate nature have been answered.

GLOSSARY OF TERMS
To enhance the readability of this year’s proxy statement, we added a Glossary of Terms beginning on page 98, which includes all defined terms in this proxy statement.
BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 1

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider. You should read the entire proxy statement carefully before voting. Page references and website addresses are supplied to help you find additional information in this proxy statement and elsewhere. Information provided on websites linked to this proxy statement is not incorporated by reference into this proxy statement.
Who We Are

Duke Energy, a Fortune 150 company headquartered in Charlotte, North Carolina, is one of the largest energy holding companies in the United States. We provide electricity to approximately 8.2 million retail electric customers in six states and natural gas distribution services to 1.6 million customers in five states. We own approximately 49,870 MW of electric generating capacity within our regulated business in North Carolina, South Carolina, the Midwest, and Florida. Duke Energy is executing an aggressive clean energy strategy to create a smarter energy future for its customers and communities while maintaining system reliability and affordability consistent with customer expectations. Duke Energy was also recently named one of the ‘World’s Most Admired Companies’ by Fortune Magazine for the sixth year in a row. More information about Duke Energy is available on our website at www.duke-energy.com.

Voting Information

		Board’s Voting Recommendation	Broker Non-Votes*	Abstentions	Votes Required for Approval
	Proposal 1: Election of Directors (page 12)	FOR ALL	Do not count	Do not count	Majority of votes cast, with a resignation policy
	Proposal 2: Ratification of Deloitte & Touche LLP as Duke Energy’s independent registered public accounting firm for 2023 (page 39)	FOR	Brokers have discretion to vote	Vote against	Majority of shares represented
	Proposal 3: Advisory vote to approve Duke Energy’s named executive officer compensation (page 41)	FOR	Do not count	Vote against	Majority of shares represented
	Proposal 4: Advisory vote on the frequency of the vote on executive compensation (page 78)	FOR AN ADVISORY VOTE EVERY YEAR	Do not count	Vote against	Majority of shares represented
	Proposal 5: Approval of the Duke Energy Corporation 2023 Long-Term Incentive Plan (page 79)	FOR	Do not count	Vote against	Majority of shares represented
No Recommendation	Proposal 6: Shareholder proposal regarding simple majority vote (page 88)	NO RECOMMENDATION	Do not count	Vote against	Majority of shares represented
	Proposal 7: Shareholder proposal regarding formation of committee to evaluate decarbonization risk (page 90)	AGAINST	Do not count	Vote against	Majority of shares represented

*
NYSE rules state that if your shares are held through a broker, bank, or other nominee, they cannot vote on nondiscretionary matters without your instruction.

2 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROXY SUMMARY
Our Core Values and Leadership Imperatives

Duke Energy’s purpose is to power the lives of our customers and the vitality of our communities. Alongside our purpose is our core set of values and leadership imperatives that combined act as our guide. Our core values are focused on safety, integrity, and service. Our leadership imperatives define our behavioral expectations and challenge us to become better. Together, our values and leadership imperatives influence how we make decisions and interact with each other, as well as with our customers and communities. Below are our leadership imperatives:
Our Strategy and Goals

At Duke Energy, our climate strategy is our business strategy – to safely transform and ready our system by investing in new and existing carbon-free technology, modernizing our gas and electric infrastructure, and expanding and integrating efficiency and demand management programs. As we transition our business to cleaner sources of energy, we are focused on delivering sustainable value for our customers and shareholders by maintaining affordability and reliability, leveraging business transformation to exceed customer expectations, optimizing investments to drive attractive shareholder returns, and by providing new product offerings and solutions that deliver growth and customer value. To achieve these major milestones, we are shaping the landscape by partnering with stakeholders, championing public policy that advances innovation, and advancing regulatory models that support carbon and methane emission reductions.
Currently, the Company has committed 95% of its measurable Scope 1, 2, and 3 emissions to a net-zero goal by 2050. Our specific goals are laid out on the following page, and are in line with the goals of the Paris Agreement, and our projected carbon intensity reduction for electricity generation is generally aligned with the 2°C scenario carbon intensity for electricity generation presented by the Transition Pathway Initiative.
BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 3

PROXY SUMMARY
Our Greenhouse Gas Emission Reduction Goals
2030	Electric Utilities	• At least 50% reduction in CO2 emissions from 2005 levels from electricity generation (Scope 1 emissions)(1)
	Natural Gas Local Distribution Business	• Reduction in methane emissions to net-zero (Scope 1 emissions)
2035	Electrical Utilities and Natural Gas Local Distribution Business
•
At least 50% reduction in CO2 emissions from 2021 levels from upstream purchased power and fossil fuel purchases (Scope 2 and 3 emissions)(2)(3), as well as downstream customer use of natural gas (Scope 3 emissions)

2040	Electric Utilities	• At least 80% reduction in CO2 emissions from 2005 levels from electricity generation (Scope 1 emissions)
2050	Electric Utilities
•
Net-zero CO2 emissions from electricity generation (Scope 1 emissions)

•
Net-zero CO2 emissions from electricity purchased for Company use (Scope 2 emissions)

•
Net-zero greenhouse gas emissions from the power we purchase for resale and from the procurement of fossil fuels used for generation (Scope 3 emissions)

	Natural Gas Local Distribution Business	• Net-zero emissions from upstream methane and carbon emissions related to purchased natural gas and downstream carbon emissions from customer consumption (Scope 3 emissions)

(1)
Scope 1 emissions are direct emissions from company-owned and controlled resources. Duke Energy’s Scope 1 emission reduction goal includes only Scope 1 CO2 emissions from electricity generation and methane emissions from our natural gas local distribution business.

(2)
Scope 2 emissions are indirect emissions from the generation of energy purchased from a utility provider for the Company’s own use.

(3)
Scope 3 emissions are all other indirect emissions not included in Scope 2 that are linked to a company’s operations, including upstream and downstream emissions. Duke Energy’s Scope 3 goals are as described in the above table.

Road to Net-Zero

Where we've been
(2005 – 2021)

Where we're going
(2022 & beyond)

7,500 MW coal retired

6,000 MW regulated renewables[3]

44% CO_2 reduction by 2021[1]

2030
On track to exceed 50% Scope 1 reduction target[1]

Net-zero methane for LDC

2035
Interim target 50% Scope 2 & 3 reduction[2]

Exit coal[4]
&
30,000 MW regulated renewables[3]

2040
Interim target 80% Scope 1 reduction[1]

2050
Net-zero Scope 1, 2, 3 targets

DUKE ENERGY®

(1) Off 2005 levels
(2) Off 2021 levels. Certain Scope 3 emissions include: upstream fossil fuel procurement, production of power purchased for resale, & downstream use of sold products in our natural gas LDCs
(3) Includes utility-owned & purchase power agreements
(4) Subject to regulatory approvals. Contemplates retiring Edwardsport coal gasifiers by 2035 or adding carbon capture utilization & storage to reduce carbon emissions

4 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROXY SUMMARY
Our Workforce

The energy industry is in the midst of a massive transformation, and Duke Energy needs an innovative, talented team of professionals who represent the diversity of the customers we serve as a foundation for success. An empowered, diverse and inclusive workplace make us a stronger company and provides a competitive advantage for connecting with the ever-changing needs of our customers and communities.
27,859 Employees	18.2% Union	23.9% Women	20.4% People of Color
Creating a great place to work
We are being intentional about our actions to support our employees and attract diverse talent. We work hard to help ensure that all employees feel that they have an equitable and inclusive experience by leveraging our employee resource groups, as well as diversity and inclusion councils.
Support for Employee Well-Being	We support our employees physically, emotionally, and financially through our wellness and mental health programs and provide webinars and coaching focused on improving financial wellness.
Diversity & Inclusion Learning Programs
We offer multiple voluntary training options for leaders and individual contributors to sharpen our knowledge and understanding of diversity, equity, and inclusion, and to build skills and capabilities for sustaining a more inclusive workplace.

Fair and Equitable Compensation
We are committed to providing market competitive, fair, and equitable compensation by regularly reviewing employee pay. We conduct internal pay equity reviews and benchmarking against peer companies to ensure our pay is competitive.

Attracting Diverse Talent
We continuously evaluate our practices across the hiring life cycle to attract a talented and diverse workforce to deliver on our commitment to customers. This includes building relationships with four-year colleges and universities, including historically Black colleges and universities, as well as over 20 community colleges to develop training programs for skilled lineworkers. These programs, as well as partnerships with diverse community and professional organizations, strengthen our pipeline of high-quality, skilled and diverse talent to build the infrastructure for our net-zero carbon future.

Courageous Conversations
“Let’s Talk About It” is a series of organized employee events the Company held around difficult but necessary and thought-provoking topics that help build understanding and awareness and support an inclusive workplace. In 2022, we had 61 sessions with more than 8,000 employees attending.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 5

PROXY SUMMARY
Shareholder Engagement Highlights (pages 26 and 42)

As part of our commitment to corporate governance, we have a track record of engaging with shareholders year-round to discuss and respond to their feedback. In 2022, we reached out to holders of approximately 40% of our outstanding common shares and held meetings with the holders of more than one-third of our outstanding common shares, some of which included participation by our Independent Lead Director, Ted Craver.

The agenda for these conversations spanned a variety of topics:
1
Environmental
The Company’s progress on its goals to reach net-zero carbon emissions from electricity generation by 2050, net-zero methane emissions from its natural gas business, as well as its net-zero Scope 2 and 3 goals.

2	Social Our human capital management, just transition, and diversity, equity, and inclusion initiatives, and emphasis on customer affordability.
3
Governance
Board refreshment and diversity, the shareholder proposals received, adding strategic and quantitative climate goals, in 2021 and 2022, respectively, to the executive short-term incentive plan, and increased transparency through the Company’s political spending reports and Trade Association Climate Report.

Duke Energy disclosures in response to shareholder feedback
The Company has also prepared numerous disclosures, which are located on the Company’s ESG website at www.duke-energy.com/esg, which were provided, in part, in response to shareholder and other stakeholder feedback on areas of interest, including:

•
Annual ESG Report (previously known as the Sustainability Report)

•
2017, 2020, and 2022 Climate Reports, which are aligned with the recommendations of the TCFD

•
Semi-annual Corporate Political Expenditures Report

•
CDP Climate Change

•
CDP Water Security 2021 Duke Energy Supplier Diversity Impact Report

•
Just Transition Priority Brief

•
Annual Trade Association Climate Review (to be included within the ESG Report starting in 2023)

•
SASB disclosures

•
EEI/AGA template disclosure

•
GRI disclosures

•
Environmental Justice Priority Brief

6 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROXY SUMMARY
Environmental, Social, and Governance Highlights

Corporate Governance Highlights (page 32)

Independence
•
Independent Lead Director with clearly defined roles and responsibilities

•
Independent Board committees

•
Independent directors meet in independent session at each regularly scheduled Board meeting

Shareholder Rights
•
Ability for shareholders to nominate directors through proxy access

•
Robust year-round shareholder engagement program, including director involvement

•
Ability for shareholders to take action by less than unanimous written consent

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Ability for shareholders to call a special shareholder meeting

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Board responsiveness to majority support of shareholder proposals

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Each share of common stock is equal to one vote

Good Governance Practices
•
Majority voting for directors with mandatory resignation policy and plurality carve out for contested elections

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Annual Board, committee, and director assessments

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Clearly defined environmental and social initiatives and goals

•
Annual election of all directors

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Annual shareholder advisory vote on executive compensation

•
Policy to prohibit all hedging and pledging of corporate securities

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Policy to clawback certain compensation

•
Regular Board refreshment

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 7

PROXY SUMMARY
Executive Compensation Highlights (page 42)

Our executive compensation program is designed to:
1	Link Pay to Performance
2	Attract and Retain talented executive officers and key employees
3	Emphasize Performance-Based Compensation to motivate executives and key employees

4	Reward Individual Performance
5	Encourage Long-Term Commitments to Duke Energy and align the interests of executives with shareholders

We meet these objectives through the appropriate mix of compensation, including base salary, short-term and long-term incentives, consisting of performance shares and RSUs.
COMPENSATION COMPONENTS
	Base Salary	STI	LTI
Link pay to performance
Attract and retain talented executives and key employees
Emphasize performance-based compensation to motivate executives and key employees
Reward individual performance
Encourage long-term commitment to Duke Energy and align the interests of executives with shareholders
8 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROXY SUMMARY
Key Compensation Features

Following are key features of our executive compensation program:

AT DUKE ENERGY WE…	AT DUKE ENERGY WE DO NOT…
Integrate key performance metrics in our incentive plans relating to environmental, climate, safety, and customer initiatives	Provide tax gross-ups to NEOs
Require significant stock ownership, including 6x base salary for our CEO and 3x base salary for other NEOs	Permit hedging or pledging of Duke Energy securities
Maintain a stock retention policy	Provide “single trigger” vesting of stock awards upon a change in control
Tie equity and cash-based incentive compensation to a clawback policy	Provide employment agreements to a broad group
Use an independent compensation consultant retained by and reporting directly to the Compensation and People Development Committee to advise on compensation matters	Encourage excessive or inappropriate risk-taking through our compensation program
Review tally sheets on an annual basis	Provide excessive perquisites
Consider shareholder feedback and the prior year’s “say-on-pay” vote	Provide dividend equivalents on unearned performance shares
Require that equity awards must be subject to a one-year minimum vesting period, subject to limited exceptions
Disclose performance targets for the performance share cycle granted in the most recent year

Target Compensation Mix

(consisting of base salary, short-term incentives, and long-term incentives)

CEO

STI (Cash), 13%
Base Salary, 8%
92%
Performance and/or Stock-Based
RSUs, 24%
Performance Shares, 55%

Other Current NEOs

STI (Cash), 19%
Performance Shares, 43%
81%
Performance and/or Stock-Based
Base Salary, 19%
RSUs, 19%

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 9

PROXY SUMMARY
Our Board Nominees (page 12)

Our Board regularly and diligently reviews its composition to ensure that its collective membership has the skills to meet the needs of our business and reflects a diversity of perspectives and experiences. All nominees have the highest level of professional integrity.
Name Independence, Age, Tenure Position	Gender Diversity	Racial or Ethnic Diversity	Other Public Boards	Audit	Compensation and People Development	Corporate Governance	Finance and Risk Management	Operations and Nuclear Oversight
Derrick Burks Independent, 66, 2022 Retired Managing Partner of Ernst & Young, LLP, Indianapolis office		X	Equity LifeStyle Properties, Inc. and Kite Realty Group Trust KRG	●			●
Annette K. Clayton Independent, 59, 2019 President and CEO, North America Operations, Schneider Electric SA	X		NXP Semiconductors N.V.	●				●
Theodore F. Craver, Jr. Independent Lead Director Independent, 71, 2017 Retired Chairman, President and CEO, Edison International			Wells Fargo & Company		●	C
Robert M. Davis Independent, 56, 2018 President and CEO, Merck & Co., Inc.			Merck & Co., Inc.			●	C
Caroline Dorsa Independent, 63, 2021 Retired Executive Vice President and CFO, Public Service Enterprise Group Incorporated	X		Biogen Inc., Illumina, Inc., and Intellia Therapeutics, Inc.	●	●
W. Roy Dunbar Independent, 61, 2021 Retired Chairman and CEO of Network Solutions, LLC		X	Johnson Controls International, PLC, McKesson Corporation, and SiteOne Landscape Supply, Inc.		●			●
Nicholas C. Fanandakis Independent, 66, 2019 Retired Executive Vice President, DuPont de Nemours, Inc. (fka DowDuPont, Inc.)			FTI Consulting, Inc. and ITT Inc.	C			●
Lynn J. Good Executive Director, 63, 2013 Chair, President and CEO, Duke Energy Corporation	X		The Boeing Company
John T. Herron Independent, 69, 2013 Retired President, CEO and Chief Nuclear Officer, Entergy Nuclear			None				●	C
Idalene F. Kesner Independent, 65, 2021 Dean Emerita, Indiana University Kelley School of Business	X		Berry Global Group, Inc. and Olympic Steel, Inc.			●	●
E. Marie McKee Independent, 72, 2012 Retired Senior Vice President, Corning Incorporated	X		None		C	●
Michael J. Pacilio Independent, 62, 2021 Retired Executive Vice President and COO, Exelon Generation, Exelon Corp.			None	●				●
Thomas E. Skains Independent, 66, 2016 Retired Chairman, President and CEO, Piedmont Natural Gas Company, Inc.			National Fuel Gas Company and Truist Financial Corporation		●	●
William E. Webster, Jr. Independent, 69, 2016 Retired Executive Vice President, Institute of Nuclear Power Operations			None			●		●
10 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROXY SUMMARY
Our Board Composition*

Tenure*
5
Average Years
Years
0-2
5
3-5
3
6-8
3
9-11
3

Age*
65
Average Age
Years
55-59
2
60-64
4
65-69
6
70-75
2

Board Refreshment*

57%

8 out of 14 director nominees were first appointed or nominated for election in the last five years

Independence*

13 out of 14 director nominees are independent (all directors except Chair, President and CEO)

Gender, Racial, and Ethnic Diversity*

50%

7 out of 14 director nominees are female or identify as part of a minority group

* Information provided for director nominees

Diversity of Skills, Qualifications, and Experience*
Our Board exhibits a diverse range of skills and experience that collectively creates a well-rounded perspective suitable to protecting the interests of shareholders. The table below denotes the areas of expertise we value and the number of directors with that expertise or experience.

Clean Energy experience is important as we pursue our clean energy transition strategy.	8
Customer Service experience is important as Duke Energy focuses on meeting customer expectations and transforming the customer experience.	10
Cybersecurity/Technology experience is important in overseeing the security of Duke Energy’s business and operational technical systems, including customer experience, financial systems, and internal and grid operations.	9
ESG experience is important as incorporating sustainable business operations into Duke Energy’s actions is vital to the success of our strategy.	10
Human Capital Management experience is important in overseeing the needs of our workforce – Duke Energy’s most critical resource.	12
Industry experience is important in understanding the unique technical, regulatory, and financial aspects of the utility industry.	12
Regulatory/Government experience is important in understanding the regulated nature of the utility industry, including environmental regulations.	12
Risk Management experience is important in overseeing a myriad of risks, including operational, financial, strategic, and reputational risks that affect our business.	13

*
Information provided for director nominees

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 11

PROPOSAL 1:
ELECTION OF DIRECTORS

The Board of Directors

The Corporate Governance Committee, comprised of only independent directors, has recommended all of the current directors as nominees for director. These individuals are discussed on pages 13 through 20 of this proxy statement.
We have a declassified Board, which means all the directors are voted on every year at the Annual Meeting. If any director is unable to stand for election, the Board may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve.
Our Principles for Corporate Governance includes a director retirement policy, which is described in more detail on page 32.

Majority Voting for the Election of Directors
Under Duke Energy’s By-Laws, in an uncontested election at which a quorum is present, a director-nominee will be elected if the number of votes cast “FOR” the nominee’s election exceeds the number of votes cast “AGAINST” the nominee’s election. Abstentions and broker non-votes do not count. In addition, Duke Energy has a resignation policy in our Principles for Corporate Governance, which requires that if an incumbent director has more votes cast as “AGAINST” that nominee’s election than votes cast “FOR” his or her election, such incumbent director must tender his or her letter of resignation for consideration by the Corporate Governance Committee.
In contested elections, directors will be elected by plurality vote. For purposes of the By-Laws, a “contested election” is an election in which the number of nominees for director is greater than the number of directors to be elected.

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PROPOSAL 1:ELECTION OF DIRECTORS
Biographical Information, Skills, and Qualifications of our Board Nominees
Derrick Burks
Independent Director Nominee
Age: 66 Director of Duke Energy since 2022 Retired Managing Partner of Ernst & Young, LLP, Indianapolis office	Committees: • Audit Committee • Finance and Risk Management Committee Other current public directorships: • Equity LifeStyle Properties, Inc. • Kite Realty Group Trust KRG
Mr. Burks retired from the public accounting firm of Ernst & Young, LLP in 2017, where he served as managing partner of the Indianapolis office for 13 years. Prior to this time, Mr. Burks worked for 24 years for the public accounting firm of Arthur Andersen, where he served for three years as managing partner of the Indianapolis office.

Skills and qualifications:
Mr. Burks’ qualifications for election include his experience as an independent public accountant for large corporations and public companies requiring SEC expertise during his time with Ernst & Young and Arthur Andersen, including initial public offerings requiring SEC expertise. Throughout his career he has served companies in various industries, including energy and utilities, and obtained valuable expertise in the areas of environmental operations and regulations, ESG, regulatory, and risk management. His skills and experience in this area, as well as his knowledge of the Indiana service territory, are valuable contributions to the Board.

Annette K. Clayton
Independent Director Nominee
Age: 59 Director of Duke Energy since 2019 President and CEO, North America Operations, Schneider Electric SA	Committees: • Audit Committee • Operations and Nuclear Oversight Committee Other current public directorships: • NXP Semiconductors N.V.
Ms. Clayton has been President and CEO of Schneider Electric North America, a global electrical equipment manufacturer, and a member of the Executive Committee since June 2016. She also served as Chief Supply Chain Officer from June 2016 until January 2019. From May 2011 to present, she has served as a Member of the Executive Committee. Prior to her employment at Schneider Electric, Ms. Clayton served at Dell, Inc. as Vice President of Global Supply Chain Operations and Vice President of Dell Americas operations, and at General Motors as President of their Saturn subsidiary, Corporate Vice President of Global Quality, and a member of their strategy board. Ms. Clayton previously served on the board of directors of Polaris Inc. for 18 years until 2021 and currently serves on the board of NXP Semiconductors N.V..
Skills and qualifications:

Ms. Clayton’s qualifications for election include her experience as senior management of Schneider Electric overseeing the strategic direction and financial accountability of the company’s North America operations. In her role as President and CEO of Schneider Electric North America, she has gained experience in customer service through her direct responsibility for the customer call centers, in cybersecurity and technology through Schneider Electric’s work with the government on cybersecurity infrastructure, and the digital transformation of their supply chain, and in environmental regulations, clean energy and ESG issues through work with Schneider Electric’s sustainability division, through her oversight of Schneider Electric’s Safety and Environment function, and as a Thought Leader on sustainable procurement for manufacturing with the World Economic Forum in Davos, Switzerland. She also has human capital management experience through her work on talent management initiatives, succession planning, and supply chain workforce planning at Schneider Electric. These skills uniquely fit the skillsets that benefit Duke Energy in our corporate strategy.

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PROPOSAL 1:ELECTION OF DIRECTORS
Theodore F. Craver, Jr.
Independent Director Nominee
Age: 71 Independent Lead Director Director of Duke Energy since 2017 Retired Chairman, President and CEO, Edison International	Committees: • Compensation and People Development Committee • Corporate Governance Committee (Chair) Other current public directorships: • Wells Fargo & Company
Mr. Craver was Chairman, President and CEO of Edison International, the parent company of a large California utility and various competitive electric businesses, from 2008 until his retirement in 2016. From 2005 to 2007, Mr. Craver served as CEO of Edison Mission Energy, a subsidiary of Edison International. Prior to his appointment as CEO of Edison Mission Energy, Mr. Craver served as CFO of Edison International from 2000 to 2004. He started at Edison International in 1996 after leaving First Interstate Bancorp, where he was Executive Vice President and Corporate Treasurer. Mr. Craver is a former member of the ESCC, the organization that is the principal liaison between the federal government and the electric power sector responsible for coordinating efforts to prepare for, and respond to, national-level disasters or threats to critical infrastructure. Mr. Craver currently serves as a Senior Advisor to Blackstone’s Global Infrastructure Fund and as a Senior Advisor to Bain & Company. He also served as a member of the Economic Advisory Council of the Federal Reserve Bank of San Francisco, on the Board of Advisors of Mobility Impact Partners, and, in 2019, joined the Advisory Board of the Center on Cyber and Technology Innovation, which is a research institute focusing on national security and foreign policy. Mr. Craver has served as Independent Lead Director since May 2022.
Skills and qualifications:

Mr. Craver’s qualifications for election include his experience as CEO of Edison International, which gives him in-depth knowledge of the utility industry and the regulatory arena, including environmental regulations, as well as his financial and risk management experience obtained as a CFO at Edison International, and at First Interstate Bancorp as the Chair of the Asset and Liability Committee, which was responsible for the oversight of risk management within the organization. Mr. Craver’s experience in the industry also gives him a keen awareness of the needs of utility customers during this time of industry change. In addition, Mr. Craver’s experience with grid cybersecurity as a member of the Steering Committee of the ESCC and as a member of the Advisory Board of the Center on Cyber and Technology Innovation gives him insight into this crucial area for Duke Energy. In 2018, he earned the CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors.

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PROPOSAL 1:ELECTION OF DIRECTORS
Robert M. Davis
Independent Director Nominee
Age: 56 Director of Duke Energy since 2018 President and CEO, Merck & Co. Inc.	Committees: • Corporate Governance Committee • Finance and Risk Management Committee (Chair) Other current public directorships: • Merck
Mr. Davis has been President and CEO of Merck, a global health care company that provides prescription medicines, vaccines, and other health solutions, since July 2021. He became President in April 2021. Prior to that he had been CFO at Merck since April 2014 and CFO and Executive Vice President, Global Services since 2016. Prior to Merck, Mr. Davis worked for Baxter International, Inc. as Corporate Vice President and President of Medical Products from 2010 to 2014, Corporate Vice President and President of Baxter International’s renal business in 2010, Corporate Vice President and CFO from 2006 to 2010, and Treasurer from 2004 to 2006. Mr. Davis previously served on the board of directors of C.R. Bard until its merger with Becton, Dickinson and Company in December 2017.
Skills and qualifications:

Mr. Davis’ qualifications for election include his significant experience in regulatory matters, finance, and risk management obtained during his service as the CEO of Merck and as CFO prior to that. During his service as CFO, enterprise risk management and finance were within his areas of responsibility. In addition, he gained significant experience in these areas while serving in a variety of management and finance roles at Baxter International. Mr. Davis’ legal knowledge, obtained when he earned his Doctor of Jurisprudence, adds additional insight to the Board’s discussions of legal and risk issues. Mr. Davis also has significant experience with technology and cybersecurity as a result of his direct oversight of those areas during his time as CFO of Merck and at Baxter International. Mr. Davis’ experience at Merck provides valuable insight into navigating an industry undergoing rapid transformation.

Caroline Dorsa
Independent Director Nominee
Age: 63 Director of Duke Energy since 2021 Retired Executive Vice President and CFO, Public Service Enterprise Group Incorporated	Committees: • Audit Committee • Compensation and People Development Committee Other current public directorships: • Biogen Inc. • Illumina, Inc. • Intellia Therapeutics, Inc.
Ms. Dorsa served as the Executive Vice President and CFO of Public Service Enterprise Group, a diversified energy company, from April 2009 until her retirement in October 2015, and served on its board of directors from February 2003 to April 2009. She also served in numerous senior management positions at Merck, Gilead Sciences, and Avaya prior to joining Public Service Enterprise Group. Ms. Dorsa previously served as a trustee on the boards of the Goldman Sachs Asset Management ETF and Closed End funds.
Skills and qualifications:

Ms. Dorsa’s qualifications for election include her financial acumen, her cybersecurity and technology experience, and her understanding of the regulatory and human capital management risks in the energy industry, gained during her time at Public Service Enterprise Group, where she served as a member of the board of directors, Executive Vice President and CFO, head of the finance department, and was directly responsible for the information technology and business development groups.

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PROPOSAL 1:ELECTION OF DIRECTORS
W. Roy Dunbar
Independent Director Nominee
Age: 61 Director of Duke Energy since 2021 Retired Chairman and CEO of Network Solutions, LLC
Committees:
•
Compensation and People Development Committee

•
Operations and Nuclear Oversight Committee

Other current public directorships:
•
Johnson Controls International, PLC

•
McKesson Corporation

•
SiteOne Landscape Supply, Inc.

Mr. Dunbar has been a developer for solar projects since retiring as Chairman and CEO of Network Solutions in October 2009. He had served as Chairman and CEO since January 2008. Mr. Dunbar also served as the President of Global Technology and Operations for MasterCard Incorporated from September 2004 until January 2008. Prior to MasterCard, Mr. Dunbar worked at Eli Lilly and Company for 14 years, serving as President of Intercontinental Operations, and earlier as Chief Information Officer. Mr. Dunbar is a National Association of Corporate Directors Board Leadership Fellow.
Skills and qualifications:

Mr. Dunbar’s qualifications for election include his experience and insight into environmental regulations, clean energy, ESG issues, and the energy industry during his time as a solar developer and his deep experience across a number of functional disciplines, including the application of information technology across different business sectors. The variety of these experiences in these areas, which are critical to the success of the Company’s strategy make him a uniquely qualified member of the Board.

Nicholas C. Fanandakis
Independent Director Nominee
Age: 66 Director of Duke Energy since 2019 Retired Executive Vice President, DuPont de Nemours, Inc. (fka DowDuPont, Inc.)	Committees: • Audit Committee (Chair) • Finance and Risk Management Committee Other current public directorships: • FTI Consulting, Inc. • ITT Inc.
Mr. Fanandakis is a retired Executive Vice President of DuPont, a holding company with agriculture, materials science, and specialty products businesses. Mr. Fanandakis served as Executive Vice President and CFO at E.I. du Pont de Nemours and Company from 2009 until January 2019 and as Executive Vice President of DuPont until his retirement in July 2019. Prior to 2009, Mr. Fanandakis served in various plant, marketing, product management, and business director roles in the DuPont organization since 1979.
Skills and qualifications:

Mr. Fanandakis’ qualifications for election include his management experience gained during his career in numerous areas of DuPont. In addition to his management experience, Mr. Fanandakis’ expertise in finance, tax, banking, and risk management at a company undergoing transformation is an asset to Duke Energy’s Board.

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PROPOSAL 1:ELECTION OF DIRECTORS
Lynn J. Good
Non-Independent Director Nominee Chair
Age: 63 Director of Duke Energy since 2013 Chair, President and CEO, Duke Energy Corporation	Committees: • None Other current public directorships: • The Boeing Company
Ms. Good has served as Chair, President and CEO of Duke Energy since January 1, 2016, and was Vice Chair, President and CEO of Duke Energy from July 2013 through December 2015. She served as Executive Vice President and CFO of Duke Energy from July 2009 through June 2013.
Skills and qualifications:

Ms. Good is our Chair, President and CEO and was previously our CFO. Her extensive financial and risk management background, as well as her knowledge of the affairs of Duke Energy and our business make her uniquely suited to lead our Board and Duke Energy. Her many years of experience in the utility industry, her knowledge of the associated regulatory issues, technologies, environmental regulations, and customer focus, provide valuable resources for the Board.

John T. Herron
Independent Director Nominee
Age: 69 Director of Duke Energy since 2013 Retired President, CEO and Chief Nuclear Officer, Entergy Nuclear	Committees: • Finance and Risk Management Committee • Operations and Nuclear Oversight Committee (Chair) Other current public directorships: • None
Mr. Herron was President, CEO and Chief Nuclear Officer of Entergy Nuclear, the nuclear operations of Entergy Corporation, an electric utility, from 2009 until his retirement in 2013. Mr. Herron joined Entergy Nuclear in 2001 and held a variety of positions. He began his career in nuclear operations in 1979 and, through his career, held positions at a number of nuclear stations across the country. Mr. Herron is a director of Ontario Power Generation and also has served on the board of directors of INPO.
Skills and qualifications:

Mr. Herron’s qualifications for election include his knowledge and extensive insight gained as a senior executive in the utility industry, including his three decades of experience in nuclear energy. In addition to his nuclear expertise, during Mr. Herron’s career, and particularly during his time as CEO and Chief Nuclear Officer of Entergy Nuclear, he gained significant financial, regulatory, and environmental expertise, as well as an understanding of utility customers. He also obtained risk management expertise, a required skill for those tasked with overseeing the operation of nuclear power plants. Mr. Herron also had direct responsibility for the management of cybersecurity as CEO and Chief Nuclear Officer of Entergy Nuclear.

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PROPOSAL 1:ELECTION OF DIRECTORS
Idalene F. Kesner
Independent Director Nominee
Age: 65 Director of Duke Energy since 2021 Dean Emerita, Indiana University Kelley School of Business	Committees: • Corporate Governance Committee • Finance and Risk Management Committee Other current public directorships: • Berry Global Group, Inc. • Olympic Steel, Inc.
Dr. Kesner is the Dean Emerita and the Frank P. Popoff Chair of Strategic Management at the Indiana University Kelley School of Business. She served as dean for Indiana University’s Kelley School of Business from July 2013 until July 31, 2022. Dr. Kesner joined the Kelley School faculty in 1995, coming from a titled faculty position at the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. While at Indiana University, Dr. Kesner served as co-director of the School’s Consulting Academy, Chair of Kelley’s Full-Time M.B.A. Program, Chair of the Department of Management and Entrepreneurship, and Associate Dean for Faculty & Research. In addition to teaching various graduate-level courses in the area of strategic management, Dr. Kesner has taught in more than 100 executive programs and served as a consultant for many national and international firms, working on strategic issues. Her research has focused on the areas of corporate boards of directors, corporate governance, and mergers and acquisitions. Dr. Kesner serves on the board of advisors for Lincoln Industries, and she serves on the board of directors for American Family Insurance, Olympic Steel, Inc., and Berry Global Group, Inc. She was previously a member of the board of directors of Main Street America Group and Sun Life Financial.
Skills and qualifications:

Dr. Kesner’s qualifications for election include her risk governance, strategy, executive succession and executive training and development expertise obtained as part of her educational background, as well as her work on the boards of other highly regulated companies, and her customer service and regulatory knowledge obtained as a leader at Indiana University, a public state organization.

E. Marie McKee
Independent Director Nominee
Age: 72 Director of Duke Energy since 2012 Retired Senior Vice President, Corning Incorporated	Committees: • Compensation and People Development Committee (Chair) • Corporate Governance Committee Other current public directorships: • None
Ms. McKee is a retired Senior Vice President of Corning Incorporated, a manufacturer of components for high-technology systems for consumer electronics, mobile emissions controls, telecommunications, and life sciences. Ms. McKee has over 35 years of experience obtained at Corning, where she held a variety of management positions with increasing levels of responsibility, including Senior Vice President of Human Resources from 1996 until 2010, President of Steuben Glass from 1998 until 2008, and President of The Corning Museum of Glass and The Corning Foundation from 1998 until 2014.
Skills and qualifications:

Ms. McKee’s qualifications for election include her senior management experience in human resources, which provides her with a thorough knowledge of ESG, human capital management, and compensation practices. Her prior experience as a senior executive of Corning Incorporated has also given her excellent operating skills and an understanding of environmental regulations, technology, and risk management with regard to the manufacturing process, which aids the Board in its oversight of environmental and health and safety matters.

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PROPOSAL 1:ELECTION OF DIRECTORS
Michael J. Pacilio
Independent Director Nominee
Age: 62 Director of Duke Energy since 2021 Retired Executive Vice President and COO, Exelon Generation, Exelon Corp.	Committees: • Audit Committee • Operations and Nuclear Oversight Committee Other current public directorships: • None
Mr. Pacilio is a retired Executive Vice President and COO of Exelon Generation, one of the largest competitive power generators in the United States, with the nation’s largest nuclear fleet and a balanced portfolio of natural gas, hydro, wind, and solar generation. Mr. Pacilio had nearly 40 years of experience at Exelon, where he held a variety of management positions within Exelon Nuclear and Exelon Generation, including President and Chief Nuclear Officer, and has held numerous leadership roles outside of Exelon, including leading the nuclear sector’s response to the Fukushima tsunami, helping to develop national industry equipment on digital equipment and cybersecurity, and roles within INPO, the World Nuclear Association, and the Nuclear Energy Institute, where he served on the executive committee of the board of directors.
Skills and qualifications:

Mr. Pacilio’s qualifications for election include his extensive knowledge of the nuclear industry, which relies heavily on an understanding and application of risk management and regulatory expertise. His understanding of the financial, operational, and environmental requirements for carbon-free generation, including nuclear, wind, and solar, will provide valuable insight to the Board as the Company navigates our clean energy transition. In addition, Mr. Pacilio’s cybersecurity and technology experience within the industry will be valuable as the Company continues to utilize digital innovation to become more efficient.

Thomas E. Skains
Independent Director Nominee
Age: 66 Director of Duke Energy since 2016 Retired Chairman, President and CEO, Piedmont Natural Gas Company, Inc.	Committees: • Compensation and People Development Committee • Corporate Governance Committee Other current public directorships: • National Fuel Gas Company • Truist Financial Corporation
Mr. Skains was Chairman, President and CEO of Piedmont, a natural gas local distribution business, until his retirement in 2016. He served as Chairman of Piedmont from December 2003 until October 2016, CEO from February 2003 until October 2016, and as President from February 2002 until October 2016, when Piedmont was acquired by Duke Energy and Mr. Skains joined the Board. Prior to his service as President, Mr. Skains served in various roles, including COO and as Senior Vice President, Marketing and Supply Services, where he directed Piedmont’s commercial natural gas activities.
Skills and qualifications:

Mr. Skains’ qualifications for election include his financial and risk management expertise and public company governance and strategy gained during his time as Chairman, President and CEO of Piedmont. His time at Piedmont also provided him with in-depth knowledge of the natural gas industry, the environmental regulations related to the industry, and the needs of natural gas customers, which is helpful to Duke Energy as we expand our natural gas local distribution business. His prior experience as a corporate energy attorney also gives Mr. Skains insight on legal and regulatory compliance matters.

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PROPOSAL 1:ELECTION OF DIRECTORS
William E. Webster, Jr.
Independent Director Nominee
Age: 69 Director of Duke Energy since 2016 Retired Executive Vice President, Institute of Nuclear Power Operations	Committees: • Corporate Governance Committee • Operations and Nuclear Oversight Committee Other current public directorships: • None
Mr. Webster was Executive Vice President of Industry Strategy for INPO, a nonprofit organization that promotes the highest levels of safety and reliability in the operation of commercial nuclear power plants, until his retirement in June 2016. Mr. Webster has 34 years of experience obtained at INPO, where he held a variety of management positions in the Industry Evaluations, Plant Support, Engineering Support, and Plant Analysis and Emergency Preparedness divisions prior to his retirement. He is the recipient of the 2022 Henry Dewolf Smyth Nuclear Statesman Award sponsored by the ANS and NEI. Mr. Webster currently serves as the Chairman of the Japan Nuclear Safety Institute.
Skills and qualifications:

Mr. Webster’s qualifications for election include the extensive knowledge he gained during his 34 years in the nuclear industry, including experience with respect to environmental laws and reporting for the nuclear industry, and his regulatory expertise through his interface with the NRC on making new nuclear safety rules after the Fukushima accident in Japan. At INPO, Mr. Webster also was responsible for the development of risk management guidelines for the nuclear industry. These skills, as well as his operational and engineering expertise, are an asset to the Board and its committees as the Company focuses on operational excellence.

The Board of Directors Recommends a Vote “FOR” Each Nominee.
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INFORMATION ON THE BOARD OF DIRECTORS
Our Board Leadership Structure
The Board regularly evaluates the leadership structure of Duke Energy and may consider alternative approaches, as appropriate, over time. The Board believes that Duke Energy and our shareholders are best served by the Board retaining discretion to determine the appropriate leadership structure based on what it believes is best for Duke Energy at a particular point in time, including whether the same individual should serve as both Chair and CEO, or whether the roles should be separate.
Lynn Good serves as Duke Energy’s Chair, President and CEO. Our Board believes that combining the Chair and CEO roles at this time fosters clear accountability, effective decision-making, and execution of corporate strategy.
Independent Lead Director Responsibilities
The Board recognizes the importance of independent oversight over management as well and has structured the Board with a robust independent lead director role that is elected by the independent members of the Board. The Independent Lead Director’s responsibilities, which meet the latest corporate governance standards set by the National Association of Corporate Directors, include:
•
serving as liaison between the Chair and CEO and the independent directors;

•
leading, in conjunction with the Corporate Governance Committee, the process for the review of the CEO;

•
leading, in conjunction with the Corporate Governance Committee, the Board, committee, and individual director self-assessment review process;

•
presiding at the executive sessions of the independent members of the Board at every regularly scheduled meeting;

•
assisting the Chair and CEO in setting, reviewing, and approving agendas and schedules of Board meetings;

•
approving meeting schedules to assure there is sufficient time for discussion of all agenda items;

•
reviewing and approving information sent to the Board and advising on quality, quantity, and timeliness of information;

•
calling meetings of the independent members of the Board when necessary and appropriate;

•
developing topics for discussion during executive sessions of the Board;

•
assisting the Chair and CEO to promote the efficient and effective performance and functioning of the Board; and

•
being available for consultation and direct communication with our major shareholders.

In addition to these enumerated responsibilities of the Independent Lead Director in the Principles for Corporate Governance, the Independent Lead Director is in constant contact with management and the Board – acting as a touchpoint to the Chair and CEO, holding one-on-one calls with directors to receive and encourage feedback among the directors, seeking input on and recommending agenda topics, and following up with directors and management on meeting outcomes and deliverables. The Independent Lead Director also leads the discussion on the Board’s refreshment efforts by working regularly with the Company’s third-party search firm to locate skilled and diverse candidates for the Board. Finally, the Independent Lead Director also leads the Board’s oversight of strategy – leading the Board’s annual strategy retreat and working with the Chair and CEO to align the Board’s committee structures and responsibilities with the Company’s long-term strategy, such as consolidating the responsibilities for the oversight of Duke Energy’s generation fleet under the Operations and Nuclear Oversight Committee in 2019, adding the responsibility for the oversight of ESG goals and strategies to the Corporate Governance Committee in 2020, and eliminating and consolidating the responsibilities of the Regulatory Policy Committee in 2021.
A complete list of the responsibilities of our Independent Lead Director is included in our Principles for Corporate Governance, a copy of which is posted on our website at www.duke-energy.com/our-company/corporate-
governance/principles-corp-governance.

Independence of Directors
The Board has determined that none of the directors, other than Ms. Good, has a material relationship with Duke Energy or any of our subsidiaries, and all are, therefore, independent under the listing standards of the NYSE and the rules and regulations of the SEC.
In making the determination regarding each director’s independence, the Board considered all transactions and the materiality of any relationship with Duke Energy and any of our subsidiaries in light of all facts and circumstances.
The Board may determine a director to be independent if it has affirmatively determined that the director has no material relationship with Duke Energy or our subsidiaries, either directly or as a shareholder, director, officer, or employee of an organization that has a relationship with Duke Energy or our subsidiaries. Independence determinations are generally made when a director joins the Board and on an annual basis at the time the Board approves director-nominees for inclusion in the proxy statement.
The Board also considers its Standards for Assessing Director Independence, which sets forth certain relationships between Duke Energy and our directors and their immediate family members, or affiliated entities, that the Board, in its

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INFORMATION ON THE BOARD OF DIRECTORS
judgment, has deemed to be immaterial for purposes of assessing a director’s independence. Duke Energy’s Standards for Assessing Director Independence are available on our website at www.duke-energy.com/our-company/corporate-governance/board. In the event a director has a relationship with Duke Energy that is not addressed in the
Standards for Assessing Director Independence, the Corporate Governance Committee, which is composed entirely of independent members of the Board, reviews the relationship and makes a recommendation to the nonconflicted, independent members of the Board who determine whether such relationship is material.

Director Attendance

The Board met nine times during 2022 and as of the date of this proxy statement, has met once so far in 2023. During the 2022 Board meetings, our Board held five executive sessions with independent directors only.
Directors are expected to attend at least 75% of Board meetings and the meetings of the committees upon which he or she serves. The overall attendance percentage for our directors was approximately 99% in 2022. Directors are also encouraged to attend the Annual Meeting. All directors who were directors at the time of last year’s Annual Meeting on May 5, 2022, attended the 2022 Annual Meeting.

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INFORMATION ON THE BOARD OF DIRECTORS
Board and Committee Assessments
Each year the Board, with the assistance of the Corporate Governance Committee, conducts an assessment of the Board, each of its committees, and the directors. The assessment process is conducted by a third-party advisor, which allows directors to provide anonymous feedback and promotes candidness among the directors. The third-party advisor aggregates and provides analysis of all results, which is then presented to the Board and committees and discussed in executive session.
In addition to the written assessments conducted annually by the third-party advisor, the Independent Lead Director annually takes the opportunity to meet with each of the directors separately to discuss the performance of the Board and to obtain advice on areas of improvement for the Board and the individual directors. Our Board is committed to effective board succession planning and refreshment, including having honest and difficult conversations, as may be deemed necessary, with individual directors.
Management and the Board then incorporate the feedback received in both the written assessments and the discussions throughout the year.
This annual review process and discussion provides continuous improvement in the overall effectiveness of the directors, committees, and Board, and provides an opportunity for directors to express any concerns they may have. This process also allows the Board to identify opportunities for Board succession and skills, as well as more information on topics for the Board to focus on in the following year.
In the Board’s assessments that were reviewed in early 2022, the Board provided feedback on additional topics they would like to receive education on, guidance on additional metrics they would like to see on a regular basis, and feedback on the best practices during the year that they had observed. In direct response to that feedback, the Board and Committees hosted outside speakers on several topics, held regular presentations by senior leadership on cybersecurity to the Audit Committee throughout the year, which were reported on to the Board, and received regular updates and metrics on industry issues.

INFORMATION ON THE BOARD OF DIRECTORS
Board Role in Management Succession
The independent directors of the Board are actively involved in our management succession planning process. Among the Corporate Governance Committee’s responsibilities described in its charter is to oversee continuity and succession planning. At least annually, the Corporate Governance Committee or full Board reviews the CEO succession plan and makes recommendations to the Board for the successor to the CEO. The Corporate Governance Committee also oversees the evaluation of the CEO. In addition, the Corporate Governance Committee reports to the Board any concerns or issues that might indicate that organizational strengths are not sufficient to meet the requirements of long-range goals.

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INFORMATION ON THE BOARD OF DIRECTORS
Board Oversight of Risk
As is true with other large public companies, Duke Energy faces a myriad of risks, including operational, financial, strategic, and reputational risks that affect every segment of our business. The Board is actively involved in the oversight of these risks in several ways. This oversight is conducted primarily through the Finance and Risk Management Committee of the Board but also through the other committees of the Board, as appropriate. The Finance and Risk Management Committee reviews Duke Energy’s enterprise risk program with management, including the Chief Risk Officer, on a regular basis at its committee meetings. The enterprise risk program, which is reviewed by the full Board annually, includes the identification of a broad range of risks that affect Duke Energy, their probabilities and severity, and incorporates a review of our approach to managing and prioritizing those risks based on input from the officers responsible for the management of those risks.
In addition to the oversight of enterprise risk that is conducted through the Finance and Risk Management Committee, each committee of the Board is responsible for the oversight of certain individual areas of risk that pertain to that committee’s area of focus. Each committee regularly receives updates from the business units in that committee’s area of focus to review the risks in those areas. Throughout the year, each committee chair reports to the full Board regarding the committee’s considerations and actions related to the risks within its area of focus.

Risk Management Oversight Structure

BOARD OF DIRECTORS

The Board oversees all operational, financial, strategic, and reputational risks with oversight of specific risks undertaken within the committee structure. Each committee's oversight responsibilities are described below.

AUDIT COMMITTEE

- Financial reporting
- Internal controls, compliance, and legal matters
- Cybersecurity and technology

CORPORATE GOVERNANCE COMMITTEE

- Sustainability and ESG goals and strategies
- Management succession
- Director independence and related person transactions
- Political activities and public policy initiatives
- Philanthropic strategy and charitable giving

OPERATIONS & NUCLEAR OVERSIGHT COMMITTEE

- Nuclear operations, regulations, and safety
- Operations and environmental, health, and safety matters
- Non-nuclear regulated operations
- Nuclear Cybersecurity

COMPENSATION & PEOPLE DEVELOPMENT COMMITTEE

- Workforce and compensation practices
- Human capital management initiatives, including diversity, equity, and inclusion, employee engagement, and talent development

FINANCE & RISK MANAGEMENT COMMITTEE

- Process to assess and manage enterprise risk
- Financial risks, including market, liquidity, and credit risks
- Risks related to major projects

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INFORMATION ON THE BOARD OF DIRECTORS
Board Oversight of Key Environmental, Social, and Governance Risks
The Board places an emphasis on its oversight of ESG risks because it understands the importance of those issues to the long-term success and vitality of Duke Energy, our customers, and our communities. Some of the key ESG risks that the Board focuses on are climate and environmental operations, strategies, policies, and regulations; human capital management; safety; diversity, equity, and inclusion; cybersecurity, including our information technology and operational technology systems; political expenditures; and ESG disclosures. The Board continued to focus on these issues in 2022 and so far in 2023.
 Environmental — Climate and other environmental matters
•
The Board reviewed issues related to our climate strategy, opportunities, and risks at every regularly scheduled Board meeting and invited outside speakers to discuss these issues with the Board. These topics included discussions of:

•
Emerging technologies, our greenhouse gas emission reduction goals, and our generation fleet transition;

•
Customer needs as it relates to clean energy; and

•
Federal and state policy and regulations.

•
The Compensation and People Development Committee incorporated a qualitative climate goal into the Company’s STI Plan for the first time in 2021, and in 2022, the Compensation and People Development Committee incorporated a quantitative goal into the STI Plan, as further described on page 45 of this proxy statement. These goals further enhance other ESG performance measures in our compensation plans.

 Social — Human capital management and diversity, equity, and inclusion
•
The Compensation and People Development Committee discussed and reviewed issues and metrics regarding employee engagement trends, diversity and inclusion metrics and progress on those metrics, and plans to support our clean energy transition.

•
The Corporate Governance Committee regularly discussed charitable contributions and priority areas, including contributions for diversity initiatives in the communities that our utilities serve. In fiscal year 2022, Duke Energy and the Duke Energy Foundation invested nearly $39 million to directly support our communities by providing funding to nonprofits focused on bill pay assistance for low-income customers, energy efficiency programs, and current and new Duke Energy Foundation grants.

•
The Operations and Nuclear Oversight Committee reviews the Company’s health and safety performance at each regular committee meeting.

 Governance — Cybersecurity and political expenditures and ESG disclosures oversight
•
Senior leadership briefs the Board and Audit Committee on information security matters several times throughout the year. In 2022, the Audit Committee received updates on cybersecurity/information security from the Company’s Chief Information Officer and/or other members of senior leadership, and reviewed metrics and trends, at three regularly scheduled meetings, and the full Board received an additional cybersecurity update. The reviews presented to the Audit Committee were followed with an update to the full Board by the Chair of the Audit Committee.

•
Within the last three years, the Company has only experienced immaterial information security breaches for which the total expenses incurred were immaterial.

•
The Company, including members of the Board, participated in tabletop exercises during the year, including with participants from other companies and governmental agencies.

•
The Audit Committee discussed the Company’s ESG disclosures, processes, and disclosure frameworks.

•
The Corporate Governance Committee regularly reviewed the Company’s political expenditures, as well as the Company’s processes and priorities related to those political expenditures.

•
The Corporate Governance Committee also reviewed the feedback from shareholders regarding the Company’s political expenditures and the alignment of the Company’s lobbying practices with our climate goals. In response to such feedback, the Corporate Governance Committee supported the publication of the Company’s Trade Association Climate Review in spring 2021, which was expanded in the 2022 report to also reference our trade associations’ alignment with the Paris Climate Agreement, as well as the revisions to the Company’s Political Expenditures Policy.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 25

INFORMATION ON THE BOARD OF DIRECTORS
Shareholder Engagement
We conduct extensive governance reviews and investor outreach so that management and the Board understand and consider the issues that matter most to our shareholders and address them effectively. Shareholder feedback has been invaluable to us in enhancing our practices, policies, and related disclosures. In 2022, we reached out to holders of approximately 40% of Duke Energy’s outstanding common shares, and engaged with shareholders representing more than one third of Duke Energy’s common stock. We engaged with every shareholder who accepted our offer to meet, as well as every shareholder who requested to meet with us. These discussions included members of management and, in some instances, our CEO as well as independent members of our Board, including our Lead Independent Director.
Topics discussed with our shareholders in 2022 included:
•
Highlights from our October 4, 2022, Energy Transition Update, including our new interim Scope 1, 2 and 3 targets and updated renewables goals, our coal retirement plan, and our updated capital plan and associated economic impact study;

•
Our shareholder proposal for the 2022 Annual Meeting;

•
Latest update on the North Carolina Carbon Plan filing and subsequent order, including details regarding the proposed generation mixes and near-term actions;

•
Preview of what the Inflation Reduction Act means for our energy transition and customers;

•
Our human capital management and diversity initiatives for our workforce, including our Just Transition Principles released in 2022, which are focused on four key areas: employees, customers, communities, and economic development;

•
Board oversight and composition, including board refreshment, diversity and skills, onboarding, continuing education, and review process;

•
Our executive compensation program and how we incorporate our climate-related goals quantitatively into the metrics;

•
Our enhanced lobbying practices and disclosures, and how they are aligned with our corporate climate strategy; and

•
Updates on our business performance and strategy, including financial results, growth targets, regulatory matters, and strategic initiatives.

The Corporate Governance Committee reviewed the feedback from these discussions, which helped to inform decisions discussed in this proxy statement, including our coal retirement plan, the expansion of our net-zero by 2050 goal to include Scope 2 emissions and certain Scope 3 emissions and new interim Scope 1, 2 and 3 emissions reduction targets. Additional information on our discussions with shareholders regarding executive compensation matters is provided on page 42.

Our Year Round Approach to Shareholder Engagement

SUMMER

The Corporate Governance Committee reviews shareholder votes at our most recent Annual Meeting, as well as the results at other annual meetings globally, in order to stay in touch with current governance practices.

FALL

We meet with shareholders to discuss topics of interest to our shareholders, including corporate governance practices, executive compensation, and our energy transition strategy, as well as to listen to any of their concerns and priorities.

WINTER

The Corporate Governance Committee reviews the feedback from the fall shareholder meetings and discusses Duke Energy's corporate governance practices in light of those discussions.

SPRING

We meet again with our shareholders to discuss the matters being voted on at the upcoming Annual Meeting and the Corporate Governance Committee reviews the feedback from the spring shareholder meetings.

26 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

INFORMATION ON THE BOARD OF DIRECTORS
Board of Directors Committees
The Board has five standing committees described below. Each committee operates under a written charter adopted by the Board. The charters are posted on our website at www.duke-energy.com/our-company/corporate-governance/board-committee-charters. Each committee has primary responsibility for the oversight of the issues discussed below. After each committee meeting, the chair of each committee provides a thorough update to the full Board of each of the items reviewed, discussed, or approved at the committee meeting. See page 25 of this proxy statement for more detail regarding committee oversight of certain key ESG risks throughout 2022.
BOARD COMMITTEE MEMBERSHIP ROSTER(1)
Name	Audit	Compensation and People Development	Corporate Governance	Finance and Risk Management	Operations and Nuclear Oversight
Derrick Burks	✓			✓
Annette K. Clayton	✓				✓
Theodore F. Craver, Jr.		✓	C
Robert M. Davis			✓	C
Caroline Dorsa	✓	✓
W. Roy Dunbar		✓			✓
Nicholas C. Fanandakis	C			✓
Lynn J. Good
John T. Herron				✓	C
Idalene F. Kesner			✓	✓
E. Marie McKee		C	✓
Michael J. Pacilio	✓				✓
Thomas E. Skains		✓	✓
William E. Webster, Jr.			✓		✓

(C)
Committee Chair

(1)
As of March 23, 2023

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 27

INFORMATION ON THE BOARD OF DIRECTORS
Audit Committee
Meetings in 2022: 7
Nicholas C. Fanandakis, Chair	Committee Members Nicholas C. Fanandakis, Chair* Derrick Burks* Annette K. Clayton* Caroline Dorsa* Michael J. Pacilio* * Designated as an Audit Committee Financial Expert by the Board

•
The Audit Committee considers risks and matters related to financial reporting, internal controls, compliance, legal, and cybersecurity and technology.

•
As part of its responsibilities, the Audit Committee selects and retains an independent registered public accounting firm to conduct audits of the accounts of Duke Energy and our subsidiaries. Throughout 2022, it reviewed with the independent registered public accounting firm the scope and results of their audits, as well as the accounting procedures, internal controls, and accounting and financial reporting policies and practices of Duke Energy and our subsidiaries, and made reports and recommendations to the Board, as appropriate.

•
The Audit Committee is responsible for approving all audit and permissible non-audit services provided to Duke Energy by our independent registered public accounting firm. Pursuant to this responsibility, the Audit Committee adopted the policy on Engaging the Independent Auditor for Services, which provides that the Audit Committee will establish detailed services and related fee levels that may be provided by the independent registered public accounting firm. See page 39 of this proxy statement for additional information on the Audit Committee’s preapproval policy.

•
The Audit Committee also receives, reviews, and acts on complaints and concerns regarding material accounting, internal controls, and auditing matters, including complaints regarding material misconduct on the part of our executive officers that could lead to significant reputational damage to the Company. Information regarding how to report concerns to the Audit Committee is posted on our website at www.duke-energy.com/our-company/corporate-governance/report-concerns-to-the-audit-committee.

•
The Audit Committee has primary responsibility for the oversight of cybersecurity and technology. As part of this, the Audit Committee receives updates throughout the year from the Company’s Chief Information Officer and/or other members of senior management on cybersecurity and grid security issues, compliance with regulations, employee training, and drills at every regularly scheduled Audit Committee meeting. In 2022, the Audit Committee received three updates on cybersecurity as well as an additional cybersecurity update presented to the full Board. It also receives periodic updates on our digital transformation and the operation of, and enhancements to, our financial systems and business and operational technical systems that affect customer experience.

•
The Board has determined that each of the members are “Audit Committee Financial Experts” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. See pages 13, 15, 16, and 19 for a description of the business experience for Mr. Burks, Ms. Clayton, Ms. Dorsa, Mr. Fanandakis, and Mr. Pacilio, all of whom are nominated for election at the Annual Meeting. The Audit Committee has also determined that Ms. Dorsa’s service on the audit committees of more than three public companies will not impair her ability to effectively serve on the Audit Committee.

•
Each of the members has also been determined to be “independent” within the meaning of the NYSE’s listing standards, Rule 10A-3 of the Exchange Act and Duke Energy’s Standards for Assessing Director Independence. In addition, each of the members meets the financial literacy requirements for audit committee membership under the NYSE’s rules and the rules and regulations of the SEC.

•
See pages 25 and 40 for more information on the work of the Audit Committee in 2022.

28 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

INFORMATION ON THE BOARD OF DIRECTORS
Compensation and People Development Committee
Meetings in 2022: 7
E. Marie McKee Chair	Committee Members E. Marie McKee, Chair Theodore F. Craver, Jr. Caroline Dorsa W. Roy Dunbar Thomas E. Skains

•
The Compensation and People Development Committee establishes and reviews our overall compensation philosophy, confirms that our policies and philosophy do not encourage excessive or inappropriate risk-taking by our employees, reviews and approves the salaries and other compensation of certain employees, including all executive officers of Duke Energy, reviews and approves compensatory agreements with executive officers, approves certain equity grants and delegates authority to approve others, and reviews the effectiveness of, and approves changes to, compensation programs. It also makes recommendations to the Board on compensation for independent directors.

•
Management’s role in the compensation-setting process is to recommend compensation programs and assemble information as required by the committee. When establishing the compensation program for our NEOs, the committee considers input and recommendations from management, including Ms. Good, who attends the Compensation and People Development Committee meetings.

•
The Compensation and People Development Committee has engaged FW Cook as its independent compensation consultant. The compensation consultant attends each committee meeting and provides advice to the committee at the meetings, including providing, reviewing, and commenting on market compensation data used to establish the compensation of the executive officers and directors. The consultant has been instructed that it shall provide completely independent advice to the Compensation and People Development Committee and is not permitted to provide any services to Duke Energy other than at the direction of the Compensation and People Development Committee.

•
As part of its responsibilities, the Compensation and People Development Committee also oversees human capital management initiatives, including with respect to diversity, equity, and inclusion, employee engagement, and talent development.

•
Each of the members of the Compensation and People Development Committee has been determined to be “independent” within the meaning of the NYSE’s listing standards, Rule 10C-1(b) of the Exchange Act, and Duke Energy’s Standards for Assessing Director Independence.

•
Compensation and People Development Committee Interlocks and Insider Participation. During 2022, Ms. McKee, Mr. Craver, Ms. Dorsa, Mr. Dunbar, and Mr. Skains served as members of the Compensation and People Development Committee. None of the Compensation and People Development Committee members were officers or employees of Duke Energy, a former officer of Duke Energy, or had any business relationships requiring review and disclosure under our Related Person Transactions Policy.

•
See pages 25, 35, and 41 through 77 of this proxy statement for more information on the work of the Compensation and People Development Committee in 2022.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 29

INFORMATION ON THE BOARD OF DIRECTORS
Corporate Governance Committee
Meetings in 2022: 5
Theodore F. Craver, Jr. Chair	Committee Members Theodore F. Craver, Jr., Chair Robert M. Davis Idalene F. Kesner E. Marie McKee Thomas E. Skains William E. Webster, Jr.

•
The Corporate Governance Committee considers risks and matters related to corporate governance and our policies and practices with respect to environmental, social and governance strategies and goals, including political activities, philanthropic strategy and charitable giving, sustainability, and reviewing and understanding proposals by shareholders.

•
The Corporate Governance Committee recommends the size and composition of the Board and its committees and recommends potential CEO successors to the Board.

•
The Corporate Governance Committee also recommends to the Board the slate of nominees, including any nominees recommended by shareholders, for director at each year’s Annual Meeting and when vacancies occur or in anticipation of other vacancies and needs of the Board, the names of individuals who would make suitable directors of Duke Energy. This committee may engage an external search firm or a third party to assist in identifying or evaluating a potential nominee.

•
The Corporate Governance Committee performs an annual evaluation of the performance of the CEO with input from the full Board. The Corporate Governance Committee assists the Board in its annual determination of director independence and review of any related person transactions, as well as the Board’s annual assessment of the Board and each of its committees.

•
Each of the members of the Corporate Governance Committee has been determined to be “independent” within the meaning of the NYSE’s listing standards and Duke Energy’s Standards for Assessing Director Independence.

•
See pages 25 and 32 through 34 of this proxy statement for more information on the work of the Corporate Governance Committee in 2022.

Finance and Risk Management Committee
Meetings in 2022: 6
Robert M. Davis Chair	Committee Members Robert M. Davis, Chair Derrick Burks Nicholas C. Fanandakis John T. Herron Idalene F. Kesner

•
The Finance and Risk Management Committee is primarily responsible for the oversight of financial risk and enterprise risk at Duke Energy. This oversight function includes reviews of our long- and short-term financial objectives, evaluating financing requirements, and making recommendations to the Board regarding dividends, financing plans, and fiscal policies.

•
The Finance and Risk Management Committee reviews the financial exposure of Duke Energy, as well as mitigation strategies, reviews Duke Energy’s enterprise risk exposures, and provides oversight for the process to assess and manage enterprise risk.

•
The Finance and Risk Committee also reviews the financial impacts of major projects and capital expenditures, as well as the financial and risk implications of any significant transaction requiring Board approval.

30 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

INFORMATION ON THE BOARD OF DIRECTORS
Operations and Nuclear Oversight Committee
Meetings in 2022: 4
John T. Herron Chair	Committee Members John T. Herron, Chair Annette K. Clayton W. Roy Dunbar Michael J. Pacilio William E. Webster, Jr.

•
The Operations and Nuclear Oversight Committee provides oversight of the nuclear safety, operational and financial performance, as well as operational risks, long-term plans, strategies, and nuclear cybersecurity of Duke Energy’s nuclear power program. The oversight role is one of review, observation, and comment, and in no way alters management’s authority, responsibility, or accountability.

•
The Operations and Nuclear Oversight Committee is also responsible for the oversight of Duke Energy’s environmental, health, and safety goals and policies, including ash management, and the operational performance of Duke Energy’s utilities with regard to energy supply, delivery, fuel procurement, and transportation.

•
The Operations and Nuclear Oversight Committee visits each of Duke Energy’s operating nuclear power stations periodically and reviews each station’s nuclear safety, operational, and financial performance.

•
The Operations and Nuclear Oversight Committee also reviews the operational and safety performance of our generation assets at every regularly scheduled meeting.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 31

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE
The following is the report of the Corporate Governance Committee with respect to its philosophy, responsibilities, and initiatives. The Corporate Governance Committee’s charter is available on our website at www.duke-energy.com/our-company/corporate-governance/board-committee-charters/corporate-governance and is summarized below. Additional information about the Corporate Governance Committee and its members is detailed on page 30 of this proxy statement.
Philosophy and Responsibilities
We believe that sound corporate governance has three components:
•
Board independence;

•
processes and practices that foster sound decision-making by both management and the Board; and

•
balancing the interests of all of our stakeholders – our investors, customers, employees, the communities we serve, and the environment.

Membership. The committee must be comprised of three or more members, all of whom must qualify as independent directors under the listing standards of the NYSE and other applicable rules and regulations.
Responsibilities. The committee’s responsibilities include, among other things:
•
implementing policies regarding corporate governance matters;

•
assessing the Board’s membership needs and recommending nominees;

•
recommending to the Board those directors to be selected for membership on, or removal from, the various Board committees and those directors to be designated as chairs of Board committees;
•
sponsoring and overseeing annual performance evaluations for the Board and its various committees, as well as the CEO;

•
overseeing Duke Energy’s political expenditures and activities pursuant to the Political Expenditures Policy;

•
reviewing our charitable contributions and community service policies and practices;

•
reviewing Duke Energy’s policies, programs, and practices with regard to sustainability;

•
reviewing Duke Energy’s ESG strategies and goals and any trends that may affect the Company; and

•
reviewing Duke Energy’s engagements with shareholders.

The committee may also conduct or authorize investigations into or studies of matters within the scope of the committee’s duties and responsibilities, and may retain, at Duke Energy’s expense, and in the committee’s sole discretion, consultants to assist in such work as the committee deems necessary.

Governance Policies
All of the Board committee charters, as well as our Principles for Corporate Governance, Code of Business Ethics for Employees, and Code of Business Conduct & Ethics for Directors, are available on our website at www.duke-energy.com/our-company/corporate-governance.
Any amendments to or waivers from our Code of Business Ethics for Employees with respect to executive officers or
Code of Business Conduct & Ethics for Directors must be approved by the Board and posted on our website.
In addition, information regarding how to report actual or suspected violations of our Code of Business Ethics, either through our anonymous EthicsLine or otherwise, is provided on the Ethics section of our website at www.duke-energy.com/our-company/about-us/ethics.

Board Composition
Board Refreshment
The Board annually reviews its composition, skills, and needs in the context of Duke Energy’s overall strategy. As part of the Board’s overall refreshment, the Board has adopted a retirement policy within our Principles for Corporate Governance.
Pursuant to this policy, the Board considers 75 years, as of the date of the Annual Meeting, to be the maximum age for an independent director to remain on the Board. However, the Corporate Governance Committee actively evaluates the composition of the Board and based on such evaluation, it is understood that not all directors will necessarily remain on the Board until age 75. The Committee’s evaluation of the composition of the Board considers diversity, including skills and experiences needed on the Board to properly discharge its responsibilities. The Committee strives to achieve a balance between director refreshment and director continuity, with proper consideration given to avoiding a cluster of retirements in any one year. In this regard, the Committee annually conducts a thorough review of the current composition of the Board and recommends a slate of

32 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE
directors for Board approval to be included in the Company’s proxy statement and presented at the Annual Meeting.
Director Qualifications and Diversity. The Board recognizes that a diverse Board, management, and workforce is key to Duke Energy’s success and believes that diversity of background, skillsets, experience, thought, ethnicity, race, gender, age, and nationality, are important considerations in selecting candidates.
This commitment to diversity is evidenced in the backgrounds, skills, and qualifications of the directors who have been nominated, as well as the diversity of Duke Energy’s executives and workforce, starting with our Chair, President and CEO, Lynn Good, who was selected by the Board to lead Duke Energy in 2013, and the diverse senior management team that reports to her.
The Board strives to have diverse members representing a range of experiences and qualifications in areas that are relevant to Duke Energy’s business and strategy. As part of the search process, the committee looks for the most qualified candidates, including women and minorities, with the following characteristics:
•
fundamental qualities, such as high standards of ethics, integrity, and fairness;

•
a genuine interest in Duke Energy and a recognition that, as a member of the Board, one is accountable to the shareholders of Duke Energy, not to any particular interest group;

•
a broad business background or understanding of business and financial affairs of a large, complex organization;

•
diversity, including racial and ethnic diversity, gender, experiences, skills, and qualifications;

•
executive management experience at a highly complex organization, such as a corporation, university, or major unit of government, or a professional who regularly advises such organizations;

•
no conflict of interest or legal impediment to the duty of loyalty owed to Duke Energy and our shareholders;

•
willingness to commit sufficient time;

•
compatibility and ability to work well with other directors and executives in a team effort with a view to a long-term relationship with Duke Energy as a director;

•
independent opinions and willingness to state them in a constructive manner; and

•
willingness to become a shareholder of Duke Energy (within a reasonable time of election to the Board).

Director Candidate Recommendations. The committee may engage a third party from time to time to assist in identifying and evaluating director-nominee candidates, in addition to current members of the Board standing for re-election. The committee will provide the third party, based on the profile described above, the characteristics, skills, and experiences that may complement those of our existing members. The third party will then provide recommendations for nominees with such attributes. The committee considers nominees recommended by shareholders on a similar basis, taking into account, among other things, the profile criteria described above and the nominee’s experiences and skills. In addition, the committee considers the shareholder-nominee’s independence with respect to both Duke Energy and the recommending shareholder. All of the nominees on the proxy card were recommended by the committee.
Shareholders interested in submitting nominees as candidates for election as directors must provide timely written notice to the Corporate Governance Committee, c/o Kodwo Ghartey-Tagoe, Executive Vice President, Chief Legal Officer and Corporate Secretary, Duke Energy Corporation, DEP-10I, P.O. Box 1414, Charlotte, NC 28201-1414 or by email to our Corporate Secretary at InvestDUK@duke-energy.com. The written notice must set forth, as to each person whom the shareholder proposes to nominate for election as director:
•
the name and address of the recommending shareholder(s), and the class and number of shares of common stock of Duke Energy that are beneficially owned by the recommending shareholder(s);

•
a representation that the recommending shareholder(s) is a holder of record of common stock of Duke Energy entitled to vote at the Annual Meeting and intends to attend the Annual Meeting remotely or by proxy to nominate the person(s) specified in the written notice;

•
the name, age, business address, principal occupation, and employment of the recommended nominee;

•
any information relevant to a determination of whether the recommended nominee meets the criteria for Board membership established by the Board and/or the Corporate Governance Committee;

•
any information regarding the recommended nominee relevant to a determination of whether the recommended nominee would be considered independent under the applicable NYSE rules and SEC rules and regulations;

•
a description of any business or personal relationship between the recommended nominee and the recommending shareholder(s), including all arrangements or understandings between the recommended nominee and the recommending shareholder(s) and any other person(s) (naming such person(s)) pursuant to which the nomination is to be made by the recommending shareholder(s);

•
a statement, signed by the recommended nominee, (i) verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation; (ii) affirming the recommended nominee’s willingness to be a director; and (iii) consenting to serve as a director if so elected;

•
if the recommending shareholder(s) has beneficially owned more than 5% of Duke Energy’s common stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the rules and regulations of the SEC;

•
if the recommending shareholder(s) intends to solicit proxies in support of such recommended nominee, a representation to that effect; and

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 33

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE
•
all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act, including, without limitation, information regarding: (i) the recommended nominee’s business experience; (ii) the class and number of shares of capital stock of Duke Energy, if any, that are beneficially owned by the recommended nominee; and (iii) material relationships or transactions, if any, between the recommended nominee and Duke Energy’s management.

Shareholder Director Candidate Nominations for Inclusion in the 2024 Proxy Statement through Proxy Access. Our By-Laws permit shareholders to nominate a director pursuant to our proxy access provision for the 2024 Annual Meeting. Please see the Shareholder Director Nominations for Inclusion in the 2024 Proxy Statement section on page 96 of this proxy statement for more information on the requirements and timing for submission.
Shareholder Director Candidate Nominations for Presentation at the 2024 Annual Meeting Not Included in the 2024 Proxy Statement. Our By-Laws also set forth the procedures that a shareholder must follow to nominate a director candidate pursuant to our advance notice By-Law provision. Please see the Shareholder Director Nominations and Other Shareholder Proposals for Presentation at the 2024 Annual Meeting Not Included in the 2024 Proxy
Statement section on page 96 of this proxy statement for more information on the requirements and timing for submission.
Director Onboarding. Over half of our Board members have joined the Board in the last five years. In order to help those new directors quickly transition into their roles on the Board, the director onboarding process has become increasingly important. Immediately following their appointment, each new director meets individually with the senior executives responsible for the Company’s major lines of business and operations so that new directors may better understand the issues involved in all aspects of Duke Energy’s business. In addition to discussing Duke Energy’s businesses and operations, the new directors learn about our corporate governance practices and policies; the financial and technical aspects of our electric utility, natural gas, and commercial renewables businesses; the enterprise’s significant risks; our long-term strategy; and Duke Energy’s long-standing mission to provide clean, reliable, and affordable energy for our customers.
Finally, new members to our Audit and Compensation and People Development Committees typically have a separate orientation to learn more about each committee’s responsibilities, policies, and practices, and the matters that regularly come before the committee.

Communications and Engagements with Directors
Interested parties can communicate with any of our directors by sending an email to our Corporate Secretary at InvestDUK@duke-energy.com or by writing to our Corporate Secretary at the following address:
Corporate Secretary
Kodwo Ghartey-Tagoe
Executive Vice President, Chief Legal Officer and Corporate
   Secretary
Duke Energy Corporation
DEP-10I
P.O. Box 1414
Charlotte, NC 28201-1414
Interested parties can communicate with our Independent Lead Director by sending an email to InvestDUK@duke-energy.com or by writing to the following address:
Independent Lead Director
c/o Kodwo Ghartey-Tagoe
Executive Vice President, Chief Legal Officer and Corporate
   Secretary
Duke Energy Corporation
DEP-10I
P.O. Box 1414
Charlotte, NC 28201-1414
Our Corporate Secretary will distribute communications to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded, such as spam, junk mail and mass mailings, service complaints, resumes, and other forms of job inquiries, surveys, and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, obscene or similarly unsuitable will be excluded. However, any communication that is so excluded remains available to any director upon request.

Engagements with Directors

Our Board believes that engagement with shareholders is critical to the good governance of Duke Energy. As such, it is committed to responding to shareholder requests for engagement with a member of the Board. Interested parties can seek an engagement with any of our directors by writing to our Corporate Secretary. A member of management will contact interested shareholders upon any such request to learn more information about the nature of the request and arrange a meeting with an appropriate director.

Corporate Governance Committee
Theodore F. Craver, Jr., Chair
Robert M. Davis
Idalene F. Kesner
E. Marie McKee
Thomas E. Skains
William E. Webster, Jr.

34 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

DIRECTOR COMPENSATION
Our director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our shareholders. We compensate directors who are not employed by Duke Energy with a combination of cash and equity awards, along with certain other benefits as described below. Ms. Good receives no compensation for her service on the Board.
The Compensation and People Development Committee annually reviews the director compensation program and recommends proposed changes for approval by the Board. As part of this review, they consider the significant amount of time expended, and the skill level required, by each director not employed by Duke Energy in fulfilling his or her duties on the Board, each director’s role and involvement on the Board and its committees and the market compensation practices and levels of our peer companies.
During its annual review of the director compensation program in 2022, the Compensation and People Development Committee considered an analysis prepared by its independent consultant, FW Cook, which summarized director compensation trends for independent directors and pay levels at the same peer companies used to evaluate the compensation of our NEOs. Following this review, and after considering the advice of FW Cook about market practices and pay levels, the Compensation and People Development Committee recommended, and the Board approved, an increase of $15,000 to the Annual Stock Retainer. No additional changes were made to our director compensation program during 2022.
As a result of this change, our 2022 director compensation program consisted of the following:
Annual Board Stock Retainer for 2022. In 2022, each eligible director received the portion of his or her annual retainer that was payable in stock in the form of fully vested shares. The stock retainer was granted under the Duke Energy Corporation 2015 Long-Term Incentive Plan that was approved by our shareholders.
Deferral Plan. Directors may elect to receive all or a portion of their annual cash compensation on a current basis or defer such compensation under the Directors’ Savings Plan. Deferred amounts are credited to an unfunded account, the balance of which is adjusted for the performance of phantom investment options, including the Duke Energy common stock fund, as elected by the director, and generally are paid when the director terminates his or her service from the Board.
Charitable Giving Program. The Duke Energy Foundation, independent of Duke Energy, maintains the Duke Energy Foundation Matching Gifts Program under which directors and employees generally are eligible to request matching contributions of up to $2,500 per director or employee per calendar year to qualifying institutions. In addition, a donation of $10,000 was made to a designated charity on behalf of Mr. Browning, who retired from the Board of Directors during 2022, and a donation of $1,000 was made to the Share the Light Fund – Foundation for the Carolinas in December 2022 on behalf of each of the directors not employed by Duke Energy who served during 2022.
Expense Reimbursement and Insurance. Duke Energy provides travel insurance to directors and reimburses directors for expenses reasonably incurred in connection with attendance and participation at Board and committee meetings and special functions.
Stock Ownership Guidelines. Directors are subject to stock ownership guidelines, which establish a minimum level of ownership of Duke Energy common stock (or common stock equivalents). Currently, each director not employed by Duke Energy is required to own shares with a value equal to at least five times the annual Board cash retainer (i.e., an ownership level of $625,000) or retain 50% of his or her vested annual equity retainer. All directors were in compliance with the guidelines as of December 31, 2022.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 35

DIRECTOR COMPENSATION
The following table describes the compensation earned during 2022 by each individual, other than Ms. Good, who served as a director during 2022.
Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael G. Browning(1)	62,307	0	11,201	73,508
Derrick Burks(1)	104,513	203,571	3,711	311,795
Annette K. Clayton	125,000	175,000	3,252	303,252
Theodore F. Craver, Jr.	169,616	175,000	3,752	348,368
Robert M. Davis	140,000	175,000	3,752	318,752
Caroline Dorsa	125,000	175,000	3,752	303,752
W. Roy Dunbar	125,000	175,000	1,752	301,752
Nicholas C. Fanandakis	141,346	175,000	1,252	317,598
John T. Herron	145,000	175,000	3,752	323,752
Idalene F. Kesner	125,000	175,000	3,752	303,752
E. Marie McKee	145,000	175,000	3,752	323,752
Michael J. Pacilio	125,000	175,000	3,752	303,752
Thomas E. Skains	125,000	175,000	3,693	303,693
William E. Webster, Jr.	125,000	175,000	3,752	303,752

(1)
Mr. Burks was appointed to the Board on March 1, 2022, and effective May 5, 2022, Mr. Browning retired from the Board.

(2)
Mr. Browning, Ms. Clayton, Dr. Kesner, Mr. Pacilio and Mr. Webster elected to defer their 2022 cash compensation under the Directors’ Savings Plan.

(3)
This column reflects the grant date fair value of the stock awards granted to each eligible director during 2022. The grant date fair value was determined in accordance with the accounting guidance for stock-based compensation. See Note 22 of the Consolidated Financial Statements contained in our 2022 Form 10-K for an explanation of the assumptions made in valuing these awards. Upon joining the Board in March 2022, Mr. Burks received a prorated portion of the 2021 – 2022 annual stock retainer in the form of 286 shares of Duke Energy common stock. In May 2022, each sitting director on the Board received an annual stock retainer in the form of 1,590 shares of Duke Energy common stock. Mr. Burks, Ms. Clayton, Mr. Dunbar, Mr. Fanandakis, Dr. Kesner, Mr. Pacilio, Mr. Skains, and Mr. Webster elected to defer their 2022 – 2023 stock retainer of Duke Energy shares under the Directors’ Savings Plan.

(4)
The All Other Compensation column includes the following for 2022:

Name	Business Travel Accident Insurance ($)	Charitable Contributions ($)	Total ($)
Michael G. Browning	85	11,000	11,201*
Derrick Burks	211	3,500	3,711
Annette K. Clayton	252	3,000	3,252
Theodore F. Craver, Jr.	252	3,500	3,752
Robert M. Davis	252	3,500	3,752
Caroline Dorsa	252	3,500	3,752
W. Roy Dunbar	252	1,500	1,752
Nicholas C. Fanandakis	252	1,000	1,252
John T. Herron	252	3,500	3,752
Idalene F. Kesner	252	3,500	3,752
E. Marie McKee	252	3,500	3,752
Michael J. Pacilio	252	3,500	3,752
Thomas E. Skains	252	3,441	3,693
William E. Webster, Jr.	252	3,500	3,752

*
Includes the cost of a retirement gift.

36 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table indicates the amount of Duke Energy common stock beneficially owned by the directors and executive officers listed in the Summary Compensation Table under Executive Compensation (referred to as the NEOs), and all directors and executive officers as a group as of March 6, 2023. There were 770,648,212 shares of Duke Energy common stock outstanding as of March 6, 2023.
Name or Identity of Group	Total Shares Beneficially Owned(1)	Percent of Class
Derrick Burks	193	*
Annette K. Clayton	13,650	*
Theodore F. Craver, Jr.	11,524	*
Robert M. Davis	10,013	*
Caroline Dorsa	6,032	*
W. Roy Dunbar	3,229	*
Nicholas C. Fanandakis	7,002	*
Kodwo Ghartey-Tagoe	19,050
Lynn J. Good	437,496	*
John T. Herron	26,645	*
Dhiaa M. Jamil	60,255	*
Julia S. Janson	44,102	*
Idalene F. Kesner	3,879	*
E. Marie McKee	177	*
Michael J. Pacilio	1,800	*
Brian D. Savoy	15,921
Thomas E. Skains	27,535	*
William E. Webster, Jr.	4,529	*
Steven K. Young	121,700	*
Directors and executive officers as a group (25)	878,625	*

*
Represents less than 1%.

(1)
Unless otherwise noted, the business address of each of the directors and executive officers in this table is Duke Energy Corporation, DEP-10I P.O. Box 1414, Charlotte, NC 28201-1414. In addition, unless otherwise noted, and subject to applicable community property laws, the persons and entities named in this table have sole voting and investment power with respect to beneficially owned Duke Energy common stock. Includes the following number of shares with respect to which directors and executive officers have the right to acquire beneficial ownership within 60 days of March 6, 2023: Mr. Burks – 193; Ms. Clayton – 7,640; Mr. Craver – 646; Mr. Davis – 2,443; Ms. Dorsa – 0; Mr. Dunbar – 1,637; Mr. Fanandakis – 3,861; Mr. Ghartey-Tagoe – 0; Ms. Good – 0; Mr. Herron – 0; Mr. Jamil – 0; Ms. Janson – 0; Dr. Kesner – 1,637; Ms. McKee – 176; Mr. Pacilio – 164; Mr. Savoy – 0; Mr. Skains – 3,339; Mr. Webster – 3,468; and Mr. Young – 0; and all directors and executive officers as a group – 25,696.

Supplemental Table – Including Ownership of Units Representing Common Stock
The following table shows ownership of both Duke Energy common stock (listed in the table above as defined by SEC regulations), as well as units (not listed in the table above) related to Duke Energy common stock under the Directors’ Savings Plan or the Executive Savings Plan, as applicable, which units do not represent an equity interest in Duke Energy but are equal in economic value to one share of Duke Energy common stock.
BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Name or Identity of Group	Number of Units
Derrick Burks	1,932
Annette K. Clayton	13,650
Theodore F. Craver, Jr.	15,398
Robert M. Davis	10,013
Caroline Dorsa	6,032
W. Roy Dunbar	3,229
Nicholas C. Fanandakis	7,002
Kodwo Ghartey-Tagoe	20,286
Lynn J. Good	437,587
John T. Herron	26,645
Dhiaa M. Jamil	62,558
Julia S. Janson	44,359
Idalene F. Kesner	3,879
E. Marie McKee	72,269
Michael J. Pacilio	3,274
Brian D. Savoy	18,165
Thomas E. Skains	27,535
William E. Webster, Jr.	13,603
Steven K. Young	122,310
The following table lists the beneficial owners of 5% or more of Duke Energy’s outstanding shares of common stock as of December 31, 2022. This information is based on the most recently available reports filed with the SEC.
Name or Identity of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	70,510,251	9.16%
BlackRock Inc.(2) 40 East 52nd Street New York, NY 10022	59,699,444	7.8%
State Street Corporation(3) State Street Financial Center One Lincoln Street Boston, MA 02111	44,043,833	5.72%

(1)
According to the Schedule 13G/A filed by The Vanguard Group on February 9, 2023, these shares are beneficially owned by The Vanguard Group, which is the parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) to various investment companies, and has no shares with sole voting power, 1,401,856 shares with shared voting power, sole dispositive power with regard to 66,996,974 shares, and 3,513,277 shares with shared dispositive power.

(2)
According to the Schedule 13G/A filed by BlackRock Inc. on February 7, 2023, these shares are beneficially owned by BlackRock Inc., which is the parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) to various investment companies, and has sole voting power with respect to 55,198,896 shares, no shares with shared voting power, sole dispositive power with regard to 59,699,444 shares, and no shares with shared dispositive power.

(3)
According to the Schedule 13G filed by State Street Corporation on February 6, 2023, these shares are beneficially owned by State Street Corporation, which is the parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) to various investment companies, and has no shares with sole voting power, 36,881,855 shares with shared voting power, no shares with sole dispositive power, and 43,994,784 shares with shared dispositive power.

Prohibition on Hedging and Pledging
Under our Securities Trading Policy, our directors, officers, employees, and their “related persons” may not engage in any hedging or monetization transactions with respect to Duke Energy securities, including by trading in put or call options, warrants, swaps, forwards and other derivatives or similar instruments on our securities, or by selling Duke Energy securities “short.” In addition, our directors, officers, employees, and their related persons are prohibited from holding Duke Energy securities in a margin account or otherwise pledging our securities in any way, including as collateral for a loan. For purposes of this policy, a “related person” of any director or employee includes the spouse, minor children, or anyone else living in the director’s or employee’s household, partnerships in which the director or employee is a general partner, trusts of which the director or employee is a trustee, estates of which the director or employee is an executor, and any other legal entities controlled by the director or employee.
38 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROPOSAL 2:
RATIFICATION OF DELOITTE & TOUCHE LLP AS DUKE ENERGY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

The Audit Committee is directly responsible for the appointment and compensation, including the preapproval of audit fees as described below, and the retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The Audit Committee annually performs an assessment of Deloitte’s independence and performance in deciding whether to retain Deloitte or engage a different independent auditor. Based on this evaluation, the Audit Committee has selected Deloitte as Duke Energy’s independent registered public accounting firm for 2023. This appointment is being submitted to shareholders for its ratification as the Audit Committee and the Board believes that the continued retention of Deloitte as our independent registered public accounting firm is in the best interests of Duke Energy and our shareholders.

Independence
Deloitte (or one of its predecessor companies) has served as our independent registered public accounting firm since 1947. Deloitte’s level of service, industry experience, and years of experience with Duke Energy have allowed them to gain expertise regarding Duke Energy’s operations, accounting policies and practices, and internal controls over financial reporting. It also prevents the significant time commitment that educating a new auditor would entail, which could also result in a distraction in focus for Duke Energy management and enables a more efficient fee structure.
To safeguard the continued independence of the independent registered public accounting firm, the Audit Committee adopted a policy that provides that the independent registered public accounting firm is only permitted to provide services to Duke Energy and our subsidiaries that have been preapproved by the Audit Committee. Pursuant to the policy, detailed audit services, audit-related services, tax services, and certain other services have been specifically preapproved up to certain categorical fee limits. Proposed services exceeding cost of preapproved limits must be approved by the Audit Committee before the independent registered public accounting firm is engaged for such service. All other services that are not prohibited pursuant to the SEC’s or other applicable regulatory bodies’ rules or regulations must be specifically approved by the Audit Committee before the independent registered public accounting firm is engaged for such service. All services performed in 2022 and 2021 by the independent registered public accounting firm were approved by the Duke Energy Audit Committee pursuant to its policy on Engaging the Independent Auditor for Services. Information on Deloitte’s fees for services rendered in 2022 and 2021 are listed below.
In addition to the annual review of Deloitte’s independence and in association with the mandatory rotation of Deloitte’s lead engagement partner every five years, the Audit Committee oversees the selection of Deloitte’s new lead engagement partner, including discussing candidate qualifications and interviewing potential candidates put forth by Deloitte. Deloitte’s lead engagement partner was last approved by the Audit Committee in 2018 to begin in the 2019 audit year.
Representatives of Deloitte are expected to participate in the Annual Meeting and will be available to respond to appropriate questions that are submitted in advance of or at the Annual Meeting.
The approval of a majority of shares represented in person or by proxy at the Annual Meeting is required to approve this proposal.

Audit Fees
Type of Fees	2022	2021
Audit Fees(1)	$13,660,000	$13,160,000
Audit-Related Fees(2)	$1,716,000	$1,496,000
Tax Fees(3)	$0	$20,000
All Other Fees(4)	$30,000	$30,000
Total fees:	$15,406,000	$14,706,000

(1)
Audit Fees are fees billed, or expected to be billed, by Deloitte for professional services for the financial statement audits of Duke Energy and our subsidiaries, including the audit of the internal control over financial reporting of Duke Energy and subsidiaries included in Duke Energy’s 2022 Form 10-K, reviews of financial statements included in Duke Energy’s Quarterly Reports on Form 10-Q, statutory and regulatory attestation procedures, and services associated with securities filings, such as comfort letters and consents.

(2)
Audit-Related Fees are fees billed, or expected to be billed, by Deloitte for assurance and related services, including examinations of management assertions on financial reporting-related matters.

(3)
Tax Fees are fees billed, or expected to be billed, by Deloitte for tax return assistance and preparation, tax examination assistance, and professional services related to tax planning and tax strategy.

(4)
Other Fees are billed, or expected to be billed, by Deloitte for attendance at Deloitte-sponsored trainings, conferences, and access to Deloitte research tools and subscription services.

For the Above Reasons, the Board of Directors Recommends a Vote “FOR” This Proposal.
BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 39

REPORT OF THE AUDIT COMMITTEE
The following is the report of the Audit Committee with respect to Duke Energy’s audited financial statements for the fiscal year ended December 31, 2022. The information contained in this report of the Audit Committee shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Duke Energy specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The purpose of the Audit Committee is to assist the Board in its general oversight of Duke Energy’s financial reporting, internal audit functions, and internal controls, including disclosure controls and procedures. The Audit Committee’s charter describes in greater detail the full responsibilities of the committee and is available on our website at www.duke-energy.com/our-company/corporate-governance/board-committee-charters/audit. Further information about the Audit Committee, its policy on Engaging the Independent Auditor for Services, and its members is detailed on pages 28 and 39 of this proxy statement.
The Audit Committee has reviewed and discussed the consolidated financial statements of Duke Energy and its subsidiaries with management and Deloitte, Duke Energy’s independent registered public accounting firm. Management is responsible for the preparation, presentation, and integrity of Duke Energy’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15I); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and, evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with GAAP, as well as expressing an opinion on the effectiveness of internal control over financial reporting based on the criteria established in “Internal Control – Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission.
The Audit Committee reviewed the Company’s audited financial statements with management and Deloitte, and met separately with both management and Deloitte to discuss and review those financial statements and reports prior to issuance. These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Management has represented, and Deloitte has confirmed, that the financial statements for the fiscal year ended December 31, 2022, are fairly presented, in all material respects, in conformity with GAAP.
In addition, management completed the documentation, testing, and evaluation of Duke Energy’s system of internal control over financial reporting in response to the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received updates provided by management and Deloitte at the regularly scheduled Audit Committee meetings. At the conclusion of the process and prior to the filing of the 2022 Form 10-K with the SEC, management presented to the Audit Committee on the effectiveness of Duke Energy’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in Duke Energy’s 2022 Form 10-K filed with the SEC, as well as Deloitte’s report included in the Company’s 2022 Form 10-K related to its audit of the effectiveness of internal control over financial reporting.
The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. In addition, Deloitte has provided the Audit Committee with the written disclosures and the letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence” that relates to Deloitte’s independence from Duke Energy and our subsidiaries and the Audit Committee has discussed with Deloitte the firm’s independence.
Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in Duke Energy’s 2022 Form 10-K for filing with the SEC.
Audit Committee
Nicholas C. Fanandakis, Chair
Derrick Burks
Annette K. Clayton
Caroline Dorsa
Michael J. Pacilio

40 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROPOSAL 3:
ADVISORY VOTE TO APPROVE DUKE ENERGY’S NAMED EXECUTIVE OFFICER COMPENSATION

Duke Energy’s shareholders recommended that our Board hold say-on-pay votes on an annual basis. As a result, we are providing our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement. This proposal gives our shareholders the opportunity to express their views on the compensation of our NEOs.
In connection with this proposal, the Board encourages shareholders to review, in detail, the description of the compensation program for our NEOs that is set forth in the Compensation Discussion and Analysis beginning on page 42, as well as the information contained in the compensation tables and narrative discussion in this proxy statement.
As described in more detail in the Compensation Discussion and Analysis section, the guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of our executives and shareholders should be aligned. Our compensation program is designed to provide significant upside and downside potential depending on actual results as compared to predetermined measures of success. A significant portion of our NEOs’ TDC is directly contingent upon achieving specific results that are important to our long-term success and growth in shareholder value. We supplement our pay for performance program with a number of compensation policies that are aligned with the long-term interests of Duke Energy and our shareholders. We are asking our shareholders to indicate their support for the compensation of our NEOs as disclosed in this proxy statement by voting “FOR” the following resolution:
“RESOLVED, that the shareholders of Duke Energy approve, on an advisory basis, the compensation paid to Duke Energy’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion in Duke Energy’s 2023 Proxy Statement.”
The approval of a majority of shares represented in person or by proxy at the Annual Meeting is required to approve this proposal. Because your vote is advisory, it will not be binding on the Board, the Compensation and People Development Committee, or Duke Energy. The Compensation and People Development Committee, however, will review the voting results and take them into consideration when making future decisions regarding the compensation of our NEOs.

For the Above Reasons, the Board of Directors Recommends a Vote “FOR” This Proposal.
REPORT OF THE COMPENSATION AND PEOPLE DEVELOPMENT COMMITTEE
The Compensation and People Development Committee is responsible for the oversight of Duke Energy’s compensation programs and compensation of Duke Energy’s executive officers per the Compensation and People Development Committee’s charter, which is available on our website at www.duke-energy.com/our-company/corporate-governance/board-committee-charters/compensation.
The Compensation and People Development Committee of Duke Energy has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation and People Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation and People Development Committee
E. Marie McKee, Chair
Theodore F. Craver, Jr.
Caroline Dorsa
W. Roy Dunbar
Thomas E. Skains

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 41

COMPENSATION DISCUSSION AND ANALYSIS
Section 1: Executive Summary
The purpose of this Compensation Discussion and Analysis is to provide information about Duke Energy’s compensation objectives and policies for our NEOs, who, for 2022, are:
Name	Title
Lynn J. Good	Chair, President and CEO
Brian D. Savoy	Executive Vice President and CFO*
Steven K. Young	Executive Vice President and Chief Commercial Officer (and former CFO)
Dhiaa M. Jamil	Executive Vice President and COO
Julia S. Janson	Executive Vice President and CEO, Duke Energy Carolinas
Kodwo Ghartey-Tagoe	Executive Vice President, Chief Legal Officer and Corporate Secretary

*
Effective as of September 1, 2022, Mr. Young was appointed as Executive Vice President and Chief Commercial Officer and Mr. Savoy was appointed as Executive Vice President and Chief Financial Officer.

Compensation Objectives and Principles for 2022

•
Our compensation program is designed to link pay to performance, with the goal of attracting and retaining talented executives, rewarding individual performance, sustaining long-term performance, and aligning the interests of our management team with those of key stakeholders, including shareholders and customers.

•
Our compensation program provides significant upside and downside potential depending on actual results, as compared to predetermined goals for success.

•
When establishing our executive compensation program for 2022, we took into consideration the evolving nature of our business strategy along with a focus on maximizing long-term value for our shareholders and providing safe, reliable, and cost-effective service to our customers.

"SAY ON PAY" RESULTS
92%
APPROVAL AT
2022 ANNUAL MEETING

Shareholder Engagement

We have a long-standing history of engaging with, and responding to the feedback provided by, our shareholders and value the deep relationships we have built. That feedback over time has greatly informed our compensation and governance programs, as well as our environmental and social initiatives. Given its success, we continued our shareholder outreach program in 2022, reaching out to holders of approximately 40% of Duke Energy’s outstanding common shares, and engaging with shareholders representing more than one-third of Duke Energy’s common stock. We engaged with every shareholder who accepted our offer to meet, as well as every shareholder who requested to meet with us. These discussions included members of management and, in some instances, our CEO as well as our Lead Independent Director. Topics discussed with our shareholders in 2022 included:
• Highlights from our October 4, 2022, Energy Transition Update, including our new interim Scope 1, 2, and 3 targets and updated renewables goals, our coal retirement plan, and our updated capital plan and associated economic impact study;
• Our shareholder proposal for the 2022 Annual Meeting;
• Latest update on the North Carolina Carbon Plan filing and subsequent order, including details regarding the proposed generation mixes and near-term actions;
• Preview of what the Inflation Reduction Act means for our energy transition and customers;
• Our human capital management and diversity initiatives for our workforce, including our Just Transition Principles released in 2022, which are focused on four key areas: employees, customers, communities, and economic development;

42 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

COMPENSATION DISCUSSION AND ANALYSIS
•   Board oversight and composition, including board refreshment, diversity and skills, onboarding, continuing education, and review process;
•   Our executive compensation program and how we incorporate our climate-related goals quantitatively into the metrics;
•   Our enhanced lobbying practices and disclosures, and how they are aligned with our corporate climate strategy; and
•   Updates on our business performance and strategy, including financial results, growth targets, regulatory matters, and strategic initiatives.
During these conversations, shareholders expressed appreciation for the pay for performance alignment in our compensation program, as well as the clear and detailed disclosure of our executive compensation program. Shareholders also were pleased that environmental, customer satisfaction, and safety metrics continue to be incorporated into our incentive plans.
We also discussed how, based in part on feedback from shareholders, the Compensation and People Development Committee added climate-related goals to our STI plan. We greatly value the input shareholders provided and will continue our outreach efforts on a wide variety of topics.

Core Areas of Focus

Under the leadership of Ms. Good, we have intensified our focus on serving our customers and communities while leading the way to a safe, secure, and responsible energy future. Our strategy for the next decade is clear. We see a long runway of opportunities ahead and remain focused on investing in infrastructure our customers value and delivering sustainable growth for our investors.
Duke Energy is committed to creating value for our shareholders and customers while focusing on affordability and reliability and executing on our clean energy transformation.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 43

COMPENSATION DISCUSSION AND ANALYSIS
2022 Business Highlights

In 2022, Duke Energy successfully continued along its path for sustainable long-term growth. We worked collaboratively with stakeholders across our service territories to advance our strategy of transforming for a cleaner future – all built on a foundation of safety, operational excellence, and a diverse and inclusive workforce. Our business highlights in 2022 include the following:
Financial Performance
•
In 2022, we delivered adjusted EPS in the top half of our revised adjusted earnings guidance range of $5.20 to $5.30 for the year.

•
2022 also marked the 96th year we continued our dividend commitment to our shareholders.

•
We achieved a TSR in 2022 of 2.0% as compared to a TSR of 0.6% for the UTY.

Advancing Our Cleaner Energy Future
•
In February 2022, we expanded our clean energy action plan. We are targeting energy generated from coal to represent less than 5% of total generation by 2030 and to fully exit coal by 2035 as part of the largest planned coal fleet retirement in the industry. We also announced the expansion of our net-zero by 2050 goal to include Scope 2 and certain Scope 3 emissions.

•
In October 2022, we released our latest climate report and provided an update on our path to net-zero. We announced two additional interim carbon emission targets – 80% for Scope 1 emissions by 2040 (from 2005 levels) and 50% for Scope 2 and certain Scope 3 emissions by 2035 (from 2021 levels). 95% of Duke Energy’s calculated greenhouse gas emissions are now tied to a measurable net-zero goal. We also increased our capital investment plan to $145 billion over the next 10 years, 85% of which is targeted to fund Duke Energy’s fleet transition and grid modernization.

•
In North Carolina, we filed our first proposed Carolinas Carbon Plan with the NCUC in May.

Our proposal was shaped by significant stakeholder input, including engagement with more than 300 organizations from both North Carolina and South Carolina. After evaluating our proposal, along with alternate proposals from intervenors, input from public hearings, and an extensive evidentiary hearing, the NCUC issued an order approving an initial Carbon Plan in December.
•
In Florida, we completed 300 MW of new solar projects in 2022, and remain on track to provide 1,500 MW of solar generation by 2024.

•
In Indiana, we completed an all-sources RFP seeking new generation resources as outlined in the 2021 IRP preferred portfolio. The RFP bids for both intermittent and non-intermittent resources were evaluated by a third party administrator and top ranked projects are under review and anticipated to be included in future CPCN filings in 2023.

Operational Excellence
•
On September 28, Hurricane Ian made landfall in Florida as the fourth-strongest hurricane to hit the state and fifth-most-powerful hurricane to hit the United States. Hurricane Ian knocked out electricity to almost 2 million customers in Florida and the Carolinas. With the help of nearly 20,000 Duke Energy workers and utility partners, power was restored to 99% of our customers within 72 hours.

•
Piedmont Natural Gas earned the No. 1 spot in customer satisfaction with residential natural gas service in the South among large utilities, according to the J.D. Power 2022 Gas Utility Residential Customer Satisfaction Study. This is the first time Piedmont Natural Gas has received the No.1 ranking, topping six other utilities in the South Large segment.

•
Duke Energy established a dedicated agency team of customer advocates to partner with nonprofit and government organizations, which has helped customers access nearly $300 million in financial support over the last two years.

44 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

COMPENSATION DISCUSSION AND ANALYSIS
Performance Metrics Aligned to Our ESG Strategy

STRATEGIC CLIMATE GOAL

Our STI plan includes a climate goal that focuses on:

- Demonstrating leadership to advance our climate strategy to cost effectively reduce our carbon footprint from electricity generation by at least 50% by 2030 and to net-zero carbon emissions from electricity generation by 2050;
- Advocating for public policy related to our climate strategy; and
- Investing in clean energy, including renewables, as well as grid capacity and capabilities to support higher levels of carbon-free generation.

The climate goal formally incorporates these strategic objectives into each NEO's individual objectives under the STI plan and is based on a qualitative performance assessment against key measures for each objective.

QUANTITATIVE CLIMATE GOAL

NON-EMITTING GENERATION AND STORAGE CAPACITY

In 2022, our STI plan also includes a new quantitative climate goal that focuses on the growth of our non-emitting generation and storage capacity measured over a one-year period in comparison to pre-established objective performance criteria.

SAFETY

Safety remains our top priority. As an indication of our commitment to safety and operational excellence, we include safety metrics in both the STI and LTI plans based on the TICR for employees, which measures the number of occupational injuries and illnesses per 100 workers.

ENVIRONMENTAL EVENTS

To reinforce our commitment to the environment, the STI plan includes a reportable environmental events metric as described on page 51 of this proxy statement. This objective emphasizes identification and mitigation of environmental risks associated with our operations.

STRONG GOVERNANCE

Our compensation program is based on sound governance principles and policies to reinforce our pay for performance philosophy and strengthen the alignment of the interests of our executives with our shareholders and other stakeholders, as more fully described on pages 47, 57, and 58 of this proxy statement.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 45

COMPENSATION DISCUSSION AND ANALYSIS
Chief Executive Officer Compensation

After considering the compensation of Ms. Good’s peers at other companies, her long tenure and strong performance as Chief Executive Officer, and the relative size and complexity of Duke Energy, in 2022, the Compensation and People Development Committee increased Ms. Good’s annual base salary from $1,390,500 to $1,500,000, increased her target STI opportunity from 165% to 175% of her annual base salary, and increased her target LTI opportunity from 800% to 1,050% of her annual base salary. With these changes, 92% of Ms. Good’s total direct compensation opportunity is performance and/or stock-based, which creates strong alignment with our shareholders and reinforces our pay for performance culture.
These changes were made in recognition of the importance of Ms. Good’s leadership, which has been instrumental to Duke Energy’s ability to respond to changing market conditions and opportunities. Since becoming our CEO in 2013, Ms. Good has led the development of our clean energy strategy, driven industry-leading operational performance, and guided us through several major transactions as we restructured our portfolio of businesses to reduce risk and improve returns. As we seek to advance and continue executing our strategic vision in the coming years, Ms. Good’s leadership will be critical to our success.
Core Compensation Structure and Incentive Metrics in 2022

•
Our core compensation program consists of base salary, STI and LTI (performance shares and RSUs), as outlined in the table below.

	Element	Performance Metrics Aligned to Strategy
Base Salary	• Cash
Short-Term Incentive	• Short-Term Cash Incentive
Measured over a one-year period:
•
Adjusted EPS

•
O&M

•
Operational Excellence (safety, environmental, and reliability)

•
Customer Satisfaction

•
Climate (non-emitting MW capacity growth)

•
Individual Performance Modifier (based on individual goals and performance)

Long-Term Equity Incentive	• Performance Shares (70%)	Measured over a three-year period: • Cumulative Adjusted EPS • Relative TSR • Safety
	• RSUs (30%)	• Subject to continued employment, vest in equal installments on the first three anniversaries of the date of grant
46 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

COMPENSATION DISCUSSION AND ANALYSIS
•
The following chart illustrates the components of the TDC opportunities provided to our CEO and other NEOs:

Executive Compensation Best Practices

Following are key features of our executive compensation program:

AT DUKE ENERGY WE…	AT DUKE ENERGY WE DO NOT…
Integrate key performance metrics in our incentive plans relating to environmental, climate, safety, and customer initiatives	Provide tax gross-ups to NEOs
Require significant stock ownership, including 6x base salary for our CEO and 3x base salary for other NEOs	Permit hedging or pledging of Duke Energy securities
Maintain a stock retention policy	Provide “single trigger” vesting of stock awards upon a change in control
Tie equity and cash-based incentive compensation to a clawback policy	Provide employment agreements to a broad group
Use an independent compensation consultant retained by and reporting directly to the Compensation and People Development Committee to advise on compensation matters	Encourage excessive or inappropriate risk-taking through our compensation program
Review tally sheets on an annual basis	Provide excessive perquisites
Consider shareholder feedback and the prior year’s “say-on-pay” vote	Provide dividend equivalents on unearned performance shares
Require that equity awards must be subject to a one-year minimum vesting period, subject to limited exceptions
Disclose performance targets for the performance share cycle granted in the most recent year
BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 47

COMPENSATION DISCUSSION AND ANALYSIS
Section 2: Compensation Program
Overall Design

We design our compensation program so that it motivates our executives to focus on our core business priorities and aligns the interests of executives and key stakeholders, including shareholders and customers.
Elements of Our Total Direct Compensation Program

As discussed in more detail below, during 2022, the components of TDC for our NEOs were base salary, STI compensation, and LTI compensation.
Base Salary
The salary for each NEO is based on, among other factors, job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions at other companies in our peer group and from market surveys, and internal comparisons. The Compensation and People Development Committee considers changes in the base salaries of our NEOs at least annually.
During the annual review process in early 2022, the Compensation and People Development Committee approved a 3.5% base salary increase for each of Mr. Young, Mr. Jamil and Ms. Janson and an 8% base salary increase for each of Mr. Savoy and Mr. Kodwo Ghartey-Tagoe, in each case to remain competitive with the applicable market median of the compensation peer group. As noted above, during the annual review process, the Compensation and People Development Committee approved an 8% base salary increase for Ms. Good.
Effective as of September 1, 2022, Mr. Young was appointed as Executive Vice President and Chief Commercial Officer and Mr. Savoy was appointed as Executive Vice President and Chief Financial Officer. Moreover, Mr. Kodwo Ghartey-Tagoe’s responsibilities were increased to include supervision of Administrative Services. Mr. Savoy received an additional 8% increase in base salary, and Mr. Ghartey-Tagoe received an additional 3% increase in base salary, effective September 1, 2022, to reflect their new roles and responsibilities.
Short-Term Incentive Compensation
STI opportunities are provided to our NEOs under the Duke Energy Corporation Executive Short-Term Incentive Plan to promote the achievement of annual performance objectives. Each year, the Compensation and People Development Committee establishes the target STI opportunity for each NEO, which is based on a percentage of his or her base salary. During the annual review process in early 2022, the Compensation and People Development Committee approved increases in the target STI opportunity for each NEO based on the peer group market data, each NEO’s responsibilities, and an assessment of his or her individual contributions. The 2022 STI opportunities for the NEOs were as follows.
Name	Target STI Opportunity (as a % of base salary)
Lynn J. Good	175%
Brian D. Savoy	90%
Steven K. Young	100%
Dhiaa M. Jamil	105%
Julia S. Janson	100%
Kodwo Ghartey-Tagoe	90%
48 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

COMPENSATION DISCUSSION AND ANALYSIS
As discussed in more detail below, the Compensation and People Development Committee established the following objectives under the STI plan in February 2022, with the STI target opportunity allocated among corporate objectives as follows:
In order to align financial performance with funding of the STI plan, the Compensation and People Development Committee established a performance floor or circuit breaker providing that if an adjusted basic EPS performance level of at least $5.37 was not achieved, the payout levels for all other measures would be reduced up to the payout level for the EPS performance objective. The circuit breaker was set at an amount between the threshold and target levels.
Depending on actual performance, NEOs were eligible to earn a maximum of up to 187.5% of the amount of their STI target opportunity allocated to corporate objectives, based on a potential maximum payout of 200% for the EPS objective, and a 175% potential maximum payout for the O&M expense, operational excellence, customer satisfaction and climate objectives.
In order to provide a wider range of potential payouts based on individual performance, in 2022 our STI plan design was modified to replace the individual goals (that had a 20% weighting) with an individual performance modifier that could adjust the aggregate payout on the corporate objectives positively or negatively by up to 25%.

Goal Setting Process
Financial Performance Measures. The Compensation and People Development Committee believes that tying a portion of the STI payments to adjusted basic EPS aligns pay outcomes of our NEOs with the interests of shareholders and other stakeholders.
•
When setting financial goals, the Compensation and People Development Committee reviews our long-term financial plan, as well as the current economic and regulatory environment and expectations for investment opportunities.

•
The Compensation and People Development Committee calibrates the adjusted basic EPS goal with our publicly announced guidance range and considers industry comparisons and growth expectations to establish the threshold, target, and maximum performance levels.

•
For 2022, our adjusted EPS guidance range was originally set at $5.30 to $5.60, and the adjusted basic EPS target under the 2022 STI plan was set in the middle of this guidance range at $5.45. This target exceeded actual adjusted basic EPS of $5.24 in 2021.

Operational Performance Measures. The Compensation and People Development Committee sets operational performance measure targets at challenging levels to drive long-term growth and success. Stretch performance levels are set to motivate employees to strive for continuous improvement.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 49

COMPENSATION DISCUSSION AND ANALYSIS
Corporate Objectives
The 2022 corporate objectives and the related target and performance results, which provide an aggregate payout of 95.7% of target, were as follows:
Objective(1)	Weight	Threshold (25%)	Target (100%)	Maximum(2)	Result	Sub-Total	Payout
Adjusted Basic EPS	50%	$5.25	$5.45	$5.60	$5.41		85.00%(3)
O&M Expense	12.5%	$5,365M	$5,215M	$5,065M	$5,239M		87.95%
Operational Excellence							109.81%
(a) Reliability Index(4)	6.25%	25	100	175	94.61	94.61%
(b) Safety/Environmental
TICR Employees	3.125%	0.48	0.36	0.30	0.40	75%
Reportable Environmental Events	3.125%	10	5	2	0	175%
Customer Satisfaction	12.5%	43	47	51	46.7		94.38%
Climate (Non-Emitting MW Capacity Growth)(5)	12.5%	1,200	1,600	2,000	1,779		133.56%

(1)
For additional information about the calculation of the adjusted basic EPS and O&M expense control objectives, see pages 59 and 60 of this proxy statement.

(2)
A payout of up to 200% of the target opportunity is available for the adjusted basic EPS objective and a payout of up to 175% of the target opportunity is available for the other objectives.

(3)
If an adjusted basic EPS performance level of at least $5.37 was not achieved (i.e., a performance floor or circuit breaker), the payout levels for all other measures would be reduced up to the payout level for the EPS performance objective.

(4)
The Reliability Index is comprised of six separate reliability metrics, as described below, each of which has a relative weight of 20%, except the Commercial Renewables Availability and Natural Gas – Outages metrics, which each have a relative weight of 10%.

(5)
The Commercial Renewables Business contributed 613 MW toward this goal in 2022.

Corporate Metrics	Description/Rationale
Financial Metrics
Adjusted Basic EPS
A widely accepted, easily understood, and important metric used to evaluate the success of our performance. This metric is one of the factors that impacts the market value of our common stock, which aligns the interests of shareholders and executives.

O&M Expense
A measure that includes those costs necessary to support daily operations, as well as operate and maintain the operating efficiency and productive life of assets. Carefully managing expenses enables us to make investments while mitigating customer costs.

Operational Excellence Metrics
Reliability Index
Generation – Nuclear Annual Unit Capability Factor	The percentage of maximum energy generation that the nuclear fleet is capable of supplying to the electrical grid and limited only by factors within the control of plant management.
Generation – Regulated and Renewable Energy Coal/CC Tiers 1-2 Equivalent Forced Outage Factor
A measure of the reliability of the Regulated and Renewable Energy fleet calculated by comparing the sum of forced outage hours and equivalent forced derated hours to the period hours for each of those units.

Commercial Renewables Availability	A measure that compares the actual generation to expected generation based on the wind and solar resource measured at each generation asset.
Electric Grid – T&CD System Average Interruption Duration Index	A measure of the sum of all customer interruption durations, divided by the total number of customers served. The metric is measured in units of time, often minutes.
Transmission Outages per 100 Miles per Year – Sustained	A measure of the number of sustained (greater than 1 minute) transmission line events that are incurred per one hundred circuit miles per year, applicable to 100kV lines and greater.
Natural Gas – Outages
A measure of the number of outages in the natural gas local distribution business. For this purpose, an “outage” is defined as an event that causes a loss of natural gas service for at least 100 active customers, where the event is not caused by a third party or by failure of equipment that has been properly maintained.

50 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

COMPENSATION DISCUSSION AND ANALYSIS
Safety/Environmental Metrics
TICR	A measure of the number of occupational injuries and illnesses per 100 employees. This objective emphasizes our focus on achieving an event-free and injury-free workplace.
Reportable Environmental Events
A measure of environmental events resulting from operations that have an impact on the environment, require the notification of a regulatory agency, or result in a regulatory citation or other enforcement action. This objective emphasizes service reliability and the mitigation of environmental risks associated with our operations.

Customer Satisfaction Metric
CSAT
A composite of customer satisfaction results for each regulated utility. For our electric utilities, the results are based on the Residential Net Promoter Score, the Small/Medium Business Net Promoter Score, and the Large Business Net Promoter Score. For our gas utilities, the results are based on the Residential Gas Net Promoter Score, the Small/Medium Business Gas Net Promoter Score, and the Major Accounts Gas Net Promoter Score.

Climate Metric
Non-Emitting Generation and Storage Capacity
A quantitative measure of the incremental number of megawatts of non-emitting generation and storage capacity placed into service during the performance period. In addition to new nuclear and hydro/pumped storage additions, this measure includes new storage, wind and solar projects connected, net energy metered solar connected, and incremental energy efficiency and demand side management program participation.

Individual Modifier (+/- 25%)
In 2022, our STI plan design was revised to replace individuals goals that previously contained a 20% weighting with an individual performance modifier that provides the Compensation and People Development Committee with flexibility to adjust payouts when evaluating each named executive officer’s performance against the individual objectives listed below. The individual performance modifier allows the Compensation and People Development Committee to adjust the aggregate payout on the corporate objectives positively or negatively by up to 25%.
This plan design feature was intended to align our pay for performance culture and reward the contributions made by the NEOs during the year. In evaluating performance and whether to use this permitted adjustment, the Compensation and People Development Committee considered the individual objectives established for our NEOs as well as individual contributions that were above and beyond those planned or anticipated when the annual financial and business plans were established.
The 2022 individual objectives for our NEOs were divided into the following areas:
•
Advance our climate strategy to cost effectively reduce carbon emissions from electricity generation by at least 50% by 2030 and net-zero by 2050, and achieve net-zero methane emissions from natural gas distribution by 2030 through public policy advocacy, stakeholder engagement and investment, while maintaining system reliability and affordability consistent with customer expectations

•
Advance regulatory and business model transformation and adoption of integrated jurisdictional plans

•
Safely transform and ready the system by investing in clean energy, including renewables and storage, as well as grid capacity and capabilities to support higher levels of carbon-free generation

•
Achieve risk-informed growth targets and financial results

•
Continue to advance the customer experience and strengthen customer loyalty

•
Drive sustainable results for environmental performance, optimized reliability, and capacity utilization, while maintaining our safety-first culture for all employees

•
Continue to strengthen workforce capabilities and bench strength, foster a culture of inclusion, engagement, innovation and execution, and advance the diversity of the workforce

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 51

COMPENSATION DISCUSSION AND ANALYSIS
Based on the aggregate corporate results, and the individual performance modifier, each NEO’s aggregate payout under the 2022 STI plan was equal to:
Name	Target STI Opportunity	Achievement of Corporate Objectives	Adjustment for Individual Performance Modifier	Final Payout as a % of Target STI Opportunity	Payout ($)
Lynn Good	$2,593,063	95.7%	110%	105.3%	$2,730,073
Brian Savoy	$529,138	95.7%	105%	100.5%	$531,773
Steve Young	$798,299	95.7%	105%	100.5%	$802,275
Dhiaa Jamil	$943,445	95.7%	105%	100.5%	$948,144
Julie Janson	$772,647	95.7%	112%	107.2%	$828,262
Kodwo Ghartey-Tagoe	$586,681	95.7%	110%	105.3%	$617,679
Long-Term Incentive Compensation
Our LTI program is designed to provide our NEOs with an appropriate balance to the STI plan and to align executive and shareholder interests in an effort to maximize shareholder value.
Each year, the Compensation and People Development Committee establishes the target LTI opportunity for each NEO, which is based on a percentage of his or her base salary. During the annual review process in early 2022, the Compensation and People Development Committee approved increases in the target LTI opportunity for each NEO based on the peer group market data, internal equity and an assessment of his or her individual contributions, among other considerations. The 2022 LTI opportunities for the NEOs were as follows.
Name	Target LTI Opportunity (as a % of base salary)
Lynn J. Good	1,050%
Brian D. Savoy	300%
Steven K. Young	350%
Dhiaa M. Jamil	350%
Julia S. Janson	325%
Kodwo Ghartey-Tagoe	300%
The Compensation and People Development Committee reviews the allocation between performance shares and RSUs annually with its compensation consultant, which confirmed that the present mix of performance shares (70% allocation) and RSUs (30% allocation) was consistent with both utility peers and the general industry. The Compensation and People Development Committee believes that this allocation strikes an appropriate balance to both incentivize and retain our executive officers, and aligns with our strong pay for performance philosophy.

2022 – 2024 Performance Shares (70% of Long-Term Incentive Program)
Our Compensation and People Development Committee has designed our performance shares to reflect shareholder feedback requesting a focus on multiple core metrics linked to our long-term success and balancing relative and absolute performance in order to emphasize pay for performance comparisons.
In order to emphasize pay for performance, the 2022 – 2024 performance shares vest at the end of the three-year performance period based on: (i) our cumulative adjusted basic EPS compared to pre-established targets (50% weighting); (ii) our relative TSR compared to the companies in the UTY (25% weighting); and (iii) a safety measure based on our TICR compared to similar companies in the EEI Group 1 Large Company Index (25% weighting). These performance measures were selected to emphasize their importance in aligning the interests of our executives and shareholders and other stakeholders.
Each of the three performance measures for the 2022 – 2024 performance shares is described below, along with a table that sets forth the performance targets and payout levels.
The first performance measure is based on Duke Energy’s three-year cumulative adjusted basic EPS measured against pre-established target levels. The Compensation and People Development Committee established the EPS target for the three-year cycle in February 2022 at a level that is challenging, but achievable with strong long-term performance. The following table provides the EPS target levels and corresponding payout levels:
Cumulative Adjusted EPS	Percent Payout of Target 2022 – 2024 Performance Shares
$18.05 or Higher	200%
$17.05 (Target)	100%
$15.45	50%
Lower than $15.45	0%

52 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

COMPENSATION DISCUSSION AND ANALYSIS
If Duke Energy’s cumulative adjusted basic EPS during the performance period is between $15.45 to $17.05, or between $17.05 to $18.05, the payout for the portion of the performance shares related to this performance measure is interpolated on a straight-line basis.
The second performance measure is based on the percentile ranking of Duke Energy’s TSR for the three-year performance period beginning January 1, 2022 compared to the TSR of each company in the UTY for the same period. The target amount is not earned unless Duke Energy’s TSR is at least at the 55th percentile of the UTY. The following table provides the percentile ranking and corresponding payout levels:
Relative TSR Performance Percentile	Percent Payout of Target 2022 – 2024 Performance Shares*
90th or Higher	200%
55th (Target)	100%
25th	50%
Below 25th	0%

*
If Duke Energy’s cumulative TSR is negative during the performance period, the payout is limited to the target level, regardless of the relative performance. If Duke Energy’s cumulative TSR is at least 15%, the payout cannot be less than 30% of the target number of shares related to the TSR portion of the award, regardless of the relative performance.

If Duke Energy achieves a TSR ranking between the 25th percentile and the 55th percentile or between the 55th percentile and the 90th percentile, the number of performance shares related to this performance measure is interpolated on a straight-line basis.
To determine performance share payouts, TSR is calculated using the difference between the opening and closing value of the shares of Duke Energy and each peer in the UTY, with dividends assumed to be reinvested. For purposes of the TSR calculation, the opening value is determined based on the average closing stock price for each company’s shares on each trading day during the calendar month immediately preceding the performance period, and the closing value is determined based on the average closing stock price for each company’s shares on each trading day during the last calendar month in the performance period.
The third performance measure relates to Duke Energy’s safety performance, which is measured based on our TICR for employees, as compared to companies in the EEI Group 1 Large Company Index, excluding companies without gas or nuclear operations. The following table provides the TICR target levels and corresponding payout levels:
Relative TICR Performance Percentile	Percent Payout of Target 2022 – 2024 Performance Shares
Top Company	200%
90th (Target)	100%
75th	50%
Below 75th	0%
If Duke Energy’s safety performance during the performance period is between the 75th percentile and 90th percentile, or between the 90th percentile and the Top Company, the payout for the portion of the shares related to this performance measure is interpolated on a straight-line basis.
Restricted Stock Units (30% of Long-Term Incentive Program)
The RSUs generally vest in equal installments on the first three anniversaries of the date of grant, provided the recipient continues to be employed by Duke Energy on each vesting date.

Payout of 2020 – 2022 Performance Shares
The 2020 – 2022 performance shares for the three-year performance period ending December 31, 2022, generally vest based on: (i) our cumulative adjusted EPS compared to pre-established targets (50% weighting); (ii) our relative TSR compared to the companies in the UTY (25% weighting); and (iii) a safety measure based on our TICR for employees, as compared to companies in the EEI Group 1 Large Company Index, excluding companies without gas or nuclear operations (25% weighting).
BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 53

COMPENSATION DISCUSSION AND ANALYSIS
The first measure was based on our cumulative adjusted EPS during the three-year period compared to pre-established targets, as follows:
Cumulative Adjusted EPS	Percent Payout of Target 2020 – 2022 Performance Shares	Result	Payout of Target
$17.00 or Higher	200%
$16.10 (Target)	100%
$14.50	50%	$15.77	89.69%
Lower than $14.50	0%
The second measure was based on our relative TSR for the three-year period compared to the companies in the UTY, as follows:
Relative TSR Performance Percentile	Percent Payout of Target 2020 – 2022 Performance Shares	Result	Payout of Target*
90th or Higher	200%
55th (Target)	100%	76.68th Percentile	153.38%
25th	50%
Below 25th	0%

*
If cumulative TSR is negative during the performance period, the payout is limited to the target level regardless of the relative performance. If cumulative TSR is at least 15%, the payout cannot be less than 30% of the target regardless of the relative performance.

The third measure was based on TICR for employees during the three-year period as compared to companies in the EEI Group 1 Large Company Index, excluding companies without gas or nuclear operations, as follows:
TICR for Employees	Percent Payout of Target 2020 – 2022 Performance Shares	Result	Payout of Target
Top Company	200%	0.37	200%
90th (Target)	100%
75th	50%
Below 75th	0%
In the aggregate, this performance corresponds to a payout of 133.19% of the target number of 2020 – 2022 performance shares, plus dividend equivalents earned during the performance period. The following table lists the number of 2020 – 2022 performance shares to which our NEOs became vested at the end of that performance cycle:
Name	2020 – 2022 Target Shares	Overall Achievement as a % of Target	2020 – 2022 Performance Shares Earned
Lynn J. Good	76,778	133.19%	102,261
Brian D. Savoy	6,917	133.19%	9,213
Steven K. Young	16,061	133.19%	21,392
Dhiaa M. Jamil	19,584	133.19%	26,084
Julia S. Janson	15,545	133.19%	20,704
Kodwo Ghartey-Tagoe	9,490	133.19%	12,640
54 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

COMPENSATION DISCUSSION AND ANALYSIS
Other Elements of Our Compensation Program

Retirement and Welfare Benefits
Our NEOs participate in the retirement and welfare plans generally available to other eligible employees. In addition, in order to attract and retain key executive talent, we believe that it is important to provide our NEOs with certain limited retirement benefits that are offered only to a select group of management. These retirement plans provided to our NEOs are described on pages 65 through 68 of this proxy statement and are generally comparable to the benefits provided by peers of Duke Energy, as determined based on market surveys.
Duke Energy provides our NEOs with the same health and welfare benefits it provides to all other similarly situated employees, and at the same cost charged to all other eligible employees. Our NEOs also are entitled to the same post-retirement health and welfare benefits as those provided to similarly situated retirees.
Perquisites
The Compensation and People Development Committee believes it is important to provide only limited perquisites as supported by competitive practice. In 2022, Duke Energy provided our NEOs with the perquisites disclosed in the footnotes to the Summary Compensation Table on page 62 of this proxy statement. Duke Energy offers these perquisites, as well as other benefits to certain executives in order to provide competitive total compensation packages. The cost of perquisites and other personal benefits is not part of base salary, and, therefore, does not affect the calculation of awards and benefits under Duke Energy’s other compensation arrangements (i.e., retirement and incentive compensation plans).
Our NEOs were eligible to receive the following perquisites and other benefits during 2022: (i) up to $2,500 for the cost of a comprehensive physical examination; (ii) reimbursement of expenses incurred for tax and financial planning services, which program is administered on a three-year cycle, such that participating executives can be reimbursed for up to $15,000 of eligible expenses during the three-year cycle; (iii) up to $2,500 for matching contributions from the Duke Energy Foundation to qualifying charitable institutions; (iv) reimbursement of a portion of the monthly expense for a personal mobile device; and (v) preferred airline status. In addition, we occasionally provide our NEOs with tickets to athletic and cultural events for personal use.
Ms. Good may use the corporate aircraft for personal travel in North America. With advance approval from the CEO, the other NEOs also may use the corporate aircraft for personal travel in North America. If Ms. Good or any other NEO uses the corporate aircraft for personal travel, he or she must reimburse Duke Energy for the direct operating costs for such travel. However, Ms. Good is not required to reimburse Duke Energy for the cost of travel to her executive physical or to meetings of the board of directors of other companies on which she serves. For additional information on the use of the corporate aircraft, see the footnotes to the Summary Compensation Table.
Employment Agreement with Ms. Good
Effective July 2013, Duke Energy entered into an employment agreement with Ms. Good that contained a three-year initial term and automatically renews for additional one-year periods at the end of the initial term unless either party provides 120 days’ advance notice. In the event of a change in control of Duke Energy, the term automatically extends to a period of two years. The employment agreement was amended on June 25, 2015.
Upon a termination of Ms. Good’s employment by Duke Energy without “cause” or by Ms. Good for “good reason” (each as defined in her employment agreement), Ms. Good would be entitled to the severance benefits described under the “Potential Payments Upon Termination or Change in Control” section on page 69 of this proxy statement. Ms. Good’s employment agreement does not provide for golden parachute excise tax gross-up payments.
Severance Plan
The Executive Severance Plan provides severance protection to our NEOs, other than Ms. Good, in order to provide a consistent approach to executive severance and to provide eligible executives with certainty and security while they are focusing on their duties and responsibilities. Severance compensation would only be paid in the event that an eligible executive’s employment is involuntarily terminated without “cause” or is voluntarily terminated for “good reason,” and is subject to compliance with restrictive covenants (i.e., confidentiality and non-competition). The severance compensation that would be paid in the event of a qualifying termination of employment to those senior executives who are identified as “Tier I Participants,” including Mr. Savoy, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Ghartey-Tagoe, generally approximates two times his or her annual compensation and benefits. The Executive Severance Plan prohibits the payment of severance if an executive also would be entitled to severance compensation under a separate agreement or plan maintained by Duke Energy, including the Change in Control Agreements described below. The Executive Severance Plan does not provide for golden parachute excise tax gross-up payments.
The benefit levels under the Executive Severance Plan are described in more detail on pages 70 and 71 under the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.
Change in Control Agreements
Duke Energy has entered into Change in Control Agreements with our NEOs other than Ms. Good. Under these

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COMPENSATION DISCUSSION AND ANALYSIS
agreements, each such NEO would be entitled to certain payments and benefits if: (i) a change in control were to occur; and (ii) within two years following the change in control, (a) the executive’s employment is terminated without “cause,” or (b) the executive terminates his or her employment for “good reason.” The severance that would be provided to these NEOs is generally two times the executive’s annual compensation and benefits and becomes payable only if there is both a change in control and a qualifying termination of employment. The Compensation and People Development Committee approved the two times severance multiplier after consulting with its advisors and reviewing the severance provided by peer companies. The Change in Control Agreements do not provide for golden parachute excise tax gross-up payments.
Our RSU and performance share awards provide for “double-trigger” vesting upon a qualifying termination of employment in connection with a change in control.
The Compensation and People Development Committee believes the change in control arrangements are appropriate in order to diminish the uncertainty and risk to the executives’ roles in the context of a potential or actual change in control. The benefit levels under the Change in Control Agreements and equity awards are described in more detail on pages 69 through 72 under the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Section 3: Competitive Market Practices
Compensation Consultant

The Compensation and People Development Committee has engaged FW Cook to report directly to the Compensation and People Development Committee as its independent compensation consultant.
The compensation consultant attends each Compensation and People Development Committee meeting and provides advice, including reviewing and commenting on market compensation data used to establish the compensation of the executive officers and directors, the terms and performance goals applicable to incentive plan awards, the process for approving achievement of the incentive goals, and analysis with respect to specific projects and information regarding trends and competitive practices. The compensation consultant also routinely meets with the Compensation and People Development Committee members without management present. When establishing the compensation program for our NEOs, the Compensation and People Development Committee considers input and recommendations from management, including Ms. Good, who attends the Compensation and People Development Committee meetings.
The consultant has been instructed that it is to provide completely independent advice to the Compensation and People Development Committee and is not permitted to provide any services to Duke Energy other than at the direction of the Compensation and People Development Committee. With the consent of the Chair of the Compensation and People Development Committee, the consultant may meet with management to discuss strategic issues with respect to executive compensation that will assist the consultant in its engagement with the Compensation and People Development Committee.
The Compensation and People Development Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the consulting firm from independently advising the Compensation and People Development Committee.
Compensation Peer Group

One of our core compensation objectives is to attract and retain talented executive officers by providing a total compensation package that generally is competitive with that of other executives and key employees of similarly sized companies with similar complexity, whether within or outside of the utility sector.
The Compensation and People Development Committee, with input and advice from its independent consultant, has developed a customized peer group for the review of executive compensation levels and plan design practices.
The customized peer group consists of 20 similarly sized companies from the utility and general sectors, with the general industry companies also having satisfied at least one of the following characteristics: (i) operates in capital intensive industry; (ii) operates in a highly regulated industry; (iii) has significant manufacturing operations; or (iv) derives more than 50% of revenue in the United States.
The customized peer group used by the Compensation and People Development Committee in 2022 remained unchanged from 2021 and consisted of:

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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Peer Group (2022)
3M	Dominion Resources	FirstEnergy	Medtronic
American Electric Power	Eaton Corporation	General Dynamics	NextEra Energy
Colgate-Palmolive	Edison International	International Paper	PG&E Corp.
Consolidated Edison	Exelon	Lockheed Martin	The Southern Co.
Deere & Co.	FedEx	Lumen Technologies	UPS
The Compensation and People Development Committee also reviewed executive compensation levels against a subset of the customized peer group consisting of nine companies in the UTY, and where appropriate, data from other compensation surveys.
In December 2022, the Compensation and People Development Committee, after obtaining advice from its independent consultant at FW Cook, modified the selection criteria for the compensation peer group, so that the group would continue to reflect companies of Duke Energy’s scale and business complexity.
The new selection criteria include the following: (i) a group of companies whose median market capitalization and revenue scope is similar in size to Duke Energy, (ii) the largest electric utilities that are constituents of the UTY, or large S&P 500 companies from relevant industries, and (iii) publicly-traded companies that have similar business attributes to Duke Energy (e.g., having at least one of the following business attributes: U.S.-based companies that generate a majority of business domestically, companies that provide products and services in regulated markets, non-utility companies with manufacturing operations, companies requiring high levels of capital investment to generate revenue, and companies paying an annual dividend).
The following table reflects the companies in our new compensation peer group, based on the selection criteria described above. This new peer group was approved toward the end of 2022, and therefore it was not utilized when establishing 2022 compensation levels.

Compensation Peer Group (2023)
3M	Edison International	NextEra Energy	The Southern Co.
American Electric Power	Exelon	Northrop Grumman	Union Pacific
Deere & Co.	General Dynamics	PG&E	UPS
Dominion Energy	Honeywell International	Raytheon Technologies	Waste Management
Eaton Corporation	Lockheed Martin	Texas Instruments	Xcel Energy
Section 4: Executive Compensation Policies
The following is a summary of our executive compensation policies, which reinforce our pay for performance philosophy and strengthen the alignment of interests of our executives and shareholders:
Policy	Description
Stock ownership/holding policy
We maintain meaningful stock ownership guidelines to reinforce the importance of Duke Energy stock ownership. These guidelines are intended to align the interests of executives and shareholders and to focus the executives on our long-term success. Under these guidelines, each of our active NEOs must own Duke Energy shares in accordance with the following schedule:

	Leadership Position	Value of Shares
	CEO	6x Base Salary
	Other NEOs	3x Base Salary

An NEO also can satisfy the policy by holding 50% of all shares acquired under the LTI program (after payment of any applicable taxes) and 100% of all shares acquired upon the exercise of stock options (after payment of the exercise price and taxes). Each of our NEOs was in compliance with the stock ownership/stock holding policy during 2022.

Clawback policy
We maintain a “clawback policy,” which would allow us to recover: (i) certain cash or equity-based incentive compensation tied to financial results in the event those results were restated due at least in part to the recipient’s fraud or

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Policy	Description

misconduct, or (ii) a payment based on an incorrect calculation. In addition, our STI program and LTI programs provide that, if we determine at any time that a participant engaged in “detrimental activity” during his or her employment, then, to the extent permitted by applicable law, the employee: (a) shall forfeit outstanding awards, and (b) shall be required to promptly return to Duke Energy any payments received under the incentive programs during the three-year period preceding the date of the determination. For this purpose, “detrimental activity” means: (i) the employee engaged in misconduct that is detrimental to our financial condition or business reputation, including due to any adverse publicity, or (ii) the employee violated any of our material written policies, including without limitation our Code of Business Ethics or policies governing workplace harassment, including sexual harassment and other forms of harassment prohibited by our Harassment-Free Workplace Policy.

Hedging or pledging policy
We have a policy that prohibits employees (including our NEOs) and directors from trading in options, warrants, puts, calls, or similar instruments in connection with Duke Energy securities, or selling Duke Energy securities “short.” Our pledging policy prohibits the pledging of any Duke Energy securities, regardless of where or how such securities are held. See “Prohibition on Hedging and Pledging” on page 38 of this proxy statement for additional information about the hedging prohibition.

Equity award grant policy
In recognition of the importance of adhering to specific practices and procedures in the granting of equity awards, the Compensation and People Development Committee has adopted a policy that applies to the granting of equity awards. Under this policy, annual grants to our NEOs may be made at any previously scheduled meeting, provided that reasonable efforts will be made to make such grants at the first regularly scheduled meeting of each calendar year, and annual grants to independent directors may be made by the Board at any previously scheduled meeting, provided that reasonable efforts will be made to make such grants at the regularly scheduled meeting that is held in conjunction with the Annual Meeting each year.

Risk assessment policy
In consultation with the Compensation and People Development Committee, members of management from Duke Energy’s Human Resources, Legal, and Risk Management Departments assessed whether our compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our NEOs. This assessment included a review of the risk characteristics of Duke Energy’s business and the design of our incentive plans and policies. Management reported its findings to the Compensation and People Development Committee, and after review and discussion, the Compensation and People Development Committee concluded that our plans and policies do not encourage excessive or inappropriate risk taking.

Shareholder approval policy for severance
We have a policy, generally, to seek shareholder approval for any agreements with our NEOs that provide severance compensation in excess of 2.99x the executive’s annual compensation or that provide for tax gross-ups in connection with a termination event.

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Section 5: Tax and Accounting Implications
Deductibility of Executive Compensation

The Compensation and People Development Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that Duke Energy generally may not deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to certain employees.
The Compensation and People Development Committee has not adopted a policy that would have required all compensation to be deductible because the Compensation and People Development Committee wants to preserve the ability to pay compensation to our executives in appropriate circumstances, even if such compensation would not be deductible under Section 162(m).
The Compensation and People Development Committee will continue to consider tax implications (including the potential lack of deductibility under Section 162(m)) when making compensation decisions, but reserves the right to make compensation decisions based on other factors believed to be in the best interests of Duke Energy and our shareholders.

Accounting for Stock-Based Compensation

Stock-based compensation represents costs related to stock-based awards granted to employees and members of the Board. Duke Energy recognizes stock-based compensation based upon the estimated fair value of the awards, net of estimated forfeitures at the date of issuance. The recognition period for these costs begins at either the applicable service inception date or grant date, and continues throughout the requisite service period or, for certain share-based awards, until the employee becomes retirement eligible, if earlier. Compensation cost is recognized as expense or capitalized as a component of property, plant, and equipment.

Non-GAAP Financial Measures

As described previously in this Compensation Discussion and Analysis, Duke Energy uses various financial measures, including adjusted EPS, cumulative adjusted EPS, and O&M expense, in connection with short-term and long-term incentives. Adjusted EPS was also used to determine the original forecasted guidance range of $5.30 to $5.60 for 2022. Adjusted EPS and cumulative adjusted EPS are non-GAAP financial measures that represent basic EPS from continuing operations available to Duke Energy common shareholders, adjusted for the per share impact of special items. Cumulative adjusted EPS is calculated based on a cumulative three-year basis. Duke Energy uses adjusted basic EPS as the financial measure to evaluate management performance. As discussed below, special items represent certain charges and credits, which management believes are not indicative of Duke Energy’s ongoing performance. A component of the financial performance metric is O&M expense. The O&M expense measure used for incentive plan purposes also is a non-GAAP financial measure as it represents GAAP O&M adjusted primarily for expenses recovered through rate riders, certain regulatory accounting deferrals, and applicable special items. Management believes that the presentation of adjusted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods. Management uses this non-GAAP financial measure for planning and forecasting and for reporting financial results to the Board, employees, shareholders, analysts, and investors. The most directly comparable GAAP measures for adjusted EPS and O&M expense measures used for incentive plan purposes are reported basic EPS from continuing operations available to
Duke Energy common shareholders and reported O&M expense from continuing operations, which includes the impact of special items.
Special items included in the periods presented include the following, which management believes do not reflect ongoing costs:
•
Workplace and workforce realignment represents costs attributable to business transformation, including long-term real estate strategy changes and workforce reduction.

•
Regulatory matters and litigation represents the net impact of charges related to the Indiana court rulings on coal ash and other unrelated ongoing litigation.

•
Regulatory settlements represents an impairment charge related to the South Carolina Supreme Court decision on coal ash, insurance proceeds, the Duke Energy Carolinas and Duke Energy Progress coal ash settlement.

•
Gas pipeline investments represents additional exit obligations related to ACP.

In 2022, the Compensation and People Development Committee approved additional adjustments to adjusted EPS performance for incentive plan purposes. Consistent with how the incentive plan targets were established, these adjustments include the following: inclusion within adjusted EPS of earnings attributable to the Commercial Renewables segment for the year ended 2022 as well as the forecast earnings impact of strategic initiatives not pursued during 2022 in connection with the decision to sell the Commercial Renewables segment; and exclusion from adjusted EPS of the impairment charge recognized to lower the carrying value

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COMPENSATION DISCUSSION AND ANALYSIS
of the Commercial Renewables segment as a result of the segment’s classification as held for sale.
Duke Energy’s adjusted EPS and O&M expense may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.

60 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table provides compensation information for our CEO (Ms. Good), our CFO (Mr. Savoy) and our three other most highly compensated executive officers who were employed on December 31, 2022, (Mr. Jamil, Ms. Janson, and Mr. Ghartey-Tagoe). The table also provides compensation information for Mr. Young, who served as our CFO for a portion of 2022. With respect to each NEO, the table provides information for 2020 and 2021 only to the extent he or she was included in the Duke Energy Summary Compensation Table for those years.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Lynn J. Good Chair, President and CEO	2022	1,481,750	0	15,879,501	0	2,730,073	345,924	917,511	21,354,759
	2021	1,390,500	0	11,196,187	0	3,288,915	277,111	298,523	16,451,236
	2020	1,390,500	0	11,431,738	0	1,169,578	246,046	306,536	14,544,398
Brian D. Savoy(1) Executive Vice President and CFO	2022	587,931	300,000(6)	1,753,218	0	531,773	0	167,760	3,340,682
Steven K. Young(1) Executive Vice President and Chief Commercial Officer (and former CFO)	2022	798,299	0	2,832,977	0	802,275	77,545	283,248	4,794,344
	2021	775,675	0	2,342,106	0	1,000,737	77,252	169,118	4,364,888
	2020	769,519	0	2,391,345	0	353,050	261,816	125,879	3,901,609
Dhiaa M. Jamil Executive Vice President and COO	2022	898,519	0	3,188,663	0	948,144	150,463	301,931	5,487,720
	2021	873,055	0	2,855,835	0	1,071,369	111,034	187,276	5,098,569
	2020	867,458	0	2,915,910	0	397,984	267,957	138,391	4,587,700
Julia S. Janson Executive Vice President and CEO, Duke Energy Carolinas	2022	772,647	0	2,546,124	0	828,262	0	273,251	4,420,284
	2021	750,750	0	2,766,855	0	968,580	0	162,015	4,648,200
	2020	744,792	0	2,314,530	0	341,705	522,811	125,010	4,048,848
Kodwo Ghartey-Tagoe Executive Vice President, Chief Legal Officer and Corporate Secretary	2022	651,867	0	1,976,358	0	617,679	0	193,659	3,439,563
	2021	595,833	200,000 (6)	1,674,540	0	659,468	34,498	115,386	3,279,725

(1)
Effective as of September 1, 2022, Mr. Savoy was appointed as Executive Vice President and Chief Financial Officer and Mr. Young was appointed as Executive Vice President and Chief Commercial Officer.

(2)
Grant Date Fair Value of Stock Awards for Accounting Purposes: This column does not reflect the value of stock awards that were actually earned or received by our NEOs during each of the years listed above. Rather, as required by applicable SEC rules, this column reflects the aggregate grant date fair value of the performance shares (based on the probable outcome of the performance conditions as of the date of grant) and RSUs granted to our NEOs in the applicable year. The aggregate grant date fair value of the performance shares provided in 2022 to Ms. Good, Mr. Savoy, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Ghartey-Tagoe, assuming that the highest level of performance would be achieved, is $22,309,039; $2,463,125; $3,979,974; $4,479,793; $3,576,996; and $2,776,574; respectively. The aggregate grant date fair value of the awards was determined in accordance with the accounting guidance for stock-based compensation. See Note 22 of the Consolidated Financial Statements contained in our 2022 Form 10-K for an explanation of the assumptions made in valuing these awards.

(3)
With respect to the applicable performance period, this column reflects amounts payable under the STI plan. Unless deferred, the 2022 amounts were paid in March 2023.

(4)
This column includes the amounts listed below. The amounts listed were earned over the 12-month period ending on December 31, 2022.

	Good ($)	Savoy ($)	Young ($)	Jamil ($)	Janson ($)	Ghartey- Tagoe ($)
Change in Actuarial Present Value of Accumulated Benefit Under:
RCBP	47,166	(179,234)	45,211	67,281	(309,755)	(36,496)
ECBP	298,758	(109,364)	32,334	83,182	(824,464)	(44,863)
Total	345,924	(288,598)*	77,545	150,463	(1,134,219)*	(81,359)*

*
As required by applicable SEC rules, the aggregate change in actuarial present value of Mr. Savoy, Ms. Janson, and Mr. Ghartey-Tagoe’s benefits under the RCBP and the ECBP are reflected in this column as $0.

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EXECUTIVE COMPENSATION
(5)
The All Other Compensation column includes the following for 2022:

	Good ($)	Savoy ($)	Young ($)	Jamil ($)	Janson ($)	Ghartey- Tagoe ($)
Matching and Employer Retirement Contributions Under the Retirement Savings Plan	18,300	18,300	18,300	18,300	18,300	18,300
Make-Whole Matching and Cash Balance Contribution Credits Under the Executive Savings Plan	759,163	143,583	253,986	283,031	244,159	171,077
Personal Use of the Corporate Aircraft*	116,651	0	0	0	0	0
Charitable Contributions Made in the Name of the Executive	2,500	2,500	2,500	0	2,500	2,500
Financial Planning Program	15,000	277	3,120	0	6,600	760
Other**	5,897	3,100	5,342	600	1,692	1,022
Total	917,511	167,760	283,248	301,931	273,251	193,659

*
Regarding use of corporate aircraft, NEOs are required to reimburse Duke Energy the direct operating costs of any personal travel, except Ms. Good is not required to reimburse Duke Energy for the cost of travel to her executive physical or to meetings of the board of directors of other companies on which board she serves. With respect to flights on a leased or chartered airplane, direct operating costs equal the amount that the third party charges Duke Energy for such trip. With respect to flights on the corporate aircraft, direct operating costs include the amounts permitted by the Federal Aviation Regulations for non-commercial carriers, including hangar fees, fuel, crew travel expenses, airplane maintenance, aircraft depreciation, catering, labor, and aircraft leases. NEOs are permitted to invite their spouse or other guests to accompany them on business trips when space is available; however, in such events, the NEO is imputed income in accordance with IRS guidelines. The table above includes the amount of the IRS-specified tax deduction disallowance, if any, with respect to the NEO’s personal travel. Duke Energy does not provide any tax gross-ups to the NEOs, including with respect to personal use of corporate aircraft.

**
lncludes the cost of benefits under the executive physical exam program, an airline club membership, reimbursement of a portion of the monthly expense for a personal mobile device, and occasional personal use of tickets to athletic and cultural events.

(6)
Reflects retention payments provided to (i) Mr. Savoy pursuant to an agreement entered into effective as of February 1, 2019, and (ii) Mr. Ghartey-Tagoe pursuant to an agreement effective as of February 1, 2019.

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EXECUTIVE COMPENSATION
GRANTS OF PLAN-BASED AWARDS
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lynn J. Good	Cash STI(1)		486,199	2,593,063	6,077,490
	LTI Perf. Shares(2)	2/23/2022				50,796	112,880	225,760		11,154,519
	RSUs(3)	2/23/2022							48,377	4,724,982
Brian D. Savoy	Cash STI(1)		99,213	529,138	1,240,166
	LTI Perf. Shares(2)	2/23/2022				5,608	12,463	24,926		1,231,563
	RSUs(3)	2/23/2022							5,341	521,655
Steven K. Young	Cash STI(1)		149,681	798,299	1,871,013
	LTI Perf. Shares(2)	2/23/2022				9,062	20,138	40,276		1,989,987
	RSUs(3)	2/23/2022							8,631	842,990
Dhiaa M. Jamil	Cash STI(1)		176,896	943,445	2,211,198
	LTI Perf. Shares(2)	2/23/2022				10,200	22,667	45,334		2,239,897
	RSUs(3)	2/23/2022							9,714	948,766
Julia S. Janson	Cash STI(1)		144,871	772,647	1,810,891
	LTI Perf. Shares(2)	2/23/2022				8,145	18,099	36,198		1,788,498
	RSUs(3)	2/23/2022							7,757	757,626
Kodwo	Cash STI(1)		110,003	586,681	1,375,033
Ghartey-Tagoe	LTI Perf. Shares(2)	2/23/2022				6,322	14,049	28,098		1,388,287
	RSUs(3)	2/23/2022							6,021	588,071

(1)
Reflects the STI opportunity granted to our NEOs in 2022 under the Duke Energy Corporation Executive Short-Term Incentive Plan. The information included in the “Threshold,” “Target,” and “Maximum” columns reflects the range of potential payouts under the plan established by the Compensation and People Development Committee. The actual amounts earned by each executive under the terms of such plan are disclosed in the Summary Compensation Table on page 61 of this proxy statement.

(2)
Reflects the performance shares granted to our NEOs on February 23, 2022, under the LTI program, pursuant to the terms of the Duke Energy Corporation 2015 Long-Term Incentive Plan. The information included in the “Threshold,” “Target,” and “Maximum” columns reflects the range of potential payouts established by the Compensation and People Development Committee. Earned performance shares will be paid following the end of the 2022-2024 performance period, based on the extent to which the performance goals have been achieved. Any shares not earned are forfeited. In addition, following a determination that the performance goals have been achieved, participants will receive a cash payment equal to the amount of cash dividends paid on one share of Duke Energy common stock during the performance period multiplied by the number of performance shares earned.

(3)
Reflects RSUs granted to our NEOs on February 23, 2022, under our LTI program, pursuant to the terms of the Duke Energy Corporation 2015 Long-Term Incentive Plan. These RSUs generally vest in equal portions on each of the first three anniversaries of the grant date, provided the recipient continues to be employed by Duke Energy on each vesting date. If dividends are paid during the vesting period, then the participants will receive a current cash payment equal to the amount of cash dividends paid on one share of Duke Energy common stock during the vesting period multiplied by the number of unvested RSUs.

(4)
Reflects the grant date fair value of each RSU and performance share award (based on the probable outcome of the performance conditions as of the date of grant) granted to our NEOs in 2022, as computed in accordance with the accounting guidance for stock-based compensation.

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EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table shows the outstanding equity awards held by our NEOs as of December 31, 2022.
		Stock Awards
Name	Grant Type	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Lynn J. Good	RSUs	84,819	8,735,509
	Performance Shares (2021 – 2023)			178,310	18,364,147
	Performance Shares (2022 – 2024)			112,880	11,625,511
Brian D. Savoy	RSUs	9,256	953,275
	Performance Shares (2021 – 2023)			20,482	2,109,441
	Performance Shares (2022 – 2024)			12,463	1,283,564
Steven K. Young	RSUs	16,255	1,674,102
	Performance Shares (2021 – 2023)			37,300	3,841,527
	Performance Shares (2022 – 2024)			20,138	2,074,013
Dhiaa M. Jamil	RSUs	19,010	1,957,840
	Performance Shares (2021 – 2023)			45,482	4,684,191
	Performance Shares (2022 – 2024)			22,667	2,334,474
Julia S. Janson	RSUs	15,136	1,558,857
	Performance Shares (2021 – 2023)			36,102	3,718,145
	Performance Shares (2022 – 2024)			18,099	1,864,016
Kodwo Ghartey-Tagoe	RSUs	11,187	1,152,149
	Performance Shares (2021 – 2023)			26,668	2,746,537
	Performance Shares (2022 – 2024)			14,049	1,446,907

(1)
Ms. Good, Mr. Savoy, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Ghartey-Tagoe received RSUs on February 19, 2020, February 24, 2021, and February 23, 2022, which vest, subject to certain exceptions, in equal installments on the first three anniversaries of the date of grant.

(2)
Market value is based on the closing price per share of our common stock on December 31, 2022, of $102.99.

(3)
Ms. Good, Mr. Savoy, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Ghartey-Tagoe received performance shares on February 24, 2021, and on February 23, 2022, that, subject to certain exceptions, are eligible for vesting on December 31, 2023, and December 31, 2024, respectively. Pursuant to applicable SEC rules, the performance shares granted in 2021 are listed at the maximum number of shares and the performance shares granted in 2022 are listed at target.

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EXECUTIVE COMPENSATION
OPTION EXERCISES AND STOCK VESTED
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Lynn J. Good	137,646	15,132,965
Brian D. Savoy	12,085	1,330,707
Steven K. Young	28,419	3,128,067
Dhiaa M. Jamil	34,951	3,844,100
Julia S. Janson	32,185	3,507,522
Kodwo Ghartey-Tagoe	16,200	1,787,906

(1)
Includes vested RSUs and performance shares covering the 2020 – 2022 performance period, for all NEOs. On February 6, 2023, the Compensation and People Development Committee approved the achievement of the applicable performance measures for the performance share cycle ending in 2022.

(2)
The value realized upon vesting of stock awards was calculated based on the closing price of a share of Duke Energy common stock on the respective vesting date and includes the following cash payments for dividend equivalents on earned performance shares: Ms. Good: $1,099,817; Mr. Savoy: $99,086; Mr. Young: $230,071; Mr. Jamil: $280,533; Ms. Janson: $222,672; and Mr. Ghartey-Tagoe: $135,943.

PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Lynn J. Good	RCBP	19.67	540,164	0
	ECBP	19.42	7,189,885	0
Brian D. Savoy	RCBP	21.48	435,380	0
	ECBP	21.23	212,827	0
Steven K. Young	RCBP	42.51	1,036,700	0
	ECBP	42.26	1,514,064	0
Dhiaa M. Jamil	RCBP	41.34	1,082,412	0
	ECBP	41.09	2,001,845	0
Julia S. Janson	RCBP	35.00	1,485,373	0
	ECBP	34.75	3,633,343	0
Kodwo Ghartey-Tagoe	RCBP	20.58	587,807	0
	ECBP	20.33	404,291	0
Duke Energy provides pension benefits that are intended to assist our retirees with their retirement income needs. A more detailed description of the plans that comprise Duke Energy’s pension program follows.
Duke Energy Retirement Cash Balance Plan
Ms. Good, Mr. Savoy, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Ghartey-Tagoe actively participate in the RCBP, which is a noncontributory, defined benefit retirement plan that is intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. The RCBP generally covers employees of Duke Energy and affiliates employed or re-employed before January 1, 2014. The RCBP currently provides benefits under a “cash balance account” formula. Certain prior plan formulas are described below. Ms. Good, Mr. Savoy, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Ghartey-Tagoe have satisfied the eligibility requirements to receive his or her RCBP account benefit upon termination of employment. The RCBP benefit is payable in the form of a lump sum in the amount credited to a hypothetical account at the time of benefit commencement. Payment is also available in annuity forms based on the actuarial equivalent of the account balance.
The amount credited to the hypothetical account is increased with monthly pay credits equal to: (i) for participants with combined age and service of less than 35 points, 4% of eligible monthly compensation; (ii) for participants with combined age and service of 35 to 49 points, 5% of eligible monthly compensation; (iii) for participants with combined age and service of 50 to 64 points, 6% of eligible monthly compensation; and (iv) for participants with combined age and service of 65 or more points, 7% of eligible monthly compensation. If the participant earns more than the Social

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Security wage base, the account is credited with additional pay credits equal to 4% of eligible compensation above the Social Security wage base. Interest credits are credited monthly. The interest rate for benefits accrued after 2012 is based on an annual interest factor of 4% and for benefits accrued before 2013 is based generally on the annual yield on the 30-year Treasury rate (determined quarterly), subject to a minimum of 4% and a maximum of 9%.
For the RCBP, eligible monthly compensation is equal to Form W-2 wages, plus elective deferrals under a 401(k), cafeteria, or 132(f) transportation plan, and deferrals under the Executive Savings Plan. Compensation does not include severance pay, payment for unused vacation (including banked vacation and banked time), expense reimbursements, allowances, cash or noncash fringe benefits, moving expenses, bonuses for performance periods in excess of one year, transition pay, LTI compensation (including income resulting from any stock-based awards, such as stock options, stock appreciation rights, RSUs, or restricted stock), military leave of absence pay (including differential wage payments), and other compensation items to the extent described as not included for purposes of benefit plans or the RCBP. The benefit under the RCBP is limited by maximum benefits and compensation limits under the Internal Revenue Code.
Effective at the end of 2012, the Cinergy Plan was merged into the RCBP. The balances that Ms. Good and Ms. Janson had under the Cinergy Plan’s “cash balance account” formula at the end of 2012 were credited to their hypothetical accounts under the RCBP. Prior to 2011, the Cinergy Plan also provided benefits under the Traditional Program formula, which provides benefits based on service and FAP. Pursuant to a choice program offered to all non-union participants in the Traditional Program formula in 2006, Ms. Janson elected to participate in the Cinergy Plan’s cash balance account formula. Her accrued benefit under the Traditional Program, which is based on service through April 1, 2007, and on pay through December 31, 2016, (with banked vacation taken into account at December 31, 2016) was retained in the plan as well. Ms. Good has always participated in the Cinergy Plan’s cash balance account formula.
Under the Traditional Program, in which Ms. Janson participated prior to April 1, 2007, and which was frozen as of December 31, 2016, each participant earns a benefit under a final average pay formula, which calculates pension benefits based on a participant’s “highest average earnings” and years of plan participation. The Traditional Program benefit is payable following normal retirement at age 65, following early retirement at or after age 50 with three or more years of service (with reduction in the life annuity for commencement before age 62 in accordance with prescribed factors) and at or after age 55 with combined age and service of 85 points (with no reduction in the life annuity for commencement before normal retirement age). Ms. Janson is eligible for an early retirement benefit, the amount of which would not be reduced for early commencement. Payments to Ms. Janson are available in a variety of annuity forms and in the form of a lump sum that is the actuarial equivalent of the benefit payable to her under the Traditional Program.
The Traditional Program benefit formula is the sum of (a), (b), and (c), where (a) is 1.1% of FAP times years of participation (up to a maximum of 35 years); (b) is 0.5% times FAP in excess of monthly Social Security covered compensation times years of participation (up to a maximum of 35 years); and (c) is 1.55% of FAP times years of participation in excess of 35. The benefit under the Traditional Program will not be less than the minimum formula, which is the sum of (x) and (y), where (x) is the lesser of (i) 1.12% of FAP times years of participation (up to a maximum of 35 years) plus 0.5% times FAP in excess of monthly Social Security covered compensation times years of participation (up to a maximum of 35 years), or (ii) 1.163% of FAP times years of participation (up to a maximum of 35 years); and (y) is 1.492% of FAP times years of participation over 35 years. Social Security covered compensation is the average of the Social Security wage bases during the 35 calendar years ending in the year the participant reaches Social Security retirement age.
Under the Traditional Program, as part of the administrative record keeping process established in 1998, creditable service for Ms. Janson and similarly situated employees was established from the beginning of the year of hire. The number of actual years of service by Ms. Janson with us or an affiliated company, established from the beginning of the year of hire, is the same as the number of credited years of service under the RCBP (and the ECBP), and, therefore, no benefit augmentation resulted under the RCBP (and the ECBP) to Ms. Janson as a result of any difference in the number of years of actual and credited service. Ms. Janson’s years of participation under the Traditional Program are frozen as of April 1, 2007.
FAP is the average of the participant’s total pay during the three consecutive years of highest pay from the last ten years of participation at December 31, 2016, (including banked vacation taken into account at December 31, 2016, determined by multiplying the participant’s weeks of unused banked vacation as of December 31, 2016, by the participant’s rate of pay as of December 31, 2016). This is determined, at December 31, 2016, using the three consecutive calendar years or last 36 months of participation that yield the highest FAP. Ms. Janson’s FAP under the Traditional Program is frozen as of December 31, 2016.
Total pay under the Traditional Program includes base salary or wages, overtime pay, shift premiums, work schedule recognition pay, holiday premiums, retirement bank vacation pay, performance lump-sum pay, annual cash incentive plan awards, and annual performance cash awards. Total pay does not include reimbursements or other expense allowances, imputed income, fringe benefits, moving and relocation expenses, deferred compensation, welfare benefits, long-term performance awards, and executive individual incentive awards. The benefit under the Traditional Program is limited by maximum benefits and compensation limits under the Internal Revenue Code.

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Duke Energy Corporation Executive Cash Balance Plan
Ms. Good, Mr. Savoy, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Ghartey-Tagoe previously earned pay credits under the ECBP, which is a noncontributory, defined benefit retirement plan that is not intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. Effective September 30, 2020, the ECBP was frozen with respect to future pay credits, but interest credits continue to be credited on ECBP account balances after September 30, 2020. Prior to this freeze in future benefits, the ECBP generally provided benefits to all employees who participated in the RCBP and whose compensation exceeded the limits under the Internal Revenue Code, including the NEOs listed above. Effective October 1, 2020, each employee who was eligible to earn a benefit under the ECBP as in effect immediately prior to October 1, 2020, became eligible to earn a corresponding benefit under the Executive Savings Plan. Prior to the freeze, benefits’ earned under the ECBP were attributable to (i) compensation in excess of the annual compensation limit under the Internal Revenue Code that applies to the determination of pay credits under the RCBP; (ii) restoration of benefits in excess of a defined benefit plan maximum annual benefit limit under the Internal Revenue Code that applies to the RCBP; and (iii) supplemental benefits granted to a particular participant. Generally, benefits earned under the RCBP and the ECBP vest upon completion of three years of service, and, with certain exceptions, vested benefits generally become payable upon termination of employment with Duke Energy.
Amounts were credited to a hypothetical account established for Ms. Good under the ECBP pursuant to an amendment that was negotiated in connection with the merger of Cinergy
Corp. and Duke Energy. Ms. Good was not eligible to earn any additional benefits under any nonqualified defined benefit plan (other than future interest credits under the ECBP) until she reached age 62 while still employed with Duke Energy. Upon reaching this threshold in April 2021, Ms. Good became eligible to receive monthly company cash balance contributions under the Executive Savings Plan (rather than under the ECBP, which was frozen in 2020 as previously described).
Present Value Assumptions
Because the pension amounts shown in the Pension Benefits Table on page 65 of this proxy statement are the present values of current accrued retirement benefits, numerous assumptions must be applied. The values are based on the same assumptions as used in our 2022 Form 10-K, except as required by applicable SEC rules. Such assumptions include a 5.60% discount rate and an interest crediting rate of 4.35% for benefits accrued before 2013 and 4.00% for benefits accrued after 2012. The assumed form of payment for the RCBP is that a lump sum will be elected 86% of the time and an annuity (i.e., single life annuity, if single, and 100% joint and survivor annuity, if married) will be elected 14% of the time, and the assumed form of payment under the ECBP is a lump sum. The post-retirement mortality assumption is consistent with that used in our 2022 Form 10-K. Benefits are assumed to commence at age 55 for Ms. Janson, age 62 for Ms. Good, and at age 65 for Mr. Savoy, Mr. Young, Mr. Jamil, and Mr. Ghartey-Tagoe, or the NEO’s current age (if later), and each NEO is assumed to remain employed until that age.

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NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Lynn J. Good	$252,709	759,163	(583,477)	0	$5,698,366
Executive Savings Plan
Brian D. Savoy	$54,862	143,583	(81,546)	0	$875,150
Executive Savings Plan
Steven K. Young	$96,034	253,986	(447,063)	0	$2,627,208
Executive Savings Plan
Dhiaa M. Jamil	$237,036	283,031	(857,091)	0	$5,946,577
Executive Savings Plan
Julia S. Janson	$129,185	244,159	(428,013)	0	$2,632,920
Executive Savings Plan
Kodwo Ghartey-Tagoe	$76,173	171,077	(126,328)	0	$1,013,092
Executive Savings Plan

(1)
Includes $88,905; $17,638; $47,898; $46,359; and $39,112 of salary deferrals credited to the plan in 2022 on behalf of Ms. Good, Mr. Savoy, Mr. Young, Ms. Janson and Mr. Ghartey-Tagoe, respectively, which are included in the salary column of the Summary Compensation Table on page 61 of this proxy statement. Includes $163,804; $37,224; $48,136; $237,036; $82,826; and $37,061 of STI deferrals earned in 2022 and credited to the plan in 2023 on behalf of Ms. Good, Mr. Savoy, Mr. Young, Mr. Jamil, Ms. Janson and Mr. Ghartey-Tagoe, respectively, which are included in the Non-Equity Incentive Compensation Plan column of the Summary Compensation Table on page 61.

(2)
Includes $267,940; $50,676; $89,642; $99,893; $86,174; and $60,380 of make-whole matching contribution credits made under the Executive Savings Plan on behalf of Ms. Good, Mr. Savoy, Mr. Young, Mr. Jamil, Ms. Janson and Mr. Ghartey-Tagoe, respectively, as well as $491,223; $92,907; $164,344; $183,138; $157,985; and $110,697 of make-whole cash balance contribution credits on behalf of Ms. Good, Mr. Savoy, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Ghartey-Tagoe, respectively, all of which are included in the All Other Compensation column of the Summary Compensation Table.

(3)
The aggregate balance as of December 31, 2022, for each NEO includes the following aggregate amount of prior deferrals of base salary and STI, as well as employer make-whole contributions, that were previously earned and reported as compensation on the Summary Compensation Table for the years 2008 through 2021: (i) Ms. Good – $3,877,265; (ii) Mr. Young – $1,068,920; (iii) Mr. Jamil – $2,561,819; (iv) Ms. Janson – $1,019,548 and (v) Mr. Ghartey-Tagoe – $171,752. These amounts have since been adjusted, pursuant to the terms of the Executive Savings Plan for investment performance (i.e., earnings and losses), deferrals, contributions, and distributions. The aggregate balance as of December 31, 2022, also includes amounts earned in 2022 but credited to the plan in 2023, including the amounts described in footnotes 1 and 2.

Duke Energy Corporation Executive Savings Plan
The Executive Savings Plan generally provides all employees who participate in the Retirement Savings Plan and whose compensation exceeds the limits under the Internal Revenue Code, including the NEOs, with the ability to elect to defer a portion of their base salary and STI compensation. Participants actively employed as of the end of the year also receive a company matching contribution in excess of the contribution limits prescribed by the Internal Revenue Code under the Retirement Savings Plan, which is the 401(k) plan in which the NEOs participate.* In addition, participants also receive monthly company cash balance contributions to the Executive Savings Plan in excess of the contribution limits prescribed by the Internal Revenue Code under the RCBP, which is the pension plan in which the NEOs participate.**
In general, payments are made following termination of employment or death in the form of a lump sum or installments, as selected by the participant. Participants may direct the deemed investment of their account (with certain exceptions) among investment options available under the Retirement Savings Plan, including the Duke Energy Common Stock Fund. Participants may change their investment elections on a daily basis in accordance with the terms of the Executive Savings Plan. The benefits payable under the plan are unfunded and subject to the claims of Duke Energy’s creditors.

*
The Retirement Savings Plan is a tax-qualified “401(k) plan” that provides a means for employees to save for retirement on a tax-favored basis and to receive an employer matching contribution. The employer matching contribution is equal to 100% of the NEO’s before-tax and Roth 401(k) contributions (excluding “catch-up” contributions) with respect to 6% of eligible pay. For this purpose, “eligible pay” includes base salary and STI compensation. Earnings on amounts credited to the Retirement Savings Plan are determined based on the performance of investment funds (including a Duke Energy Common Stock Fund) selected by each participant.

**
The RCBP is a tax-qualified “cash balance” pension plan that provides a hypothetical account for each participant to which pay credits are credited monthly and to which interest credits are also credited. The Executive Savings Plan does not provide for interest credits, but, instead, allows for participants to direct the investment of their cash balance contributions. See the “Pension Benefits” section for a detailed description of the RCBP on page 65 of this proxy statement.

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POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE IN CONTROL
Under certain circumstances, each NEO would be entitled to compensation in the event his or her employment terminates or upon a change in control. The amount of the compensation is contingent upon a variety of factors, including the circumstances under which he or she terminates employment. The relevant agreements that each NEO has entered into with Duke Energy are described below, followed by a table on page 72 of this proxy statement that quantifies the amount that would become payable to each NEO as a result of his or her termination of employment.
The amounts shown assume that such termination was effective as of December 31, 2022, and are merely estimates of the amounts that would be paid to our NEOs upon their termination. The actual amounts to be paid can only be determined at the time of such NEO’s termination of employment.
The table shown on page 72 does not include certain amounts that have been earned and that are payable without regard to the NEO’s termination of employment. Such amounts, however, are described immediately following the table.
Under each of the compensation arrangements described below for Ms. Good, Mr. Savoy, Mr. Young, Mr. Jamil,
Ms. Janson and Mr. Ghartey-Tagoe, “change in control” generally means the occurrence of one of the following: (i) the date any person or group becomes the beneficial owner of 30% or more of the combined voting power of Duke Energy’s then outstanding securities; (ii) during any period of two consecutive years, the directors serving at the beginning of such period or who are elected thereafter with the support of not less than two-thirds of those directors cease for any reason other than death, disability, or retirement to constitute at least a majority thereof; (iii) the consummation of a merger, consolidation, reorganization, or similar corporate transaction, which has been approved by the shareholders of Duke Energy, regardless of whether Duke Energy is the surviving company, unless Duke Energy’s outstanding voting securities immediately prior to the transaction continue to represent at least 50% of the combined voting power of the outstanding voting securities of the surviving entity immediately after the transaction; (iv) the consummation of a sale of all or substantially all of the assets of Duke Energy or a complete liquidation or dissolution, which has been approved by the shareholders of Duke Energy; or (v) under certain arrangements, the date of any other event that the Board determines should constitute a change in control.

Employment Agreement with Ms. Good
Effective July 1, 2013, Duke Energy entered into an employment agreement with Ms. Good that contained a three-year initial term and automatically renews for additional one-year periods at the end of the initial term unless either party provides 120 days’ advance notice. In the event of a change in control of Duke Energy, the term automatically extends to a period of two years. Upon a termination of Ms. Good’s employment by Duke Energy without “cause” or by Ms. Good for “good reason” (each as defined below), the following severance payments and benefits would be payable: (i) a lump-sum payment equal to a pro rata amount of her annual bonus for the portion of the year that the termination of employment occurs during which she was employed, determined based on the actual achievement of performance goals; (ii) a lump-sum payment equal to 2.99 times the sum of her annual base salary and target annual bonus opportunity; (iii) continued access to medical and dental benefits for 2.99 years, with monthly amounts relating to Duke Energy’s portion of the costs of such coverage paid by Duke Energy (reduced by coverage provided by future employers, if any) and a lump-sum payment equal to the cost of basic life insurance coverage for 2.99 years; (iv) one year of outplacement services; (v) if termination occurs within 30 days prior to, or two years after a change in control of Duke Energy, vesting in unvested retirement plan benefits that would have vested during the two years following the change in control and a lump-sum payment equal to the maximum contributions and allocations that would have been made or allocated if she had remained employed for an additional 2.99 years; and (vi) 2.99 additional years of vesting with respect to equity awards and an extended period to exercise outstanding vested stock options following termination of employment.
Ms. Good is not entitled to any form of tax gross-up in connection with Sections 280G and 4999 of the Internal Revenue Code. Instead, in the event that the severance payments or benefits otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause Ms. Good to retain an after-tax amount in excess of what would be retained if no reduction were made.
Under Ms. Good’s employment agreement, “cause” generally means, unless cured within 30 days, (i) a material failure by Ms. Good to carry out, or malfeasance or gross insubordination in carrying out, reasonably assigned duties or instructions consistent with her position; (ii) the final conviction of Ms. Good of a felony or crime involving moral turpitude; (iii) an egregious act of dishonesty by Ms. Good in connection with employment, or a malicious action by

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Ms. Good toward the customers or employees of Duke Energy; (iv) a material breach by Ms. Good of Duke Energy’s Code of Business Ethics; or (v) the failure of Ms. Good to cooperate fully with governmental investigations involving Duke Energy. “Good reason,” for this purpose, generally means, unless cured within 30 days, (i) a material reduction in Ms. Good’s annual base salary or target annual bonus opportunity (exclusive of any across-the-board reduction similarly affecting substantially all similarly situated employees); or (ii) a material diminution in Ms. Good’s positions (including status, offices, titles, and reporting relationships), authority, duties or responsibilities or any failure by the Board to nominate Ms. Good for re-election as a member of the Board.
Ms. Good’s employment agreement contains restrictive covenants related to confidentiality, mutual no disparagement, noncompetition, and nonsolicitation obligations. The noncompetition and nonsolicitation obligations survive for two years following her termination of employment.

Other Named Executive Officers
Duke Energy entered into a Change in Control Agreement with Mr. Young effective as of July 1, 2005, and with Mr. Jamil effective as of February 26, 2008, both of which were amended and restated effective as of August 26, 2008, and subsequently amended effective as of January 8, 2011. Duke Energy entered into a Change in Control Agreement with Ms. Janson effective as of December 17, 2012, and with Mr. Savoy and Mr. Ghartey-Tagoe effective as of October 1, 2019. The agreements have an initial term of two years commencing as of the original effective date, after which the agreements automatically extend, unless six months’ prior written notice is provided, on a month-to-month basis.
The Change in Control Agreements provide for payments and benefits to the executive in the event of termination of employment within two years after a “change in control” by Duke Energy without “cause” or by the executive for “good reason” (each as defined below) as follows: (i) a lump-sum cash payment equal to a pro rata amount of the executive’s target bonus for the year in which the termination occurs; (ii) a lump-sum cash payment equal to two times the sum of the executive’s annual base salary and target annual bonus opportunity in effect immediately prior to termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting “good reason;” (iii) continued medical, dental, and basic life insurance coverage for a two-year period or a lump-sum cash payment of equivalent value (reduced by coverage obtained by subsequent employers); and (iv) a lump-sum cash payment of the amount Duke Energy would have allocated or contributed to the executive’s qualified and nonqualified defined benefit pension plan and defined contribution savings plan accounts during the two years following the termination date, plus the unvested portion, if any, of the executive’s accounts as of the date of termination that would have vested during the remaining term of the agreement. The agreements also provide for enhanced benefits (i.e., two years of additional vesting) with respect to equity awards.
Under the Change in Control Agreements, each NEO also is entitled to reimbursement of up to $50,000 for the cost of certain legal fees incurred in connection with claims under the agreements. In the event that any of the payments or benefits provided for in the Change in Control Agreement otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. In the event a NEO becomes entitled to payments and benefits under a Change in Control Agreement, he or she would be subject to a one-year noncompetition and nonsolicitation provision from the date of termination, in addition to certain confidentiality and cooperation provisions.
The Executive Severance Plan provides certain executives, including Mr. Savoy, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Ghartey-Tagoe with severance payments and benefits upon a termination of employment under certain circumstances. Pursuant to the terms of the Executive Severance Plan, Tier I Participants, which include our NEOs, would be entitled, subject to the execution of a waiver and release of claims, to the following payments and benefits in the event of a termination of employment by (a) Duke Energy other than for “cause” (as defined below), death or disability, or (b) the participant for “good reason” (as defined below): (i) a lump-sum payment equal to a pro rata amount of the participant’s annual bonus for the year that the termination of employment occurs, determined based on the actual achievement of performance goals under the applicable performance-based bonus plan; (ii) a lump-sum payment equal to two times the sum of the participant’s annual base salary and target annual bonus opportunity in effect immediately prior to termination of employment or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting “good reason;” (iii) continued access to medical and dental insurance for a two-year period following termination of employment, with monthly amounts relating to Duke Energy’s portion of the costs of such coverage paid to the participant by Duke Energy (reduced by coverage provided to the participant by future employers, if any) and a lump-sum payment equal to the cost of two years of basic life insurance coverage; (iv) one year of outplacement services; and (v) two additional years of vesting with respect to equity awards and an extended period to exercise outstanding vested stock options following termination of employment.
The Executive Severance Plan also provides that, in the event any of the payments or benefits provided for in the Executive Severance Plan otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the

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Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. In the event a participant becomes entitled to payments and benefits under the Executive Severance Plan, he or she would be subject to certain restrictive covenants, including those related to noncompetition, nonsolicitation, and confidentiality.
Duke Energy has the right to terminate any participant’s participation in the Executive Severance Plan but must provide the participant with one year’s notice and the participant would continue to be eligible for all severance payments and benefits under the Executive Severance Plan during the notice period. Any employee who is eligible for severance payments and benefits under a separate agreement or plan maintained by Duke Energy (such as a Change of Control Agreement) would receive compensation and benefits under such other agreement or plan (and not the Executive Severance Plan).
For purposes of the Change in Control Agreements and the Executive Severance Plan, “cause” generally means, unless cured within 30 days, (i) a material failure by the executive to carry out, or malfeasance or gross insubordination in carrying out, reasonably assigned duties or instructions consistent with the executive’s position; (ii) the final conviction of the executive of a felony or crime involving moral turpitude; (iii) an egregious act of dishonesty by the executive in connection with employment, or a malicious action by the executive toward the customers or employees of Duke Energy; (iv) a material breach by the executive of Duke Energy’s Code of Business Ethics; or (v) the failure of the executive to cooperate fully with governmental investigations involving Duke Energy. “Good reason,” for this purpose, generally means (i) a material reduction in the executive’s annual base salary or target annual bonus opportunity as in effect either immediately prior to the change in control or the termination under the Executive Severance Plan (exclusive of any across-the-board reduction similarly affecting substantially all similarly situated employees); or (ii) a material diminution in the participant’s positions (including status, offices, titles, and reporting relationships), authority, duties, or responsibilities as in effect either immediately prior to the change in control or immediately prior to a Tier I Participant’s termination of employment under the Executive Severance Plan.

Equity Awards – Consequences of Termination of Employment
Each year Duke Energy grants long-term incentives to our executive officers, and the terms of these awards vary somewhat from year to year. The following table summarizes the consequences under Duke Energy’s LTI award agreements, without giving effect to Ms. Good’s employment agreement, the Change in Control Agreements or the Executive Severance Plan, that would generally occur with respect to outstanding equity awards in the event of the termination of employment of Ms. Good, Mr. Savoy, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Ghartey-Tagoe.

Award Type	Event	Consequences
RSUs	Retirement*	Unvested RSUs prorated and vest
	Voluntary termination**	Unvested RSUs are forfeited
	Death or disability	Unvested RSUs immediately vest
	Change in control	No impact absent termination of employment; immediate vesting of unvested RSUs if involuntarily terminated after a change in control
Performance Share Awards	Retirement* Death & Disability	Prorated portion vests based on actual performance
	Voluntary termination**	Award is forfeited
	Change in Control	No impact absent termination of employment; prorated portion vests based on actual performance if involuntarily terminated after a change in control

*
Age 55 with at least 10 years of service. In the event a member of the Senior Management Committee (including the NEOs) retires on or after age 60 with at least five years of service (a) following the completion of one year of service after the date of grant, RSUs granted after 2021 continue to vest (without proration) and (b) following the completion of at least one year of the performance cycle, performance shares continue to vest (without proration) based on actual performance.

**
Not retirement eligible

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POTENTIAL PAYMENTS UPON TERMINATION OR
A CHANGE IN CONTROL
Name and Triggering Event	Cash Severance Payment ($)(1)	Incremental Retirement Plan Benefit ($)(2)	Welfare and Other Benefits ($)(3)	Stock Awards ($)
Lynn J. Good
• Voluntary termination without good reason	0	0	0	26,779,688
• Involuntary or good reason termination under Employment Agreement	12,333,750	0	64,276	32,097,135
• Involuntary or good reason termination after a change in control	12,333,750	2,076,914	64,276	31,034,222
• Death or Disability(4)	0	0	0	19,890,811
Brian D. Savoy
• Voluntary termination without good reason	0	0	0	0
• Involuntary or good reason termination under Executive Severance Plan	2,378,800	0	40,342	3,551,154
• Involuntary or good reason termination after a change in control	2,378,800	391,380	46,420	3,459,690
• Death or Disability(4)	0	0	0	2,215,392
Steven K. Young
• Voluntary termination without good reason	0	0	0	5,158,141
• Involuntary or good reason termination under Executive Severance Plan	3,211,294	0	37,502	6,115,033
• Involuntary or good reason termination after a change in control	3,211,294	532,904	42,360	5,960,917
• Death or Disability(4)	0	0	0	3,874,533
Dhiaa M. Jamil
• Voluntary termination without good reason	0	0	0	6,048,496
• Involuntary or good reason termination under Executive Severance Plan	3,704,807	0	17,882	7,158,377
• Involuntary or good reason termination after a change in control	3,704,807	616,801	19,626	6,979,700
• Death or Disability(4)	0	0	0	4,568,655
Julia S. Janson
• Voluntary termination without good reason	0	0	0	2,734,538
• Involuntary or good reason termination under Executive Severance Plan	3,108,105	0	37,418	5,699,012
• Involuntary or good reason termination after a change in control	3,108,105	515,362	42,276	5,556,637
• Death or Disability(4)	0	0	0	3,635,210
Kodwo Ghartey-Tagoe
• Voluntary termination without good reason	0	0	0	2,028,960
• Involuntary or good reason termination under Executive Severance Plan	2,557,408	0	37,084	4,287,319
• Involuntary or good reason termination after a change in control	2,557,408	421,743	41,942	4,178,837
• Death or Disability(4)	0	0	0	2,711,987

(1)
The amounts listed under Cash Severance Payment are payable under (i) the terms of Ms. Good’s employment agreement; (ii) the Change in Control Agreements of Mr. Savoy, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Ghartey-Tagoe; or (iii) the Executive Severance Plan.

(2)
The amounts listed under Incremental Retirement Plan Benefit are payable under the terms of Ms. Good’s employment agreement and the Change in Control Agreements of Mr. Savoy, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Ghartey-Tagoe. They represent the additional amount that would have been contributed to the RCBP, Retirement Savings Plan, and the Executive Savings Plan in the event the NEO had continued to be employed by Duke Energy for (i) 2.99 years for Ms. Good or (ii) two additional years after the actual date of termination for the other NEOs.

(3)
The amounts listed under Welfare and Other Benefits include the amount that would be paid to each NEO in lieu of providing continued welfare benefits and basic life coverage. This continued coverage represents (i) 2.99 years for Ms. Good or (ii) two years for the other NEOs. In addition to the amounts shown above, access to outplacement services for a period of up to one year after termination will be provided to Ms. Good if terminating under her employment agreement or to any NEO terminating under the Executive Severance Plan.

(4)
In the event of a termination of employment due to long-term disability, because the payment of RSUs would be delayed for an additional six months as required by applicable tax rules, additional dividend equivalent payments would be made in the amount of $130,456; $14,351; $24,797; $28,879; $23,001; and $17,192 for Ms. Good, Mr. Savoy, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Ghartey-Tagoe, respectively.

72 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

EXECUTIVE COMPENSATION
Assumptions and Other Considerations
The amounts listed on the previous page have been determined based on a variety of assumptions, including with respect to the limits on qualified retirement plan benefits under the Internal Revenue Code. The actual amounts to be paid out can only be determined at the time of each NEO’s termination of employment. The amounts described in the table do not include compensation to which each NEO would be entitled without regard to his or her termination of employment, including (i) base salary and STI that have been earned but not yet paid; (ii) amounts that have been earned, but not yet paid, under the terms of the plans listed under the Pension Benefits and Nonqualified Deferred Compensation tables; (iii) unused vacation; and (iv) the potential reimbursement of legal fees.
The amounts shown on the previous page do not reflect the fact that, under Ms. Good’s employment agreement and under the Change in Control Agreements that Duke Energy has entered into with Mr. Savoy, Mr. Young, Mr. Jamil, Ms. Janson, and Mr. Ghartey-Tagoe, in the event that payments to any such executive in connection with a change in control otherwise would result in a golden parachute excise tax and lost tax deduction under Sections 280G and 4999 of the Internal Revenue Code, such amounts would be reduced under certain circumstances so that such tax would not apply.
The amounts shown on the previous page with respect to stock awards were calculated based on a variety of assumptions, including the following: (i) the NEO terminated employment on December 31, 2022; (ii) a stock price for Duke Energy common stock equal to $102.99, which was the closing price at the end of 2022; (iii) the continuation of Duke Energy’s dividend at the rate in effect during the first quarter of 2023; and (iv) performance at the target level with respect to performance shares.

Chief Executive Officer Pay Ratio
As required by SEC rules, we are providing the following information about the ratio of the 2022 annual total compensation of Lynn Good, our CEO, to the annual total compensation of our median employee.
We estimated the median of the 2022 annual total compensation of our employees, excluding our CEO, to be $125,140. The annual total compensation of our CEO, as calculated for the Summary Compensation Table, was $21,354,759. The ratio of the annual total compensation of our CEO to the estimated median of the annual total compensation of our employees was 171 to 1.
To identify the median employee, we reviewed our employee population as of October 31, 2022. We used wages reported in Box 1 of IRS Form W-2 during the ten-month period ending on October 31, 2022, as a consistently applied compensation measure. We did not annualize the wages or make cost of living adjustments. Based on this methodology, we identified a group of employees whose compensation was at the median of the employee data. From this group, we selected an individual who we reasonably believed represented our median employee.
We calculated the annual total compensation using the rules applicable to the Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2022 in the Summary Compensation Table on page 61.
The pay ratio rules provide companies with flexibility to select the methodology and assumptions used to identify the median employee, calculate the median employee’s compensation and estimate the pay ratio. As a result, our methodology may differ from those used by other companies, which likely will make it very difficult to compare pay ratios with other companies, including those within our industry.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 73

EXECUTIVE COMPENSATION
Pay Versus Performance
The information provided below is mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, which require that we, among other things, report the amount of “compensation actually paid” to our named executive officers. These amounts are calculated in accordance with applicable SEC rules, and do not reflect the actual amount of compensation earned by or paid to our named executive officers during each applicable year.
The guiding principles of our compensation philosophy are that pay should be linked to performance and that the interests of our executives and shareholders should be aligned. Our executive officers participate in incentive plans that contain a variety of performance measures that focus not only on financial performance, but also operational excellence, including measures linked to safety, reliability, customer satisfaction, climate, and reportable environmental events. Please refer to the Compensation Discussion and Analysis section of this proxy statement for details regarding how the Compensation and People Development Committee links the compensation paid to our named executive officers to our corporate performance.

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO(1)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (M)(4)	Company- Selected Measure (Adjusted EPS)(5)
					Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$21,354,759	$24,000,880	$4,296,518	$4,784,037	$127	$122	$2,444	$5.41
2021	$16,451,236	$27,285,740	$4,347,846	$6,327,212	$125	$121	$3,802	$5.24
2020	$14,544,398	$14,571,950	$3,972,840	$3,731,332	$105	$103	$1,270	$5.12

(1)
Compensation actually paid (“CAP”) was calculated by beginning with the total amount reported in the Summary Compensation Table (the “SCT”) for the applicable year, (i) subtracting the grant date fair value of stock awards reported in the Stock Awards column of the SCT (“Stock Awards”), (ii) subtracting the actuarial present value of the accumulated benefit under defined benefit plans reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the SCT (“Change in Pension Value”), (iii) adding the change in fair value of stock awards for the applicable year, and (iv) adding the service cost and prior service cost for all defined benefit plans for the applicable year. Fair value amounts were computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP. The fair value amounts were calculated using our stock price on the last day of each fiscal year or the date of vesting, as applicable, and based upon the probable outcome of applicable performance conditions as of the last day of each fiscal year. The service cost and prior service cost for defined benefit plans were calculated using the same methodology as used for our financial statements under GAAP. Following is a reconciliation of the SCT total and the CAP for the CEO for each of the applicable years. Ms. Good is our CEO for each year reflected in columns (b) and (c).

Chief Executive Officer
Year	SCT Total	Subtract Grant Date Value of Stock Awards Granted Each Year as Disclosed in the SCT	Subtract Change in Pension Value as Disclosed Each Year in the SCT	Add Change in Fair Value of Stock Awards	Add Service and Prior Service Cost for Pension Plans	CAP
2022	$21,354,759	($15,879,501)	($345,924)	$18,849,872	$21,674	$24,000,880
2021	$16,451,236	($11,196,187)	($277,111)	$22,282,586	$25,216	$27,285,740
2020	$14,544,398	($11,431,738)	($246,046)	$11,682,260	$23,076	$14,571,950
Chief Executive Officer Change in Fair Value of Stock Awards
Year	Year End Fair Value of Stock Awards Granted in Covered Fiscal Year that Remained Unvested at the end of the Covered Fiscal Year	Year-over-Year Increase or Decrease in Fair Value for Stock Awards Granted in Prior Years that Remained Unvested at the end of the Covered Fiscal Year	Increase or Decrease in Fair Value of Stock Awards Granted in Prior Years that Vested in the Covered Fiscal Year	Adjustments for Stock Awards that Failed to Meet Performance Conditions	Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value	Total Change in Fair Value of Stock Awards Included in CAP
2022	$16,586,483	$117,665	$721,127	$0	$1,424,597	$18,849,872
2021	$14,816,206	$3,015,337	$3,131,180	$0	$1,319,863	$22,282,586
2020	$10,046,004	$55,831	$202,647	$0	$1,377,778	$11,682,260
74 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

EXECUTIVE COMPENSATION
Chief Executive Officer Pension Plan Adjustment
Year	Service Cost	Prior Service Cost	Total Service and Prior Service Cost Included in CAP
2022	$21,674	$0	$21,674
2021	$25,216	$0	$25,216
2020	$23,076	$0	$23,076

(2)
CAP for the other named executive officers was calculated in the same manner as described above for the CEO, except the amounts were averaged for each year. Following is a reconciliation of the average SCT total and the average CAP for the named executive officers, other than the CEO, for each of the applicable years. The names of each of our named executive officers (excluding Ms. Good) included for purposes of calculating the average amounts in columns (d) and (e) for each applicable year are as follows: (i) for 2022, Brian D. Savoy, Steven K. Young, Dhiaa M. Jamil, Julia S. Janson, and Kodwo Ghartey-Tagoe; (ii) for 2021, Steven K. Young, Dhiaa M. Jamil, Julia S. Janson, and Kodwo Ghartey-Tagoe; and (iii) for 2020, Steven K. Young, Dhiaa M. Jamil, Julia S. Janson, Douglas F Esamann, and Melissa H. Anderson.

Other Named Executive Officers
Year	Average SCT Total	Subtract Grant Date Value of Stock Awards Granted Each Year as Disclosed in the SCT	Subtract Change in Pension Value as Disclosed Each Year in the SCT	Add Average Change in Fair Value of Stock Awards	Add Average Service and Prior Service Cost for Pension Plans	Average CAP
2022	$4,296,518	($2,459,468)	($45,602)	$2,969,599	$22,989	$4,784,037
2021	$4,347,846	($2,409,834)	($55,696)	$4,420,163	$24,733	$6,327,212
2020	$3,972,840	($2,132,282)	($300,720)	$2,101,119	$90,375	$3,731,332
Other Named Executive Officers Average Change in Fair Value of Stock Awards
Year	Year End Fair Value of Stock Awards Granted in Covered Fiscal Year that Remained Unvested at the end of the Covered Fiscal Year	Year-over-Year Increase or Decrease in Fair Value for Stock Awards Granted in Prior Years that Remained Unvested at the end of the Covered Fiscal Year	Increase or Decrease in Fair Value of Stock Awards Granted in Covered Fiscal Year that Vested in the Covered Fiscal Year	Increase or Decrease in Fair Value of Stock Awards Granted in Prior Years that Vested in the Covered Fiscal Year	Adjustments for Stock Awards that Failed to Meet Performance Conditions	Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value	Total Change in Fair Value of Stock Awards Included in CAP
2022	$2,568,968	$22,124	$0	$126,291	$0	$252,216	$2,969,599
2021	$3,149,880	$588,524	$0	$472,264	$0	$209,495	$4,420,163
2020	$1,817,056	$8,978	$37,389	$29,814	$0	$207,882	$2,101,119
Other Named Executive Officers Pension Plan Adjustment
Year	Average Service Cost	Average Prior Service Cost	Total Service and Prior Service Cost Included in CAP
2022	$22,989	$0	$22,989
2021	$24,733	$0	$24,733
2020	$90,375	$0	$90,375

(3)
Duke Energy TSR represents the cumulative investment return of an initial fixed $100 investment in our common stock on December 31, 2019, assuming reinvestment of all dividends, through the end of the covered fiscal year. The Duke Energy TSR reflected in the table above may not be indicative of future performance. Peer group TSR represents the cumulative investment return of an initial fixed $100 investment in the UTY on December 31, 2019, assuming reinvestment of all dividends, through the end of the covered fiscal year.

(4)
Reflects net income attributable to Duke Energy common stockholders, as reported in our Form 10-K for the applicable year.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 75

EXECUTIVE COMPENSATION
(5)
The following table provides a list of the most important financial performance measures used by Duke Energy to link executive compensation actually paid to company performance for the most recently completed fiscal year.

Most Important Financial Measures
Adjusted EPS
Relative Total Shareholder Return
O&M Expense
Of the goals listed above, we consider adjusted EPS to be the most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link executive compensation actually paid to company performance and therefore include it as the Company-Selected Measure in the table above. Adjusted EPS is a non-GAAP financial measure that represents basic and diluted EPS from continuing operations available to Duke Energy common shareholders, adjusted for the per share impact of special items.
Required Supplemental Graphs Showing Relationship between:
76 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

EXECUTIVE COMPENSATION
BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 77

PROPOSAL 4:
ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION

We are required to provide our shareholders with the opportunity to vote every six years, on a nonbinding, advisory basis, for their preference as to how frequently we should seek future advisory say-on-pay votes on the compensation of our named executive officers. This advisory vote last occurred in 2017. This year we are once again asking our shareholders to indicate, on a nonbinding, advisory basis, whether they would prefer an advisory say-on-pay vote on the compensation of our named executive officers to occur every one year, two years, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.
Our Board has determined that an advisory say-on-pay vote on the compensation of our named executive officers that occurs on an annual basis is the most appropriate alternative for Duke Energy. Accordingly, our Board recommends that the advisory vote on the compensation of our named executive officers occur every one year. Our Board believes that an annual advisory say-on-pay vote will allow our shareholders to provide timely, direct input on Duke Energy’s executive compensation philosophy, policies, and practices as disclosed in the proxy statement each year.
You may cast your vote by choosing the option of one year, two years, three years, or abstain from voting in response to the following resolution:
“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency for holding an advisory vote on the compensation of Duke Energy’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act of 1933, as amended, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion in the proxy statement, should be every year, every two years, or every three years.”
The option (i.e., one year, two years, or three years) that receives the highest number of votes cast by shareholders will be considered to be the shareholders’ preferred frequency for the advisory vote on the compensation of our named executive officers. Because the vote is advisory, however, it will not be binding on the Board, the Compensation and People Development Committee or Duke Energy. The Board may decide, in its sole discretion, that it is in the best interests of Duke Energy and its shareholders to hold an advisory say-on-pay vote on the compensation of our named executive officers more or less frequently than the option receiving the most votes cast by our shareholders.

The Board of Directors Recommends a Vote for the Option of Every “ONE YEAR” as the Preferred Frequency for Holding an Advisory Vote on Executive Compensation.
78 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROPOSAL 5:
APPROVAL OF THE DUKE ENERGY CORPORATION 2023 LONG-TERM INCENTIVE PLAN

Introduction
We are asking our shareholders to approve the Duke Energy Corporation 2023 Long-Term Incentive Plan (the “2023 Plan”). The Board unanimously adopted the 2023 Plan on February 23, 2023, subject to the approval of our shareholders.
The 2023 Plan authorizes Duke Energy to grant equity-based compensation to our officers, key employees, and directors in the form of stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, stock retainers and dividend equivalents.
If approved by our shareholders at the Annual Meeting, the 2023 Plan would replace the Duke Energy Corporation 2015 Long-Term Incentive Plan, as amended (the “2015 Plan”) and would authorize Duke Energy to grant up to 15,000,000 shares of our common stock in the form of equity awards to our officers, key employees, and directors.

How We Calculated the Share Reserve
The Board believes that our future success depends, in large part, on our ability to attract, retain and appropriately reward highly qualified officers, employees and directors. Equity compensation is a key component of our compensation program because it helps us to attract, retain and appropriately reward these highly qualified individuals, to motivate them to achieve the business objectives established to promote our long-term growth, profitability, and success, and to encourage their ownership of common stock. The 2023 Plan is designed to advance these interests of Duke Energy and its shareholders.
As of March 6, 2023, after assuming all outstanding equity awards are earned at the maximum performance level, approximately 1,140,474 shares of common stock remained available for issuance or delivery under the 2015 Plan. Based on our historical grant practices, as summarized below, and our projected recruiting and retention needs, we anticipate that Duke Energy would not be able to grant all of the annual equity awards it believes to be appropriate under our long-term incentive program for employees and our non-employee director compensation program beyond 2023, unless we reserve new shares of common stock for issuance under the 2023 Plan.
To keep pace with our competitors and effectively attract, motivate, and retain high-caliber employees and directors, we are asking our shareholders to authorize 15,000,000 new shares of common stock for issuance as awards under the 2023 Plan. We intend to grant future equity awards under the
2023 Plan in amounts that are reasonable and consistent with market data prepared by the Compensation and People Development Committee’s independent consultant. Based on our projected recruiting and retention needs, if we continue granting equity awards consistent with our past practice, we believe that the new shares requested under the 2023 Plan would allow us to grant equity awards to employees and directors for approximately 7-10 more years. However, expectations regarding future share usage could be impacted by a number of factors, such as award type mix, hiring and promotion activity, the rate at which shares are returned to the 2023 Plan’s reserve upon forfeiture, and other factors. While we believe our assumptions are reasonable, future share usage may differ from current expectations.
In determining the size of this share request, we considered, among other things, the shares available for issuance under the 2015 Plan, the number of outstanding equity awards, our burn rate, our stock price and volatility, our projected recruiting and retention needs, the potential dilution of our equity compensation program, and competitive market practices. Certain of these factors are outlined below.
The results of this comprehensive analysis were presented to the Compensation and People Development Committee for its consideration. During this review, the Compensation and People Development Committee consulted its independent compensation consultant regarding the appropriate share reserve and plan design issues.

Impact on 2015 Plan
Upon shareholder approval of the 2023 Plan, the 2015 Plan will terminate in its entirety and we will no longer grant equity awards under the 2015 Plan; however, awards outstanding under the 2015 Plan will continue to remain outstanding in accordance with their terms. None of the shares remaining for issuance under the 2015 Plan will be carried over to the 2023 Plan.
Moreover, pending shareholder approval of the 2023 Plan, we will not make any grants of equity awards under the 2015 Plan during the period commencing on March 6, 2023 and ending at the conclusion of the Annual Meeting on May 4, 2023, other than the annual director stock retainer. In this regard, consistent with our past practice we currently expect that each of our non-employee directors will receive a stock retainer under the 2015 Plan on the date of the Annual

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 79

PROPOSAL 5:   APPROVAL OF THE DUKE ENERGY CORPORATION 2023 LONG-TERM INCENTIVE PLAN
Meeting, which will have a value of $175,000 and will be converted to shares based on our closing stock price as of the day of the Annual Meeting. Using the closing stock price as of March 6, 2023 ($95.98), we estimate that this director stock retainer will require, in the aggregate, approximately 23,703 shares of common stock under the 2015 Plan, although this number could be higher or lower depending on the actual stock price on the date of the Annual Meeting.
As noted above, as of March 6, 2023, approximately 1,140,474 shares of common stock remained available for issuance or delivery under the 2015 Plan assuming all outstanding equity awards are earned at the maximum performance level. As of March 6, 2023, there were 1,201,529 shares of common stock subject to outstanding service-based RSUs and 2,287,242 shares of common stock subject to outstanding performance share awards (calculated at the maximum performance level). There are no outstanding stock options or stock appreciation rights under the 2015 Plan.
The Compensation and People Development Committee and the Board believe it is in the best interests of Duke Energy and its shareholders to adopt the 2023 Plan. If shareholders do not approve the 2023 Plan, we will continue to have the authority to grant equity-based awards under the 2015 Plan after the Annual Meeting. However, we may be required to increase the cash components of our compensation programs to remain at competitive levels in the marketplace, which would significantly inhibit our ability to attract, retain and appropriately reward highly qualified employees and directors and align their interests with those of our shareholders.

Equity Plan Share Utilization / Burn Rate
We use our burn rate to measure the potential life expectancy of our equity plan and shareholder dilution. Our burn rate equals the total amount of equity granted in any year, divided by the weighted average number of common shares outstanding as of the end of each fiscal year.
For purposes of this calculation (i) RSUs were counted in the year granted (regardless of whether they are eventually earned), and (ii) performance share awards were counted in the year earned (and only to the extent earned).
Our burn rate experience is summarized in the table below, which provides data on our share usage under our employee and non-employee director compensation programs for the last three completed fiscal years.

Fiscal Year	2020	2021	2022	3-Year Average Burn Rate
(a) Restricted Stock Units Granted (Includes Director Stock Retainer)	498,113	672,459	653,266
(b) Performance Shares Earned(1)	394,036	358,805	390,722
(c) Total Shares Granted (a + b)	892,149	1,031,264	1,043,988
(d) Weighted Average Basic Shares Outstanding	736,586,736	769,207,104	769,884,093
(e) Annual Share Usage / Burn Rate	0.12%	0.13%	0.14%	0.13%

(1)
The total number of performance shares granted in each year was as follows (calculated at target): (i) 319,269 in 2020, (ii) 379,672 in 2021, and (iii) 407,443 in 2022.

Our future burn rate will depend on a variety of factors, including the number of participants granted stock awards under the 2023 Plan, our stock price, changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and changes in the methodology used to establish the equity award mix.

Dilution and Overhang
Overhang is a measure of the dilutive impact of equity programs. Our overhang is equal to the number of shares of common stock subject to outstanding equity compensation awards plus the number of shares available to be granted under equity plans, divided by the total shares of common stock outstanding as of March 6, 2023. The 15,000,000 shares of common stock being requested under the 2023
Plan (after taking into account the termination of the 2015 Plan) would bring our aggregate overhang to approximately 2.40%, which is within industry norms.
The following is a summary of the 2023 Plan, which is qualified in its entirety by the full text of the 2023 Plan attached as Appendix C to this proxy statement.

80 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROPOSAL 5:   APPROVAL OF THE DUKE ENERGY CORPORATION 2023 LONG-TERM INCENTIVE PLAN
Key Features of the 2023 Plan
Feature	Description
Limit on Shares Authorized
If approved by our shareholders, the 2023 Plan will authorize 15,000,000 shares for delivery under equity awards. This will represent approximately 1.9% of Duke Energy’s issued and outstanding common stock as of March 6, 2023.

Clawback and Forfeiture Provisions
Awards granted under the 2023 Plan will be subject to forfeiture as provided by the Compensation and People Development Committee if a participant is terminated for cause, engages in activity detrimental to Duke Energy or breaches any agreement or covenant with Duke Energy (such as a non-compete, non-solicitation, non-disclosure, or confidentiality provision). Awards granted under the 2023 Plan are also subject to recoupment under our clawback policy (as it may be amended from time to time).

Responsible Share Counting Provisions	The 2023 Plan does not permit “liberal share counting.” Only awards that are cancelled, forfeited, or which are paid in cash can be added back to the 2023 Plan’s share reserve.
No Discounted Stock Options or SARs
The 2023 Plan does not permit the use of “discounted” stock options or stock appreciation rights, which means that such awards must be granted with an exercise price or base price at least equal to the fair market value per share of Duke Energy’s common stock on the date of grant.

No Re-Pricing of Stock Options or SARs
The 2023 Plan does not permit the “re-pricing” of stock options and stock appreciation rights without shareholder approval. This includes re-pricing by exchange for cash or a new or different type of award.

“Double Trigger” Vesting in Connection with a Change in Control
The 2023 Plan provides for “double trigger” vesting of equity awards that are assumed in a change in control transaction, which means that awards assumed in a transaction will continue to vest on their regularly-scheduled vesting date.

Minimum Vesting Period
The 2023 Plan generally provides that awards shall not become vested, exercisable, or payable prior to the first anniversary of the date of grant, except upon certain events provided under the terms of the award.

Annual Limit on Awards to Directors
The 2023 Plan imposes an annual limit on awards to Duke Energy’s non-employee directors. Specifically, and subject to certain exceptions described below, no non-employee director may be granted awards during any one calendar year that have a grant date fair value for financial accounting purposes, when added to any cash fees or retainers payable to the non-employee director for service on the Board, of more than $750,000.

No Dividends or Dividend Equivalents on Unvested Performance Share Awards or Stock Options
Dividends or dividend equivalents payable with respect to any performance share award will be accumulated or reinvested until such performance share award is earned, and the dividends or dividend equivalents shall not be paid if the underlying performance share award does not become vested. Additionally, no dividend equivalents will be granted with respect to shares underlying a stock option or SAR.

Administered by an Independent Committee
The 2023 Plan will be administered by the Compensation and People Development Committee, except that any equity award granted to an independent member of the Board must be approved by the Board. Each member of the Compensation and People Development Committee qualifies as “independent” under the listing standards of the NYSE.

Summary of the Plan
Reservation of Shares. Duke Energy has reserved, subject to shareholder approval of the 2023 Plan, 15,000,000 shares of common stock for issuance under the 2023 Plan, which may include authorized but unissued shares, treasury shares, shares acquired in the open market or a combination thereof. All of the shares authorized for issuance under the 2023 Plan may be issued pursuant to the exercise of incentive stock options.
Shares covered by an award granted under the 2023 Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Shares covering awards that expire, are forfeited, are cancelled or are paid out in cash will again be available for issuance under the 2023 Plan. However, the following shares of common stock will not be added back to the aggregate plan limit described above: (i) shares tendered in payment of the option price of a stock

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option; (ii) shares withheld by Duke Energy to satisfy the tax withholding obligation; and (iii) shares that are repurchased by Duke Energy in connection with the exercise of a stock option granted under the 2023 Plan. Moreover, all shares of Duke Energy common stock covered by a stock appreciation right, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the 2023 Plan.
Subject to certain exceptions, the sum of (i) the aggregate grant date fair value (determined under financial accounting rules) of all awards under the 2023 Plan, and (ii) the total cash fees or retainers, in each case granted or paid during any calendar year to a non-employee director as compensation for services as a member of the Board, shall not exceed $750,000 in the aggregate. The Board may make exceptions to this limit for a non-employee director when the Board determines in its discretion that such exception is reasonable and appropriate, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.
The maximum number and kind of shares of Duke Energy common stock which may be awarded under the 2023 Plan are subject to adjustment in the event of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of common stock, or any similar corporate transaction or event in respect of the common stock.
Administration. The 2023 Plan will be administered by the Compensation and People Development Committee. Subject to the limitations set forth in the 2023 Plan, the Compensation and People Development Committee has the authority to determine the persons to whom awards are granted, the types of awards to be granted, the time at which awards will be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which the award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an award, and the duration of the award. The Compensation and People Development Committee may provide for the acceleration of the vesting or exercise period of an award at any time prior to its termination or upon the occurrence of specified events. With the consent of the affected participant, the Compensation and People Development Committee has the authority to cancel and replace awards previously granted with new awards for the same or a different number of shares and for the same or different exercise or base price and may amend the terms of any outstanding award.
Notwithstanding the foregoing, the Compensation and People Development Committee may not, without the approval of the shareholders, reduce the exercise of a stock option or stock appreciation right by amendment or cancellation and replacement of an existing award for another award or cash.
The Compensation and People Development Committee shall have the right, from time to time, to delegate to one or more officers or directors of Duke Energy the authority to grant and determine the terms and conditions of awards under the 2023 Plan, subject to such limitations as the Compensation and People Development Committee shall determine. The Board of Directors may reserve to itself any or all of the authority of the Compensation and People Development Committee under the Plan. The Board of Directors specifically reserves the exclusive authority to approve and administer all awards granted to non-employee directors under the 2023 Plan.
Eligibility. Key employees of Duke Energy and its subsidiaries (or any person who has agreed to serve in such capacity) and non-employee directors are eligible to be granted awards under the 2023 Plan, as selected from time to time by the Compensation and People Development Committee in its sole discretion. It is currently anticipated that approximately 1,000 employees and 13 non-employee directors are eligible for awards under the 2023 Plan.
Restricted Stock Units. The 2023 Plan authorizes the grant of awards of restricted stock units. An award of restricted stock units gives the participant the right to receive payment at the end of a fixed vesting period. Restricted stock units are subject to such restrictions and conditions to payment as the Compensation and People Development Committee determines are appropriate. Restricted stock unit awards are payable in cash or in shares of common stock, or in a combination thereof, at the discretion of the Compensation and People Development Committee.
Performance Awards. The 2023 Plan authorizes the grant of performance awards, which are units denominated on the date of grant either in shares of common stock (“performance shares”) or in specified dollar amounts (“performance units”). Performance awards are payable upon the achievement of performance criteria established by the Compensation and People Development Committee at the beginning of the performance period. At the time of grant, the Compensation and People Development Committee establishes the number of units, the duration of the performance period or periods, the applicable performance criteria and, in the case of performance units, the target unit value or range of unit values for the performance awards. At the end of the performance period, the Compensation and People Development Committee determines the payment to be made based on the extent to which the performance goals have been achieved. Performance awards are payable in cash, in shares of common stock or in a combination of cash and shares of common stock, at the discretion of the Compensation and People Development Committee.
The Compensation and People Development Committee may grant Awards that vest or become payable upon the attainment of pre-established performance criteria. The performance criteria, which may relate to Duke Energy, any subsidiary, any business unit or any participant, and may be measured on an absolute or relative to peer group or other market measure basis, may include (without limitation) total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before

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interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; reliability; reportable environmental events, significant operational events, climate, emissions, employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; operations and maintenance expenses; fuel cost per million BTU; costs per kilowatt-hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management.
Stock Retainer. The 2023 Plan authorizes the grant of a stock retainer to non-employee directors. A stock retainer represents a specified number of shares of common stock that are issued without restrictions on transfer or forfeiture conditions. The Compensation and People Development Committee may require the payment of a specified purchase price for a stock retainer. Employees are not eligible to receive a stock retainer under the 2023 Plan.
Restricted Stock Awards. The 2023 Plan authorizes the grant of awards of restricted stock. An award of restricted stock represents shares of common stock that are issued subject to such restrictions on transfer and on incidents of ownership and such forfeiture conditions as the Compensation and People Development Committee deems appropriate. The restrictions imposed upon an award of restricted stock will lapse in accordance with the vesting requirements specified by the Compensation and People Development Committee in the award agreement. Such vesting requirements may be based on the continued employment of the participant for a specified time period or on the attainment of specified business goals or performance criteria established by the Compensation and People Development Committee. The Compensation and People Development Committee may, in connection with an award of restricted stock, require the payment of a specified purchase price. Subject to the transfer restrictions and forfeiture restrictions relating to the restricted stock award, the participant will otherwise have the rights of a shareholder of Duke Energy, including all voting and dividend rights, during the period of restriction unless the Compensation and People Development Committee determines otherwise at the time of the grant. Notwithstanding the preceding sentence, dividends with respect to restricted stock will be accumulated or deemed reinvested in additional shares, as set forth in the applicable award agreement, until such award is earned, and will be forfeited to the extent the underlying restricted stock award is forfeited.
Stock Options. The 2023 Plan authorizes the grant of nonqualified stock options and incentive stock options. Nonqualified stock options may be granted to employees and non-employee directors. Incentive stock options may only be granted to employees. The exercise price of a stock option may be determined by the Compensation and People Development Committee, provided that the exercise price per share of a stock option may not be less than the fair market value of a share of Duke Energy’s common stock on the date of grant (which date may not be earlier than the date that the Compensation and People Development Committee takes action with respect thereto). The fair market value of a share of Duke Energy’s common stock as reported at the close of business on the NYSE on March 6, 2023, was $95.98. The value of common stock (determined at the date of grant) that may be subject to incentive stock options that become exercisable by any one employee in any one year is limited to $100,000. The maximum term of stock options granted under the 2023 Plan is 10 years from the date of grant. The Compensation and People Development Committee shall determine the extent to which an option shall become and/or remain exercisable. Under the 2023 Plan, the exercise price of an option is payable by the participant (i) in cash, (ii) at the discretion of the Compensation and People Development Committee, in shares of common stock that are already owned by the option holder and have a value at the time of exercise equal to the option price, (iii) at the discretion of the Compensation and People Development Committee, and subject to applicable law, from the proceeds of sale through a broker on the date of exercise of some or all of the shares of common stock to which the exercise relates, (iv) at the discretion of the Compensation and People Development Committee, by withholding from delivery shares of common stock for which the option is otherwise exercised or (v) by any other method approved of by the Compensation and People Development Committee.
Stock Appreciation Rights. The 2023 Plan authorizes the grant of awards of stock appreciation rights. A stock appreciation right may be granted either in tandem with an option or without relationship to an option. A stock appreciation right entitles the holder, upon exercise, to receive a payment based on the difference between the base price of the stock appreciation right and the fair market value of a share of Duke Energy common stock on the date of exercise, multiplied by the number of shares as to which such stock appreciation right will have been exercised. A stock appreciation right granted in tandem with an option will have a base price per share equal to the per share exercise price of the option, will be exercisable only at such time or times as the related option is exercisable and will expire no later than the time when the related option expires. Exercise of the option or the stock appreciation right as to a number of shares results in the cancellation of the same number of shares under the tandem right. A stock appreciation right granted without relationship to an option will be exercisable as determined by the Compensation and People Development

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Committee, but in no event after 10 years from the date of grant. The base price assigned to a stock appreciation right granted without relationship to an option shall not be less than the fair market value of a share of Duke Energy’s common stock on the date of grant (which date may not be earlier than the date that the Compensation and People Development Committee takes action with respect thereto). Stock appreciation rights are payable in cash, in shares of common stock or in a combination of cash and shares of common stock, at the discretion of the Compensation and People Development Committee.
Dividend Equivalents. The 2023 Plan authorizes the grant of awards of dividend equivalents. Dividend equivalent awards entitle the holder to a right to receive cash payments determined by reference to dividends declared on Duke Energy common stock during the term of the award, which shall not exceed 10 years from the date of grant. No dividend equivalents may be granted with respect to stock options or stock appreciation rights. Dividend equivalent awards are payable in cash or in shares of Duke Energy’s common stock, as determined by the Compensation and People Development Committee. Dividend equivalents granted with respect to any award shall be payable as soon as practicable following the time dividends are declared and paid with respect to common stock, or at such later time as the Compensation and People Development Committee shall specify in an award agreement. Dividend equivalents with respect to any performance shares shall be accumulated, as set forth in the applicable award agreement, until such award is earned, and the dividend equivalent shall not be paid to the extent the underlying award is forfeited.
Change in Control. In the event of a “change in control” of Duke Energy, as defined in the 2023 Plan, a participant’s unvested awards will not automatically vest (except as otherwise provided in an award agreement). Instead, outstanding awards will continue in effect or be assumed, or an equivalent award substituted, by the successor corporation or a parent or subsidiary of the successor corporation (with appropriate adjustments as described in “Adjustments to Awards” below). If the successor corporation and its parent in a change in control transaction refuse to assume or substitute for an award as provided above, then the Committee and People Development Committee shall, without the consent of the affected participants: (i) provide for the cancellation of the vested portion of any such award in exchange for either an amount of cash (or stock, other securities or other property) with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such award; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award is equal to or less than zero, then the award shall be cancelled without payment of consideration, and (ii) provide for the cancellation of the unvested portion of the Award without payment of consideration as of the date of the change in control.
Adjustments to Awards. In the event of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of common stock, or any similar corporate transaction or event in respect of the common stock, then the Compensation and People Development Committee shall, in the manner and to the extent that it deems appropriate and equitable to the participants and consistent with the terms of the 2023 Plan, cause a proportionate adjustment to be made in the number and kind of shares of common stock, share units, or other rights subject to the then-outstanding awards, the price for each share or unit or other right subject to then outstanding awards without change in the aggregate purchase price or value as to which such awards remain exercisable or subject to restrictions, the performance targets or goals appropriate to any outstanding performance awards or any other terms of an award that are affected by the event. Moreover, in the event of any such transaction or event, the Compensation and People Development Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2023 Plan such alternative consideration (including cash or other property) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced.
Minimum Vesting Period for Awards to Employees. All awards granted under the 2023 Plan that are settled in shares of common stock are subject to a minimum vesting requirement of at least one year, with an exception for awards covering up to 5% percent of the share reserve. Existing awards assumed by Duke Energy in a corporate transaction are not subject to this minimum vesting provision.
Transferability of Awards. In general, awards granted under the 2023 Plan will not be transferable by a participant other than by will or the laws of descent and distribution, and during the lifetime of a participant the awards shall be exercised by, or paid to, only such participant or by his guardian or legal representative. However, the Compensation and People Development Committee may provide in the terms of an award agreement that the participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an award following the participant’s death. Moreover, to the extent permitted by the Compensation and People Development Committee, nonqualified stock options may be transferred to members of a participant’s immediate family, to certain other entities which are owned or controlled by members of a participant’s immediate family or to any other persons or entities.
Non-United States Participants. The Compensation and People Development Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by Duke Energy or any subsidiary outside of the United States or who provide services to Duke Energy under an agreement with a foreign nation or agency, as the Compensation and People Development Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation and People Development Committee may approve such supplements to, or amendments, restatements,

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or alternative versions of, the 2023 Plan as it may consider necessary or appropriate for such purposes. However, no such special terms, supplements, amendments, or restatements shall include any provisions that are inconsistent with the terms of the 2023 Plan unless it could have been amended to eliminate such inconsistency without further approval by Duke Energy’s shareholders.
Term and Amendment. The 2023 Plan has a term of 10 years, subject to earlier termination or amendment by the Board of Directors. The Board of Directors generally may amend or modify the 2023 Plan. However, the Board of Directors may not amend the 2023 Plan without shareholder approval, to extent such approval is necessary to comply with the listing requirements of the NYSE.

Federal Income Tax Consequences
The following is a general summary of the United States federal income tax consequences to participants and Duke Energy relating to awards that may be granted under the 2023 Plan. This summary is not intended to be complete and does not describe state, local, foreign, or other tax consequences.
Restricted Stock Units. Generally, no income will be recognized upon the award of restricted stock units. A participant who is granted restricted stock units generally will be subject to tax at ordinary income rates on the amount of cash received and the fair market value of any unrestricted Duke Energy common stock received at the time of payment of the award, and the capital gains/loss holding period for any such shares will also commence on such date.
Performance Awards. Generally, no income will be recognized upon the grant of performance awards. Upon payment in respect of the performance award, the participant generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Duke Energy common stock received, and the capital gains/loss holding period for any such shares also will commence on the date such shares are received.
Stock Retainers. Stock retainers are generally subject to tax, as ordinary compensation income, on the date of grant.
Restricted Stock. A participant who is granted restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant) at the time that the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. However, a participant who makes a “Section 83(b) election” within 30 days of the date of grant of the restricted stock will have taxable ordinary income on the date of grant equal to the excess of the fair market value of the Duke Energy common stock on the date of grant (determined without regard to the risk of the forfeiture or restrictions on transfer) over any purchase price paid for the Duke Energy common stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture and restrictions on transfer generally will be treated as additional compensation income and not as dividend income.
Options. A participant will not recognize income upon the grant of a nonqualified stock option to purchase shares of common stock. Upon exercise of the option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock on the date the option is exercised over the exercise price for such shares. A participant will not recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not recognize income upon exercise of the option, provided the participant was an employee of Duke Energy or a subsidiary from the date of grant until three months prior to exercise. Where a participant who has exercised an incentive stock option sells the shares of common stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. A participant who sells such shares of common stock within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (i) the exercise price and the fair market value of such shares on the date of exercise or (ii) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss.
Stock Appreciation Rights. No taxable income is recognized by a participant upon the grant of a stock appreciation right under the 2023 Plan. Upon the exercise of a stock appreciation right, the participant will realize ordinary income in an amount equal to the fair market value of the shares of Duke Energy common stock received and the amount of cash received. Shares of Duke Energy Common stock received upon the exercise of a stock appreciation right will, upon subsequent sale, be eligible for capital gains treatment, with the capital gains holding period commencing on the date of exercise of the stock appreciation right.
Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code (“Section 409A”) imposes certain restrictions upon “nonqualified deferred compensation” (as that term is defined pursuant to Section 409A and the applicable Treasury regulations). It is intended that Awards granted under the 2023 Plan will be either exempt from, or comply with, the requirements of Section 409A. However, Duke Energy does not warrant that any Award under the 2023 Plan will qualify for favorable tax treatment under Section 409A or any other provision of federal, state, local or non-United States law.

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Certain Tax Consequences to Duke Energy.   To the extent that a participant recognizes ordinary income in the circumstances described above, Duke Energy generally will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation under Section 162(m) of the Internal Revenue Code.

Registration with the SEC
Duke Energy intends to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the 2023 Plan with the Securities and Exchange
Commission pursuant to the Securities Act of 1933, as amended, after approval of the 2023 Plan by Duke Energy’s shareholders.

Plan Benefits
It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2023
Plan because the grant of awards under the 2023 Plan is discretionary.

Current Equity Compensation Plan Information
The following table shows information as of December 31, 2022, about securities to be issued upon exercise of outstanding options, warrants and rights under Duke Energy’s equity compensation plans, along with the weighted-average exercise price of the outstanding options, warrants and rights and the number of securities remaining available for future issuance under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,385,638(2)	n/a	2,410,473(3)
Equity compensation plans not approved by security holders	109,690(4)	n/a	n/a(5)
Total	3,495,328	n/a	2,410,473

(1)
As of December 31, 2022, no options were outstanding under equity compensation plans.

(2)
Includes RSUs and performance shares (assuming the maximum payout level) granted under the Duke Energy Corporation 2015 Long-Term Incentive Plan, as well as shares that could be payable with respect to certain compensation deferred under the Duke Energy Corporation Executive Savings Plan (Executive Savings Plan) or the Directors’ Savings Plan.

(3)
Includes shares remaining available for issuance pursuant to stock awards under the Duke Energy Corporation 2015 Long-Term Incentive Plan.

(4)
Includes shares that could be payable with respect to certain compensation deferred under the Executive Savings Plan or the Duke Energy Corporation Directors’ Savings Plan (Directors’ Savings Plan), each of which is a non-qualified deferred compensation plan described in more detail below.

(5)
The number of shares remaining available for future issuance under equity compensation plans not approved by security holders cannot be determined because it is based on the amount of future voluntary deferrals, if any, under the Executive Savings Plan and the Directors’ Savings Plan.

Under the Executive Savings Plan, participants can elect to defer a portion of their base salary and short-term incentive compensation. Participants also receive a company matching contribution in excess of the contribution limits prescribed by the Internal Revenue Code under the Duke Energy Retirement Savings Plan, which is the 401(k) plan in which employees are generally eligible to participate. Eligible participants may also earn pay credits based on age and length of service on eligible earnings that exceed limits prescribed by the Internal Revenue Code.
In general, payments are made following termination of employment or death in the form of a lump sum or installments, as elected by the participant. Participants may direct the deemed investment of their accounts (with certain exceptions) among investment options available under the Duke Energy Retirement Savings Plan, including the Duke Energy Common Stock Fund. Participants may change their investment elections on a daily basis. Deferrals of equity awards are credited with earnings and losses based on the performance of the Duke Energy Common Stock Fund. The benefits payable under the plan are unfunded and subject to the claims of Duke Energy’s creditors.
Under the Directors’ Savings Plan, outside directors may elect to defer all or a portion of their annual compensation,

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generally consisting of retainers. Deferred amounts are credited to an unfunded account, the balance of which is adjusted to reflect the performance of phantom investment options, including the Duke Energy Common Stock Fund, as elected by the director, and generally are paid when the director terminates his or her service from the Board of Directors.

The Board of Directors Recommends a Vote “FOR” This Proposal.
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SHAREHOLDER PROPOSALS
Duke Energy received Proposals 6 and 7 from two of our shareholders. Additional information regarding the address and number of securities held by the proponents will be provided upon request to the Executive Vice President, Chief Legal Officer and Corporate Secretary, Kodwo Ghartey-Tagoe, at Duke Energy Corporation, DEP-10I, P.O. Box 1414, Charlotte, NC 28201-1414 or by sending a request via email to InvestDUK@duke-energy.com.
If the proponent of the proposal, or the proponent’s representative, presents the proposal at our Annual Meeting and submits the proposal for a vote, then the proposal will be voted upon. The shareholder proposals and supporting Statements are included exactly as submitted to us by the proponents. The Board makes no recommendation either “FOR” or “AGAINST” Proposal 6, and recommends voting “AGAINST” Proposal 7.

PROPOSAL 6:
SHAREHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTE

John Chevedden submitted the following proposal:
Proposal 6 – Shareholder Proposal Regarding Simple Majority Vote
Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against such proposals, or a simple majority in compliance with applicable laws.
This means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes any existing supermajority vote requirement that results from default to state law and can be subject to replacement. This proposal topic is important because it was approved by 98% of Duke Energy shares that voted in 2021.
This 2023 proposal includes that the Board take all the steps necessary at its discretion to help ensure that the topic of this proposal is approved by the requirement of 80% of all outstanding shares including a commitment to hire a proxy solicitor to conduct an intensive campaign, a commitment to adjourn the annual meeting to obtain the votes required if necessary and to take a 2-year process to adopt this proposal topic if applicable. This proposal does not restrict the Board from using a means to obtain the necessary vote that is not mentioned in this proposal.
For instance PPG industries, Inc. (PPG) adjourned its annual meeting for weeks to obtain the necessary votes on this proposal topic in 2022 and Raytheon Technologies Corporation (RTX) announced a 2-year process to obtain shareholder approval of this proposal topic in its 2022 proxy.
This proposal includes that the Board make an EDGAR filing approximately 10-days before the annual meeting urging shareholders to vote in favor and explaining all the efforts the board has taken or will take to obtain the necessary vote and all the available efforts that the Board has not taken with an explanation for each available effort not taken.
It is important to make an all-out effort now to obtain shareholder approval of this proposal topic in preference to the expense of conducting failed votes on this proposal topic every year into the foreseeable future.
Extraordinary measures need to be taken to adopt this proposal topic due to the dead hand of our undemocratic governance provisions that require an 80% approval from all Duke shares outstanding to improve the corporate governance of Duke – given the reality that only 64% of Duke shares typically vote at the annual meeting and the Duke Board could not care less about increasing the Duke voter turnout.

Please vote yes:
Simple Majority Vote – Proposal 6
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PROPOSAL 6:   SHAREHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTE
Statement of the Board of Directors:
Your Board of Directors makes no recommendation on this proposal.
The proposal asks that we eliminate any provisions in our charter and By-laws which require more than a simple majority vote. There is only one supermajority provision in our governing documents and that is in Article Seventh of Duke Energy’s Certificate of Incorporation. This provision currently requires the affirmative vote of the combined voting power of 80% of the outstanding shares of all classes of Duke Energy to approve the following actions:
•
amend the provision which provides for the method to amend the Amended and Restated Certificate of Incorporation (Article Seventh);

•
change the number of directors that constitute Duke Energy’s Board (Article Fifth, section (b));

•
change the method by which vacancies resulting from death, resignation, disqualification, removal, or other cause can be filled on the Board (Article Fifth, section (d)); and

•
change the method by which directors shall be elected and hold office until the next Annual Meeting (Article Fifth, section (d)).

The Board recognizes that supermajority requirements are viewed by many corporate governance experts as not in line with the best principles in corporate governance. As a result, at both the 2017 and 2018 Annual Meetings, the Board recommended that shareholders vote for an amendment to our Certificate of Incorporation to revise the voting requirements for the actions described above from 80% of the outstanding shares of all classes of Duke Energy stock to a simple majority of the outstanding shares of all classes of Duke Energy stock. Despite the Board’s support for this amendment, the proposal received the support of only approximately 59% of the outstanding shares of Duke Energy common stock in 2017, far short of the 80% support of the outstanding shares that was required for the amendment to pass. At the 2018 Annual Meeting, despite a significant solicitation campaign by Duke Energy, the proposal still failed to obtain the necessary support, receiving the support of only approximately 62% of the outstanding shares, an increase of only approximately 3% from the prior year. Interestingly, the proponent notes vote results on this topic at a number of other, unrelated companies to Duke Energy but fails to make reference at all to these past vote results at our company and our past efforts.
Although the Board has recommended the amendment in the past, the Board does not support this particular proposal because of the proposal’s extraordinary, burdensome and expensive actions it would require the Company to undertake, not to mention its mischaracterization of Duke Energy’s governance provisions that require an 80% approval from all Duke Energy shares as “undemocratic” and suggestion that Duke Energy is anything less than a leading company in corporate governance.
As stated above, Duke Energy has in the past recommended the amendment, and engaged in a significant solicitation campaign to obtain support. However, as a testament to the democracy of the shareholder process, Duke Energy is bound by the results of the shareholder vote and these past votes have not received the required approval percentage necessary to adopt the amendment, despite the Company’s recommendation and efforts.
Furthermore, this proposal requires “that the Board take all the steps necessary at its discretion to ensure that the topic of this proposal is approved by shareholders including a commitment to hire a proxy solicitor to conduct an intensive campaign and a commitment to adjourn the annual meeting to obtain the votes needed if necessary.” As mentioned above, the Company has previously engaged a proxy solicitor and conducted a solicitation campaign to assist in obtaining the necessary votes to approve this proposed amendment. The shareholders, however, voted not to approve. And the vote results were not particularly close. To commit to a solicitation campaign and other actions, including adjourning the annual meeting, to increase the vote support could cost tens of millions of dollars. And even then, there is no way the Company can ensure it is approved as the proposal requires. The Company has discussed this matter with a number of investors over the several years it has been considered and has received consistent feedback that although the amendment would be preferred, shareholders do not want the Company spending significant time and money on a solicitation campaign.
Finally, with respect to corporate governance, Duke Energy is recognized as a leader. We have consistently received ISS Governance QualityScore top rankings of 1 or 2 out of 10 for the past several years, were named as a top industry winner among U.S. utilities for investor transparency by Labrador Advisory Services in 2022, 2021, and 2019, and were named as a top 20 company overall for investor transparency by Labrador Advisory Services in each of 2021, 2020, and 2019.
Accordingly, the Board is not making a recommendation for this proposal and instead encourages shareholders to consider the proposal and express their viewpoint to the Board through their votes.

For the Above Reasons the Board of Directors Makes No Recommendation on this Proposal.
BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 89

PROPOSAL 7:
SHAREHOLDER PROPOSAL REGARDING FORMATION OF COMMITTEE TO EVALUATE DECARBONIZATION RISK

The National Center for Public Policy Research submitted the following proposal:
Fiduciary Carbon-Emission Relevance Report
Resolved: Shareholders of the Duke Energy Corporation (the “Company”) request that the Board of Directors charter a new Committee on Decarbonization Risk to evaluate the risks and drawbacks of attempting to meet demands for Company decarbonization. The committee should engage in formal review and oversight of corporate strategy, above and beyond matters of legal compliance, to assess the Company’s responses to demands for such decarbonization on activist- established deadlines. This review should include the potential impacts on the Company from flaws in activists’ climate models, concerns about technological or economic infeasibility of “green” and “renewable” energy sources, the possibility that “net-zero” decarbonization isn’t possible, that the US will not force decarbonization according to such schedules – thus obviating “stranded asset” calculations – that other countries will not adopt similar targets – thus making Company efforts meaningless – and other relevant considerations.
Supporting Statement: Duke Energy has touted its commitment to achieving “net-zero” carbon emissions by 2050.1 It’s not conclusive, however, that that’s even possible. And, from publicly available information, it doesn’t appear that the Company has fully considered the risks involved with attempting decarbonization on such a schedule.
Claims about the need for decarbonization, especially by some activist-generated date, are based on assumptions that are either counterfactual or insufficiently examined. For decades, claims have been made that carbon emissions must be reduced by some arbitrary date on which it will be too late for human civilization to sustain its existence.2 Decade after decade, those deadlines came and went and none of those apocalyptic claims held up. Nonetheless, climate activists haven’t learned their lesson and continue to demand decarbonization by a certain deadline, assured that this time a climate catastrophe will ensue if their demands aren’t met.
While such demands are silly and should be ignored outright, attempting to meet them can have serious ramifications. Propagating climate-catastrophist lies – and acting on them by reducing fossil fuel energy production – has real economic, social and political consequences.
Attempting to meet net-zero goals raises the price of fossil fuel energy while subsidizing other unreliable sources of energy. This has a ripple effect on the entire economy – when the price of energy increases, the price of everything else increases.
Additionally, decarbonization is meaningless if other countries don’t cooperate, and there is abundant evidence they won’t.3 The only thing it will do is make the US reliant on other nations, which can have negative geopolitical effects. For example, the US and other Western nations have become reliant on oppressive regimes like Russia for reliable fossil fuel exactly when it was most politically inconvenient to.
The US government has never mandated net-zero by statute or authorized regulatory action4 and is unlikely to do so, which contravenes the assumptions of “stranded asset” analysis. If decarbonization is neither required nor technologically feasible, the Company will pointlessly contribute to economic and political turmoil while harming its shareholders in the process.
1
www.duke-energy.com/our-company/environment/global-climate-change

2
www.nypost.com/2021/11/12/50-years-of-predictions-that-the-climate-apocalypse-is-nigh/

3
www.theepochtimes.com/across-the-world-coal-power-is-back_4671888.html;
www.realclearenergy.org/articles/2022/06/03/india_and_china_coal_production_surging_by_700m_
tons_per_year_thats_greater_than_all_us_coal_
output_835483.html;
www.realclearenergy.org/articles/2022/06/03/india_and_china_coal_production_surging_by_700m_
tons_per_year_thats_greater_than_all_us_coal_
output_835483.html;
www.breitbart.com/environment/2022/04/21/worlds-worst-polluter-china-increases-coal-production-by-three-hundred-million-tons/;
mishtalk.com/economics/global-net-zero-climate-change-targets-are-pie-in-the-sky

4
www.npr.org/2022/06/30/1103595898/
supreme-court-epa-climate-change

90 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

PROPOSAL 7:   SHAREHOLDER PROPOSAL REGARDING FORMATION OF COMMITTEE TO EVALUATE
DECARBONIZATION RISK
Opposing Statement of the Board of Directors:
Your Board of Directors recommends voting “AGAINST” this proposal.
Duke Energy’s Board of Directors and Various Committees already oversee and devote substantial resources to weighing the risks and benefits of decarbonization. The Board believes that formation of a new committee to consider decarbonization risk as requested in the proposal is unnecessary and not an effective use of Duke Energy’s resources because the Board and various committees already exercise extensive oversight of, and devote substantial resources to, the consideration of the risks and benefits of decarbonization to Duke Energy and its stakeholders. The Company has also prepared numerous disclosures regarding the topic, which are located on the Company’s ESG website at www.duke-energy.com/esg. Specifically, Duke Energy’s board members regularly review the issues, opportunities, and risks related to our clean energy transition strategy, including decarbonization, at their board meetings and invite outside experts to discuss these issues. Because climate-related risks, the assessment of the Company’s energy transition strategy, and their impacts on Duke Energy’s business span many different functional areas of our business, they are overseen by several different committees of our Board, in addition to the Board as a whole. For example:
•
The Finance and Risk Management Committee manages overall risks, including those related to our clean energy transition, as part of its enterprise risk management assessment reviews. This committee is also responsible for overseeing large capital investments, including those for new generation facilities, such as large renewables and storage projects, and for new natural gas infrastructure.

•
The Operations and Nuclear Oversight Committee oversees operational risks and responses, such as storm response and grid hardening, as well as our carbon-free nuclear fleet.

•
The Audit Committee oversees the disclosures regarding material climate-related risks in our filings with the SEC.

•
The Compensation and People Development Committee is responsible for integrating key performance metrics into our incentive plans relating to environmental and clean energy initiatives, among others.

•
The Corporate Governance Committee has responsibility for the oversight of sustainability goals and strategies.

In addition, as disclosed in the Company’s 2022 Climate Report, climate-related risks, including the assessment of decarbonization’s impact on the Company, are an integral part of Duke Energy’s annual comprehensive enterprise risk assessment (ERA) process, which identifies potential major/substantive risks to corporate profitability and value and is managed by the ERM function. The ERM function maintains and develops policies and standards and supports risk assessments in and across business units.
In 2019, Duke Energy committed to reducing carbon emissions from electricity generation by 50% from 2005 levels by 2030, and to achieving net-zero emissions by 2050. Since then, we have already made major strides toward reducing carbon emissions from our electric generating fleet, with reductions of 44% through 2021 while keeping energy affordable and reliable and are on track to well exceed our goal of at least a 50% reduction in carbon emissions from electricity generation from 2005 levels by 2030.
We believe that the energy utilities sector is uniquely positioned to drive massive energy and carbon savings and that the Company’s clean energy strategy makes sound business sense. The transition to clean energy (and grid modernization) will provide reliability and affordability while maintaining attractive returns for our shareholders through (1) taking advantage of decreasing prices and incentives for cleaner sources of energy, (2) replacing aging generating capacity that has increasing operation and maintenance costs, (3) mitigating the impacts of volatile fuel prices and less reliable fuel supplies, and (4) providing greater resilience to weather events.
Our Board of directors believes that the extensive oversight of decarbonization risk and opportunities by our Board and various committees, and comprehensive disclosure already publicly available on our website, clearly show that Duke Energy is already closely looking at the risks and opportunities associated with climate and decarbonization. Our Board believes that forming the committee requested by the proposal would thus not be an effective use of Duke Energy’s time and resources. Accordingly, the Board recommends that shareholders vote “AGAINST” this proposal.

For the Above Reasons the Board of Directors Recommends a Vote “AGAINST” this Proposal.
BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 91

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
How can I participate in the Annual Meeting?
Duke Energy’s 2023 Annual Meeting will once again be held exclusively via live webcast. Holders of record of Duke Energy’s common stock as of the close of business on the record date of March 6, 2023, are entitled to participate in, vote at, and submit questions in writing during the Annual Meeting by visiting www.virtualshareholdermeeting.com/DUK2023. To participate in the Annual Meeting via live webcast, you will need the 16-digit control number, which can be found on your
Notice, on your proxy card, and on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 1:00 p.m. Eastern time on May 4, 2023. Online check-in will begin at 12:30 p.m. Eastern time. Please allow ample time for the online check-in process. An audio broadcast of the Annual Meeting will be available by phone toll-free at 877.328.2502.

What is the pre-meeting forum and how can I access it?
One of the benefits of holding the Annual Meeting via live webcast is that it allows us to communicate more effectively with you via a pre-meeting forum that you can enter by visiting www.proxyvote.com. On our pre-meeting forum, you can submit questions in writing in advance of the Annual Meeting, and also access copies of our proxy materials. Through the pre-meeting forum, we can respond to more questions than we were able to respond to at previous meetings.

What if I have difficulties accessing the pre-meeting forum or locating my 16-digit control number prior to the day of the Annual Meeting on May 4, 2023?
Prior to the day of the Annual Meeting on May 4, 2023, if you need assistance with your 16-digit control number and you hold your shares in your own name, please call toll-free 866.232.3037 in the United States or 720.358.3640 if calling from outside the United States. If you hold your shares in the name of a bank or brokerage firm, you will need to contact your bank or brokerage firm for assistance with your 16-digit control number.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the live webcast of the Annual Meeting?
If you encounter any difficulties accessing the live webcast of the Annual Meeting during the online check-in process or during the Annual Meeting itself, including any difficulties with your 16-digit control number, please call toll-free
844.976.0738 in the United States or 303.562.9301 if calling from outside the United States, for assistance. Technicians will be ready to assist you beginning at 12:30 p.m. Eastern time with any difficulties.

On what am I voting?
More Information
PROPOSAL 1	Election of directors	Page 12
PROPOSAL 2	Ratification of Deloitte & Touche LLP as Duke Energy’s independent registered public accounting firm for 2023	Page 39
PROPOSAL 3	Advisory vote to approve Duke Energy’s named executive officer compensation	Page 41
PROPOSAL 4	Advisory vote on the frequency of the vote on executive compensation	Page 78
PROPOSAL 5	Approval of the Duke Energy Corporation 2023 Long-Term Incentive Plan	Page 79
PROPOSAL 6	Shareholder proposal regarding simple majority vote	Page 88
PROPOSAL 7	Shareholder proposal regarding formation of a committee to evaluate decarbonization risk	Page 90
Who can vote?
Holders of record of Duke Energy’s common stock as of the close of business on the record date, March 6, 2023. Each share of Duke Energy common stock has one vote.
92 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
How do I vote?
By Proxy – Before the Annual Meeting, you can submit a proxy to vote your shares of Duke Energy common stock in one of the following ways:
By Internet	By Phone	By Mailing Your Proxy Card

Visit 24/7 www.proxyvote.com	Call toll-free 24/7 800.690.6903 or by calling the number provided by your broker, bank, or other nominee if your shares are not registered in your name	Vote, sign your proxy card, and mail free of postage
The phone and online voting procedures are designed to confirm your identity, to allow you to give your voting instructions, and to verify that your instructions have been properly recorded. If you wish to vote by phone or online, please follow the instructions that are included on your Notice.
If you mail us your properly completed and signed proxy card or vote by phone or online, your shares of Duke Energy common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:
•
“FOR” the election of all nominees for director;

•
“FOR” the ratification of Deloitte & Touche LLP as Duke Energy’s independent registered public accounting firm for 2023;

•
“FOR” the advisory vote to approve Duke Energy’s named executive officer compensation;

•
“FOR AN ADVISORY VOTE EVERY YEAR” for the advisory vote on the frequency of the vote on executive compensation;

•
“FOR” the approval of the Duke Energy Corporation 2023 Long-Term Incentive Plan;

•
“ABSTAIN” for shareholder Proposal 6; and

•
“AGAINST” shareholder Proposal 7.

We do not expect that any other matters will be brought before the Annual Meeting. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting.
You may vote online up until 11:59 p.m. Eastern time on May 3, 2023, at www.proxyvote.com.

Remotely – You may participate in the Annual Meeting via live webcast and vote online during the Annual Meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/DUK2023.
May I change or revoke my vote?
Yes. You may change your vote or revoke your proxy at any time prior to the Annual Meeting by:
•
notifying Duke Energy’s Corporate Secretary in writing that you are revoking your proxy;

•
providing another signed proxy that is dated after the proxy you wish to revoke;

•
using the phone or online voting procedures; or

•
participating in the Annual Meeting via live webcast and voting online during the Annual Meeting prior to the closing of the polls.

Will my shares be voted if I do not provide my proxy?
It depends on whether you hold your shares in your own name or in the name of a bank or brokerage firm. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote online during the Annual Meeting prior to the closing of the poll. Brokerage firms generally have the authority to vote their customers’ unvoted shares on certain “routine” matters. If your shares are held in the name of a broker, bank, or other nominee, such nominee can vote your shares for the ratification of Deloitte as Duke Energy’s independent registered public accounting firm for 2023 if you do not timely provide your proxy because this matter is considered “routine” under the applicable rules. However, no other items are considered “routine” and may not be voted by your broker without your instruction.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 93

FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
If I am a participant in the Retirement Savings Plan, how do I vote shares held in my plan account?
If you are a participant in the Retirement Savings Plan, you have the right to provide voting directions to the plan trustee, Fidelity Management Trust Company, by submitting your proxy card for those shares of Duke Energy common stock that are held by the plan and allocated to your account. Plan participant proxies are treated confidentially.
If you elect not to provide voting directions to the plan trustee, the plan trustee will vote the Duke Energy shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from other plan participants. The plan trustee will follow participants’ voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974.
Because the plan trustee must process voting instructions from participants before the date of the Annual Meeting, you must deliver your instructions no later than May 1, 2023, at 11:59 p.m. Eastern time.

What constitutes a quorum?
As of the record date on March 6, 2023, 770,648,212 shares of Duke Energy common stock were issued and outstanding and entitled to vote at the Annual Meeting. In order to conduct the Annual Meeting, a majority of the shares entitled to vote must participate remotely via live webcast or by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote by phone or online, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” is not, however, counted as present and entitled to vote for purposes of voting on individual proposals other than ratification of Deloitte as Duke Energy’s independent registered public accounting firm. A broker “non-vote” occurs when a bank, broker, or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under NYSE listing standards, does not have discretionary authority to vote on a matter.

Who conducts the proxy solicitation and how much will it cost?
Duke Energy is requesting your proxy for the Annual Meeting and will pay all the costs of requesting shareholder proxies. We hired Georgeson LLC to help us send out the proxy materials and request proxies. The estimated fees for Georgeson’s services are approximately $25,300, plus out-of-pocket expenses, although the amount could be higher depending on the level of services provided by Georgeson. We can request proxies through the mail or personally by phone, fax, or online. We can use directors, officers, and other employees of Duke Energy to request proxies. Directors, officers, and other employees will not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Duke Energy common stock.

Where can I view the replay of the Annual Meeting webcast and the answers to questions submitted by shareholders in advance of or during the Annual Meeting?
A replay of the Annual Meeting webcast, as well as our answers to questions submitted by shareholders before and during the Annual Meeting, will be available until the release of the proxy statement for the following year at investors.duke-energy.com/news/default.aspx under “05/04/2023 – Annual Meeting of Shareholders.”

94 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

OTHER INFORMATION
Discretionary Voting Authority

As of the date this proxy statement was printed, Duke Energy did not anticipate that any matter other than the proposals included in this proxy statement would be raised at the Annual Meeting. If any other matters are properly presented at the
Annual Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

Delinquent Section 16(a) Report

Section 16(a) of the Exchange Act requires Duke Energy’s directors and executive officers, and any persons owning more than 10% of Duke Energy’s equity securities, to file with the SEC initial reports of beneficial ownership and certain changes in that beneficial ownership with respect to such equity securities of Duke Energy. We prepare and file these reports on behalf of our directors and executive officers. In
2022, to our knowledge, all Section 16(a) reporting requirements applicable to our directors and executive officers were satisfied in a timely manner with the exception of one late Form 4 filing for Ted Craver relating to the sale of 33 indirectly held shares on April 24, 2022, due to the liquidation of a trust, which was subsequently reported on a Form 4 filing on February 15, 2023.

Related Person Transactions

Related Person Transaction Policy.   The Corporate Governance Committee adopted a Related Person Transaction Policy that sets forth Duke Energy’s procedures for the identification, review, consideration, and approval or prohibition of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were, or will be participants and where the related person has a direct or indirect material interest in the transaction. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A “related person” is any executive officer, director, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons. The son of Dhiaa Jamil, our Executive Vice President and COO, is employed by a subsidiary of Duke Energy, in a non-executive officer position and received total compensation of less than $150,000 in 2022. His compensation was established in accordance with the Company’s compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions, and the transaction involving his compensation was reviewed and approved by the Corporate Governance Committee. Other than as described above, since January 1, 2022, there have been no related person transactions that were required to be approved under the Company's related person transaction guidelines or reported under the SEC’s related person transaction rules. In addition, in the ordinary course of business, in 2022, some of our directors and executive officers, their family members, and affiliated entities received electric and natural gas services on the same terms and conditions provided to other customers. Also, the affiliated entities of some of our directors and officers were involved in transactions that were immaterial to the Company. None of these transactions were directly or indirectly material to the associated director, officer, or affiliated entity.
Under the policy, if a transaction has been identified as a possible related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Corporate Governance Committee (or, if Corporate Governance Committee approval would be inappropriate, to the Board) to approve or prohibit. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction, and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will, on an annual basis, collect information from each director, executive officer, and (to the extent feasible) significant shareholders to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our codes of business conduct and ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Corporate Governance Committee (or Board) will consider the relevant available facts and circumstances, including but not limited to:
•
the risks, costs, and benefits to us;

•
the impact on a director’s independence if the related person is a director, immediate family member of a director, or an entity with which a director is affiliated;

•
the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 95

OTHER INFORMATION
The policy requires that, in determining whether to approve or prohibit a related person transaction, our Corporate Governance Committee (or Board) must consider, in light of known circumstances, whether the transaction is, or is not, inconsistent with our best interests and those of our shareholders, as our Corporate Governance Committee (or Board) determines in the good faith exercise of its judgment.

Proposals and Business by Shareholders

Proposals Pursuant to Rule 14a-8.   Under the rules of the SEC, if you wish to submit a proposal for inclusion in the proxy statement for Duke Energy’s 2024 Annual Meeting, it must be received by our Corporate Secretary no later than the close of business on November 24, 2023. However, if the date of the 2024 Annual Meeting is more than 30 days before or after the date of the prior year’s annual meeting, then the deadline for submitting any shareholder proposal for inclusion in the proxy materials relating to such Annual Meeting will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such shareholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, including Rule 14a-8.
Shareholder Director Nominations for Inclusion in the 2024 Proxy Statement.   We have adopted a proxy access right to permit, under certain circumstances, a shareholder or a group of shareholders to include in our annual meeting proxy statement director candidates whom they have nominated. If you wish to submit a director nominee for inclusion in the proxy statement for Duke Energy’s 2024 Annual Meeting, your written notice must be received by our Corporate Secretary no earlier than October 25, 2023, and no later than November 24, 2023. Your written notice must comply with the detailed requirements set forth in our By-Laws.
Shareholder Director Nominations and Other Shareholder Proposals for Presentation at the 2024 Annual Meeting Not Included in the 2024 Proxy Statement.   In addition, if you wish to introduce business at our 2024 Annual Meeting (besides the matters described on the Notice), you must send us written notice of the matter. Your written notice must comply with the requirements of Duke Energy’s By-Laws, and must be received by our Corporate Secretary at our principal executive office no earlier than January 5, 2024, and no later than February 4, 2024, unless our Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the prior year’s annual meeting, in which case the written notice must be received not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the Annual Meeting (or, if the first public announcement of the meeting is less than 100 days prior to the date of the meeting, the tenth day following the day on which the meeting is publicly announced). The individuals named as proxy holders for our Annual Meeting will have discretionary authority to vote proxies on matters of which we are not properly notified and also may have discretionary voting authority under other circumstances.
Universal Proxy Rules.   In addition to satisfying the foregoing requirements, including the timing and other requirements, under our By-Laws as summarized above under “Shareholder Director Nominations and Other Shareholder Proposals for Presentation at the 2024 Annual Meeting Not Included in the 2024 Proxy Statement,” to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our Company’s nominees for the 2024 Annual Meeting must also provide notice that sets forth all information required by Rule 14a-19 under the Securities Exchange Act of 1934 to our Corporate Secretary at our principal executive office at the following address: Kodwo Ghartey-Tagoe, Executive Vice President, Chief Legal Officer and Corporate Secretary, Duke Energy Corporation, DEP-10I, P.O. Box 1414, Charlotte, NC 28201-1414.

Householding Information

Duke Energy has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, a single copy of the annual report and proxy statement is sent to any household at which two or more shareholders reside, unless one of the shareholders at that address notifies us that they wish to receive individual copies. Each shareholder will continue to receive separate proxy cards, and householding will not affect dividend check mailings or InvestorDirect Choice Plan statement mailings in any way.
If you have previously consented, householding will continue until you are notified otherwise or until you notify Broadridge Investor Communication Solutions, Inc. by mail at Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by phone at 866.540.7095, that you wish to receive separate annual reports and proxy statements. You will be removed from the householding program within 30 days of receipt of your notice. If you received a householded mailing this year and you would like to have additional copies of our annual report and proxy statement mailed to you, please submit your request to Broadridge Investor Communication Solutions, Inc. at the number or address listed above. They will promptly send additional copies of the annual report and proxy statement upon receipt of such request.
Many brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

96 DUKE ENERGY 2023 PROXY STATEMENT	BUILDING A SMARTER ENERGY FUTURE®

OTHER INFORMATION
 Electronic Delivery of the Annual Report and Proxy Materials

If you received a paper version of this year’s proxy materials, please consider signing up for electronic delivery of next year’s proxy materials. Electronic delivery significantly reduces Duke Energy’s printing and postage costs and also reduces our consumption of natural resources. You will be notified immediately by email when next year’s annual report and proxy materials are available. Electronic delivery also makes it more convenient for shareholders to vote on issues that affect Duke Energy.
In order to enroll for electronic delivery, go to www.icsdelivery.com/duk and follow the instructions. If you elect to receive your Duke Energy proxy materials electronically, you can still request paper copies by contacting Investor Relations toll-free at 800.488.3853 or at investors.duke-energy.com/
resources/investor-contacts/default.aspx.

BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 97

GLOSSARY OF TERMS
2022 Form 10-K	Annual Report on Form 10-K for the year ended December 31, 2022
AGA	American Gas Association
Annual Meeting	Annual Meeting of Shareholders
ANS	American Nuclear Society
Board	Board of Directors
CDP	Carbon Disclosure Project
CEO	Chief Executive Officer
CERT	Community Emergency Response Team
CFO	Chief Financial Officer
COO	Chief Operating Officer
CPCN	Certificate of Public Convenience and Necessity
Cinergy Plan	Cinergy Corp. Non-Union Employees’ Pension Plan
Deloitte	Deloitte & Touche LLP
Directors’ Savings Plan	Duke Energy Corporation Directors’ Savings Plan
Duke Energy or the Company	Duke Energy Corporation
ECBP	Duke Energy Executive Cash Balance Plan
EEI	Edison Electric Institute
ESCC	Electricity Subsector Coordinating Council
EPS	Earnings Per Share
ESG	Environmental, social, and governance
Exchange Act	Securities Exchange Act of 1934, as amended
Executive Savings Plan	Duke Energy Corporation Executive Savings Plan
FAP	Final Average Monthly Pay
GAAP	Generally Accepted Accounting Principles in the United States
GRI	Global Reporting Initiative
Internal Revenue Code	Internal Revenue Code of 1986
INPO	Institute of Nuclear Power Operations
IRP	Integrated Resource Plan
LDC	Local Distribution Company
LTI	Long-Term Incentive
MW	Megawatt
NCUC	North Carolina Utilities Commission
NEI	Nuclear Energy Institute
NEO	Named Executive Officer
Notice	Notice Regarding the Availability of Proxy Materials
NRC	Nuclear Regulatory Commission
NYSE	New York Stock Exchange
O&M	Operations and Maintenance
OSHA	Occupational Safety and Health Administration
pandemic	COVID-19 pandemic
Piedmont	Piedmont Natural Gas Company, Inc.
RCBP	Duke Energy Retirement Cash Balance Plan
Retirement Savings Plan	Duke Energy Retirement Savings Plan
RFP	Request For Proposal
RSU	Restricted Stock Unit
SAR	Stock Appreciation Right
SASB	Sustainability Accounting Standards Board
SEC	Securities and Exchange Commission
Securities Act	Securities Act of 1933, as amended
STI	Short-Term Incentive
TCFD	Task Force for Climate-related Disclosures
TDC	Total Direct Compensation
TICR	Total Incident Case Rate
TSR	Total Shareholder Return
Traditional Program	Cinergy Plan’s Traditional Program
UTY	Philadelphia Utility Index
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APPENDIX A
Cautionary Note Regarding Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
•
The ability to implement our business strategy, including our carbon emission reduction goals;

•
State, federal, and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

•
The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

•
The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

•
The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

•
The impact of extraordinary external events, such as the pandemic health event resulting from COVID-19, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;

•
Costs and effects of legal and administrative proceedings, settlements, investigations, and claims;

•
Industrial, commercial, and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy, reduced customer usage due to cost pressures from inflation or fuel costs, and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;

•
Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources, as well as stranded costs;

•
Advancements in technology;

•
Additional competition in electric and natural gas markets and continued industry consolidation;

•
The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes, and tornadoes, including extreme weather associated with climate change;

•
Changing investor, customer and other stakeholder expectations and demands, including heightened emphasis on environmental, social, and governance concerns and costs related thereto;

•
The ability to successfully operate electric generating facilities and deliver electricity to customers, including direct or indirect effects to the Company resulting from an incident that affects the United States electric grid or generating resources;

•
Operational interruptions to our natural gas distribution and transmission activities;

•
The availability of adequate interstate pipeline transportation capacity and natural gas supply;

•
The impact on facilities and business from a terrorist or other attack, war, vandalism,cybersecurity threats, data security breaches, operational accidents, information technology failures, or other catastrophic events, such as fires, explosions, pandemic health events, or other similar occurrences;

•
The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

•
The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

•
The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation mix, and general market and economic conditions;

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APPENDIX A
•
Credit ratings may be different from what is expected;

•
Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;

•
Construction and development risks associated with the completion of capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

•
Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

•
The ability to control operation and maintenance costs;

•
The level of creditworthiness of counterparties to transactions;

•
The ability to obtain adequate insurance at acceptable costs;

•
Employee workforce factors, including the potential inability to attract and retain key personnel;

•
The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);

•
The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities, as well as the successful sale of the commercial renewables business;

•
The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;

•
The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

•
The impacts from potential impairments of goodwill or equity method investment carrying values;

•
Asset or business acquisitions and dispositions, may not yield the anticipated benefits;

•
The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy, or cause fluctuations in the trading price of our common stock; and

Additional risks and uncertainties are identified and discussed in the Company’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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APPENDIX B
Non-GAAP Financial Measures
Adjusted Earnings per Share (EPS)
The materials include a discussion of adjusted EPS. The non-GAAP financial measure, adjusted EPS, represents basic EPS available to Duke Energy Corporation common stockholders (GAAP reported EPS), adjusted for the per share impact of special items. Special items represent certain charges and credits, which management believes are not indicative of Duke Energy’s ongoing performance.
Management believes the presentation of adjusted EPS provides useful information to investors, as it provides them with an additional relevant comparison of Duke Energy’s performance across periods. Management uses this non-GAAP financial measure for planning and forecasting and for reporting financial results to the Duke Energy Board of Directors, employees, stockholders, analysts and investors. Adjusted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measure for adjusted EPS is reported basic EPS available to Duke Energy Corporation common stockholders.
Adjusted EPS Guidance
The materials reference the long-term range of annual growth of 5%-7% through 2027 off the midpoint of 2023 adjusted EPS guidance range of $5.65. In addition, the materials include a reference to the revised forecasted 2022 adjusted EPS guidance range of $5.20 to $5.30. Forecasted adjusted EPS is a non-GAAP financial measure as it represents basic EPS available to Duke Energy Corporation common stockholders (GAAP reported EPS), adjusted for the per share impact of special items. Special items represent certain charges and credits, which management believes are not indicative of Duke Energy’s ongoing performance.
Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile it to the most directly comparable GAAP measure is not available at this time, as management is unable to project all special items for future periods, such as legal settlements, the impact of regulatory orders or asset impairments.
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Appendix C
DUKE ENERGY CORPORATION
2023 LONG-TERM INCENTIVE PLAN
1.
ESTABLISHMENT AND PURPOSE OF THE PLAN

(a)   The Corporation hereby establishes this Plan effective upon the approval of the Plan by the shareholders of the Corporation at the annual meeting of shareholders on May 4, 2023 (the “Effective Date”). Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.
(b)   The purpose of the Plan is to promote the interests of the Corporation and its shareholders by strengthening the Corporation’s ability to attract, motivate and retain key employees and directors of the Corporation upon whose judgment, initiative and efforts the financial success and growth of the business of the Corporation largely depend, and to provide an additional incentive for key employees and directors through stock ownership and other rights that promote and recognize the financial success and growth of the Corporation.
(c)   Subject to the approval of the Plan by the shareholders of the Corporation on the Effective Date, the Duke Energy Corporation 2015 Long-Term Incentive Plan (the “Prior Plan”) will automatically terminate in its entirety effective on the Effective Date without further action or notice; provided that all outstanding awards under the Prior Plan as of the Effective Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan.
2.   DEFINITIONS
Wherever the following capitalized terms are used in the Plan they shall have the meanings specified below:
(a)   “Award” means an award of an Option, Restricted Stock, Stock Appreciation Right, Performance Award, Restricted Stock Unit, Stock Retainer or Dividend Equivalent granted under the Plan.
(b)   “Award Agreement” means either: (a) an agreement, either in written or electronic format, entered into by the Corporation and a Participant setting forth the terms and conditions of an Award granted to the Participant; or (b) a statement, either in written or electronic format, issued by the Corporation to a Participant describing the terms and conditions of an Award granted to the Participant, which need not be signed by the Participant.
(c)   “Board” means the Board of Directors of the Corporation.
(d)   “Change in Control” shall have the meaning specified in Section 13.2 hereof.
(e)   “Code” means the Internal Revenue Code of 1986, as amended.
(f)   “Committee” means the Compensation and People Development Committee of the Board, or such other committee or subcommittee of the Board or group of individuals appointed by the Board to administer the Plan from time to time.
(g)   “Common Stock” means the common stock of the Corporation, par value $0.001 per share, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 3.3.
(h)   “Corporation” means Duke Energy Corporation, a Delaware corporation.
(i)   “Date of Grant” means the date on which an Award under the Plan is made by the Committee (which date shall not be earlier than the date on which the Committee takes action with respect thereto), or such later date as the Committee may specify that the Award becomes effective.
(j)   “Dividend Equivalent” means an Award under Section 12 hereof entitling a Participant to receive payments with respect to dividends declared on the Common Stock.
(k)   “Effective Date” has the meaning provided in Section 1(a) above.
(l)   “Eligible Person” means any person who is an Employee or an Independent Director.
(m)   “Employee” means any person who is a key employee of the Corporation or any Subsidiary or who has agreed to serve in such capacity within 90 days after the Date of Grant; provided, however, that with respect to Incentive Stock Options, “Employee” means any person who is considered an employee of the Corporation or any Subsidiary for purposes of Treasury Regulation Section 1.421-1(h).
(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(o)   “Fair Market Value” of a share of Common Stock as of a given date means (i) if the Common Stock is listed on any established stock exchange, the closing sales price of the Common Stock on such exchange as reflected on the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first
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Appendix C
preceding date on which any such sale shall have been reported. If Common Stock is not listed on an established exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate (but in any event such amount shall not be less than fair market value within the meaning of section 409A of the Code).
(p)   “Incentive Stock Option” means an option to purchase Common Stock that is intended to qualify as an incentive stock option under section 422 of the Code and the Treasury Regulations thereunder.
(q)   “Independent Director” means a member of the Board who is not an employee of the Corporation or any Subsidiary.
(r)   “Nonqualified Stock Option” means an option to purchase Common Stock that is not an Incentive Stock Option.
(s)   “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 hereof.
(t)   “Participant” means any Eligible Person who holds an outstanding Award under the Plan.
(u)   “Performance Award” means an Award made under Section 9 hereof entitling a Participant to a payment based on the Fair Market Value of Common Stock (a “Performance Share”) or based on specified dollar units (a “Performance Unit”) at the end of a performance period if certain conditions established by the Committee are satisfied.
(v)   “Plan” means this 2023 Long-Term Incentive Plan as set forth herein, and as it may be amended from time to time.
(w)   “Prior Plan” has the meaning provided in Section 1(c) above.
(x)   “Restricted Stock” means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.
(y)   “Restricted Stock Unit” means an Award under Section 10 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a share of Common Stock.
(z)   “Stock Appreciation Right” or “SAR” means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.
(aa)   “Stock Retainer” means an Award under Section 11 hereof entitling an Independent Director to receive an unrestricted share of Common Stock.
(bb)   “Subsidiary” means an entity that is wholly owned, directly or indirectly, by the Corporation, or any other affiliate in which the Corporation owns, directly or indirectly, a proprietary interest of more than fifty percent (50%); provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall not include any entity that does not qualify within the meaning of section 424(f) of the Code as a “subsidiary corporation” with respect to the Corporation.
3.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN
3.1.   Number of Shares.
(a)   Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 15,000,000 shares of Common Stock, all of which may be issued pursuant to Incentive Stock Options. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock, treasury stock or shares of Common Stock acquired in the open market.
(b)   Notwithstanding any provision to the contrary in the Plan or in any policy of the Corporation regarding non-employee director compensation, the sum of (i) the aggregate grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards, and (ii) the total cash fees or retainers, in each case granted or paid during any calendar year to an Independent Director as compensation for services as a member of the Board, shall not exceed $750,000 in the aggregate. The Board may make exceptions to this limit for an Independent Director when the Board determines in its discretion that such exception is reasonable and appropriate, provided that the Independent Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Independent Directors.
3.2.   Share Counting.   If any share of Common Stock that is the subject of an Award is not issued and ceases to be issuable for any reason, or is forfeited, canceled or returned to the Corporation for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, such share of Common Stock will no longer be charged against the maximum share limitations as set forth in Section 3.1(a) and may again be made subject to Awards under the Plan pursuant to such limitations. Common Stock covered by an Award granted under the Plan shall not be counted unless and until it is actually issued or transferred to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award granted under the Plan, any Common Stock that is covered by the Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (a) Common Stock tendered in payment of the exercise price of an Option shall not be added to the aggregate Plan limit described in Section 3.1(a); (b) Common Stock withheld by the Corporation
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Appendix C
to satisfy a tax withholding obligation shall not be added to the aggregate Plan limit described in Section 3.1(a); (c) Common Stock that is repurchased by the Corporation with Option proceeds shall not be added to the aggregate Plan limit described in Section 3.1(a); and (d) all Common Stock covered by a SAR, to the extent that it is exercised and settled in Common Stock, regardless of the number of shares of Common Stock actually issued or transferred to a Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.
3.3.   Adjustments.   If there shall occur any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any similar corporate transaction or event in respect of the Common Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause a proportionate adjustment to be made in (a) the maximum numbers and kind of shares provided in Section 3.1 hereof, (b) the number and kind of shares of Common Stock, share units, or other rights subject to the then-outstanding Awards, (c) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (d) the performance targets or goals appropriate to any outstanding Performance Awards or (e) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash or other property) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Notwithstanding the foregoing, any such adjustments (including any adjustments under Section 13.1 below) shall be made in a manner consistent with the requirements of section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of section 424(a) of the Code.
4.   ADMINISTRATION OF THE PLAN
4.1.   Committee Members.   Except as provided in Sections 4.4 and 4.5 hereof, the Plan will be administered by the Committee, which unless otherwise determined by the Board will consist solely of two or more persons who satisfy the requirements for a “nonemployee director” under Rule 16b-3 promulgated under the Exchange Act and the requirements for an “independent director” under the listing rules of any securities exchange on which shares of Common Stock are listed. The Committee may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award under it.
4.2.   Discretionary Authority.   Subject to the express limitations of the Plan, the Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, and the duration of the Award. The Committee also has discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.
4.3.   Changes to Awards.   Subject to the limitations of Section 16.3, the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, (a) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the canceled Awards or (b) the amendment of the terms of any and all outstanding Awards. The Committee may in its discretion accelerate the vesting or exercisability of an Award at any time or on the basis of any specified event.
4.4.   Delegation of Authority.   The Committee shall have the right, from time to time, to delegate to one or more officers or directors of the Corporation the authority of the Committee to grant and determine the terms and conditions of Awards under the Plan, subject to applicable law and such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards made to any member of the Board or to any officer subject to the requirements of Section 16(a) of the Exchange Act.
4.5.   Authority of the Board; Awards to Independent Directors.   The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.5) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control. Without limiting the foregoing, the Board specifically reserves the exclusive authority to approve and administer all Awards granted to Independent Directors under the Plan.
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Appendix C
5.   ELIGIBILITY AND AWARDS
All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement as described in Section 14 hereof that shall include the terms and conditions consistent with the Plan as the Committee may determine.
6.   STOCK OPTIONS
6.1.   Grant of Option.   An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees shall be eligible for Awards of Incentive Stock Options. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option.
6.2.   Exercise Price.   The exercise price of the Option shall be determined by the Committee; provided, however, that the exercise price per share of an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.
6.3.   Vesting; Term of Option.   The Committee, in its sole discretion, shall prescribe in the Award Agreement the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement, and subject to such limitations as may apply under an Award Agreement relating to the termination of a Participant’s employment or other service with the Corporation or any Subsidiary.
6.4.   Option Exercise; Withholding.   Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by notice to the Corporation together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made (a) in cash or by cash equivalent, (b) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (c) at the discretion of the Committee, and subject to applicable law, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (d) at the discretion of the Committee, by withholding from delivery shares of Common Stock for which the Option is otherwise exercised, (e) at the discretion of the Committee, by a combination of the methods described above or (f) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Corporation the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under one or more of the methods described above for the payment of the exercise price of the Options or as otherwise may be approved by the Committee.
6.5.   Limited Transferability.   Solely to the extent permitted by the Committee in an Award Agreement and subject to such terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be transferred to members of a Participant’s immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of such Participant’s immediate family, and/or to such other persons or entities as may be approved by the Committee in advance and set forth in an Award Agreement, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration (other than nominal consideration) being received therefor. Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by such Participant.
6.6.   Additional Rules for Incentive Stock Options.
(a)   Annual Limits.   No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Corporation, any Subsidiary or any parent corporation, would exceed $100,000 (or such other amount provided under section 422(d) of the Code), determined in accordance with section 422(d) of the Code and Treasury Regulations thereunder. This limitation shall be applied by taking stock options into account in the order in which granted.
(b)   Termination of Employment.   An Award Agreement for an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Corporation and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of section 422 of the Code and Treasury Regulations thereunder.
(c)   Other Terms and Conditions; Nontransferability.   Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the
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Appendix C
Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under section 422 of the Code and Treasury Regulations thereunder. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Corporation. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by such Participant.
(d)   Disqualifying Dispositions.   If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to a Participant upon exercise, such Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.
7.   STOCK APPRECIATION RIGHTS
7.1.   Grant of SARs.   A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee.
7.2.   Tandem SARs.   A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. A SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. A SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.
7.3.   Freestanding SARs.   A Stock Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant. The base price of a SAR granted without relationship to an Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of a freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.
7.4.   Payment of SARs.   A SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (b) the number of shares as to which such SAR will have been exercised. Payment of the amount determined under the foregoing may be made, in the discretion of the Committee as set forth in the Award Agreement, in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock.
8.   RESTRICTED STOCK
8.1.   Grants of Restricted Stock.   An Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with an Award of Restricted Stock, require the payment of a specified purchase price.
8.2.   Vesting Requirements.   The restrictions imposed on an Award of Restricted Stock shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment or service of a Participant with the Corporation or its Subsidiaries for a specified time period or periods. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion.
8.3.   Restrictions.   Shares of Restricted Stock may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or expire or unless otherwise allowed by the Committee. The Committee may require a Participant to enter into an escrow agreement providing that any certificates representing Restricted Stock granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire. Failure to satisfy any applicable restrictions shall result in the subject shares of Restricted Stock being forfeited and returned to the Corporation, with any purchase price paid by such Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing Restricted Stock granted under the Plan bear a legend making appropriate reference to the restrictions imposed.
8.4.   Rights as Shareholder.   Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, a Participant will have all rights of a shareholder with respect to shares of Restricted Stock granted to him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock is granted, as set forth in the Award Agreement. Notwithstanding the
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preceding sentence, dividends or other distributions with respect to Restricted Stock that vest based on the achievement of specified performance objectives shall be accumulated until such Award is earned, and the dividends or other distributions shall not be paid if such performance objectives are not satisfied.
8.5.   Section 83(b) Election.   The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the applicable Participant refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to an Award of Restricted Stock, such Participant shall be required to promptly file a copy of such election with the Corporation.
9.   PERFORMANCE AWARDS
9.1.   Grant of Performance Awards.   The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant either in shares of Common Stock (Performance Shares) or in specified dollar amounts (Performance Units). At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences.
9.2.   Payment of Performance Awards.   At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock or a combination of cash and shares of Common Stock. Payment of Performance Awards shall be made as provided in the applicable Award Agreement.
9.3.   Performance Criteria.   The performance criteria applicable to the payment or vesting of an Award may include (without limitation) one or more of the following business measures, which may be applied with respect to the Corporation, any Subsidiary or any business unit, or, if applicable, any Participant, and which may be measured on an absolute or relative to a peer-group or other market measure basis: total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; reliability; reportable environmental events, significant operational events, climate, emissions, employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; operations and maintenance expenses; fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management.
10.   RESTRICTED STOCK UNITS
10.1.   Grant of Restricted Stock Units.   A Restricted Stock Unit Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Restricted Stock Units and the maximum value of the Restricted Stock Units, if any.
10.2.   Payment of Restricted Stock Units.   Upon the vesting date or dates applicable to a Restricted Stock Unit granted to a Participant, an amount equal to the Fair Market Value of one share of Common Stock upon such vesting dates (subject to any applicable maximum value) shall be paid with respect to such Restricted Stock Unit granted to such Participant. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof.
11.   STOCK RETAINER
11.1.   Grant of Stock Retainer.   The Board may grant a Stock Retainer to Independent Directors. An Award of a Stock Retainer represents a specified number of shares of Common Stock that are issued without restrictions on transfer or forfeiture conditions. The Board may, in connection with an Award of a Stock Retainer, require the payment of a specified purchase price. Employees shall not be eligible for an Award of a Stock Retainer.
11.2   Payment of Stock Retainer.   In the event that the Board grants a Stock Retainer, a certificate for (or book entry representing) the shares of Common Stock constituting such Stock Retainer shall be issued in the name of the Independent Director to whom such grant was made as soon as practicable after the date on which such Stock Retainer is payable.
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12.   DIVIDEND EQUIVALENTS
12.1.   Grant of Dividend Equivalents.   A Dividend Equivalent granted to a Participant is an Award in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years from the Date of Grant. Dividend Equivalents may be granted on a stand-alone basis or in tandem with other Awards; provided, however, that no Dividend Equivalents may be granted with respect to Options or Stock Appreciation Rights. Dividend Equivalents granted on a tandem basis shall expire at the time the underlying Award becomes payable to the applicable Participant, or expires.
12.2.   Payment of Dividend Equivalents.   Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, as determined by the Committee. Dividend Equivalents shall be payable to a Participant as soon as practicable following the time dividends are declared and paid with respect to the Common Stock, or at such later date as the Committee shall specify in the Award Agreement. Notwithstanding anything contained in the Plan to the contrary (except as provided pursuant to Section 13 of the Plan or on account of the Participant’s termination of employment or service), Dividend Equivalents with respect to any Performance Awards shall be accumulated until such Award is earned, and the Dividend Equivalents shall not be paid if the applicable performance goals are not satisfied.
13.   CHANGE IN CONTROL
13.1.   Effect of Change in Control.
(a)   In the event of a Change in Control (as defined below), a Participant’s unvested Awards shall not automatically vest, except as otherwise provided by the Committee in an Award Agreement. Instead, outstanding Awards shall continue in effect or be assumed, or an equivalent Award substituted, by the successor corporation or a parent or subsidiary of the successor corporation (with appropriate adjustments to the Awards as set forth in Section 3.3 above).
(b)   If the successor corporation and its parent in a Change in Control refuse to assume or substitute for an Award as provided in Section 13.1(a) above, then the Committee shall, without the consent of the affected Participants: (i) provide for the cancellation of the vested portion of any such Award in exchange for either an amount of cash (or stock, other securities or other property) with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award is equal to or less than zero, then the Award shall be cancelled without payment of consideration, and (ii) provide for the cancellation of the unvested portion of the Award without payment of consideration as of the date of the Change in Control.
13.2.   Definition of Change in Control.   Except as otherwise provided by the Committee in an Award Agreement, for purposes hereof, a “Change in Control” shall be deemed to have occurred upon:
(a)   an acquisition subsequent to the Effective Date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; excluding, however, the following: (1) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) any acquisition by the Corporation and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary;
(b)   during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;
(c)   the consummation of a merger, consolidation, reorganization or similar corporate transaction which has been approved by the shareholders of the Corporation, whether or not the Corporation is the surviving corporation in such transaction, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization; or
(d)   the consummation of (A) the sale or other disposition of all or substantially all of the assets of the Corporation or (B) a complete liquidation or dissolution of the Corporation, which has been approved by the shareholders of the Corporation.
14.   AWARD AGREEMENTS
14.1.   Form of Agreement.   Each Award under the Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the
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exercise, base or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award and, in the case of Performance Awards, the applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 422 of the Code. By executing the Award Agreement or accepting any benefit under the Plan, each Participant and each person claiming a benefit under or through any Participant shall be deemed to have accepted and consented to the terms of the Plan and any action taken in good faith under the Plan by and within the discretion of the Committee, the Board or their delegates.
14.2   Minimum Vesting Period.   All Awards, and tranches or portions thereof, granted under the Plan shall be subject to a minimum vesting period of one year measured from the Date of Grant; provided, however, that up to 5% of the total number of shares of Common Stock remaining available for issuance under the Plan under Section 3.1(a) (subject to adjustment thereafter under Section 3.3) may be granted without regard to this minimum vesting period. Nothing contained in this Section 14.2 shall limit the Committee’s authority to provide for accelerated vesting in the event of an earlier Change in Control or termination of service and, for the avoidance of doubt, any shares of Common Stock issued as a result of such accelerated vesting shall not count against the 5% limit described above. Notwithstanding anything in the Plan to the contrary, Awards granted in connection with a merger, acquisition or similar transaction in substitution for stock awards granted by a previously-unrelated entity shall not be subject to the minimum vesting provisions of this Section 14.2 and shall not count against the 5% limit described above.
14.3.   Termination of Service.   The Award Agreements may include provisions describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with, or other service to, the Corporation and all Subsidiaries, such as provisions relating to the vesting, exercisability, acceleration, forfeiture or cancellation of the Award in these circumstances, including any such provisions as may be appropriate for Incentive Stock Options as described in Section 6.6(b) hereof.
14.4.   Forfeiture Events.   The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Corporation or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to a Participant, or other conduct by such Participant that is detrimental to the business or reputation of the Corporation or any Subsidiary. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Corporation, including any such policy that may be adopted or amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or applicable securities exchange.
14.5.   Amendment.   Award Agreements covering outstanding Awards may be amended or modified by the Committee in any manner that may be permitted for the grant of Awards under the Plan, subject to the consent of the Participant to the extent provided in the Award Agreement (it being understood that changes or adjustments permitted by Sections 3.3 or 13.1 do not require Participant consent). In accordance with such procedures as the Corporation may prescribe, a Participant may sign or otherwise execute an Award Agreement and may consent to amendments of modifications of Award Agreements covering outstanding Awards by electronic means.
15.   GENERAL PROVISIONS
15.1.   No Assignment or Transfer; Beneficiaries.   Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that a Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an Award following such Participant’s death.
15.2.   Deferrals of Payment.   The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount. Unless otherwise expressly agreed between the Participant and the Corporation, any such deferral shall be effected in accordance with the requirements of section 409A of the Code so as to avoid any imposition of a tax under section 409A of the Code.
15.3.   Rights as Shareholder.   A Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date such Participant becomes the holder of record of those securities. Except as
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provided in Sections 3.3 and 8.4 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for Dividend Equivalents, dividend payments or similar economic benefits.
15.4.   Employment or Service.   Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise serves the Corporation or any Subsidiary.
15.5.   Securities Laws.   No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all the requirements applicable to the Award imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Corporation may require a Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.
15.6.   Tax Withholding.   Each Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by such Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, provided that, if shares of Common Stock are withheld from delivery under an Award, the Fair Market Value of the shares withheld shall not exceed, as of the time the withholding occurs, the minimum amount of tax for which withholding is required (or such other amount that will not result in adverse financial accounting consequences for the Corporation or a Subsidiary).
15.7.   Unfunded Plan.   The adoption of the Plan and any setting aside of cash amounts or shares of Common Stock by the Corporation with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under the Plan shall be a general, unsecured obligation of the Corporation payable solely from the general assets of the Corporation, and neither a Participant nor such Participant’s permitted transferees or estate shall have any interest in any assets of the Corporation by virtue of the Plan, except as a general unsecured creditor of the Corporation. Notwithstanding the foregoing, the Corporation shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Corporation’s creditors to discharge its obligations under the Plan.
15.8.   Other Compensation and Benefit Plans.   The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Subsidiary, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees of the Corporation or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.
15.9.   Plan Binding on Successors.   The Plan shall be binding upon the Corporation, its successors and assigns, and each Participant, his executor, administrator and permitted transferees and beneficiaries.
15.10.   Construction and Interpretation.   Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.
15.11.   Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
15.12.   Governing Law.   The validity and construction of the Plan and of the Award Agreements shall be governed by the laws of the State of Delaware, without regard to any applicable state’s choice of law provisions.
15.13.   Non-U.S. Employees.   In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, who are employed by the Corporation or any Subsidiary outside of the United States of America or who provide services to the Corporation under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.
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15.14.   Compliance with Section 409A of the Code.   The Plan is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of the Plan that would cause an Award, issuance and/or payment to fail to satisfy section 409A of the Code shall have no force and effect until amended to comply with Code section 409A (which amendment may be retroactive to the extent permitted by applicable law).
16.   EFFECTIVE DATE, TERMINATION AND AMENDMENT
16.1.   Termination.   The Plan shall terminate on the date immediately preceding the tenth anniversary of the Effective Date. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect in any material way any Award theretofore granted without the consent of the affected Participant or the permitted transferee of the Award.
16.2.   Amendment.   The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the approval of the Corporation’s shareholders to extent such approval is required to comply with the listing rules of any securities exchange on which shares of Common Stock are listed or any other applicable rule or law. In addition, the Board may seek the approval of any amendment or modification by the Corporation’s shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 422 of the Code or for any other purpose. No amendment or modification of the Plan shall adversely affect in any material way any Award theretofore granted without the consent of the affected Participant or the permitted transferee of the Award.
16.3.   Prohibition on Repricing.   Except for adjustments made pursuant to Sections 3.3 or 13.1, the Committee will not, without the further approval of the shareholders of the Corporation, authorize the amendment of any outstanding Option or SAR to reduce the exercise price. No Option or SAR will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the shareholders of the Corporation, except as provided in Sections 3.3 or 13.1. Furthermore, no Option or SAR will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Corporation. This Section 16.3 is intended to prohibit the repricing of “underwater” Options or SARs without shareholder approval and will not be construed to prohibit the adjustments provided for in Sections 3.3 or 13.1.
BUILDING A SMARTER ENERGY FUTURE®	DUKE ENERGY 2023 PROXY STATEMENT 111

ACCELERATING TOWARD A CLEAN ENERGY FUTURE

Here's how we're taking action for our communities, while keeping energy affordable and reliable.

BOOSTING RENEWABLES

30,000 MW of renewable energy by 2035

13,000 MW of energy storage by 2050

Renewables 40% or more of our energy mix by 2050

ELECTRIFYING TRANSPORTATION

20+ EV infrastructure pilots and filings

$100 million invested to help decarbonize transportation

Electrifying our fleet and helping other companies electrify theirs

CHAMPIONING NEW TECHNOLOGIES

CH_4 Advancements in emission monitoring

Advocating for new, zero-emission technologies such as:

- Advanced nuclear
- Hydrogen
- Energy storage technologies

MAINTAINING CRITICAL SUPPORT

Pursuing subsequent license renewals for carbon-free nuclear

Leveraging the benefits of **RELIABLE NATURAL GAS** to support emission reductions and more renewables

Net-zero methane emissions *from natural gas business by 2030.* ***Net-zero emissions*** *by 2050 from electric generation and natural gas businesses including Scopes 1 and 2 and certain Scope 3 emissions.*

Decarbonizing for our communities

DUKE ENERGY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY MAIL
Mark, sign, and date this proxy card, and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received by May 3, 2023.

DETACH AND RETURN THIS PORTION ONLY

DUKE ENERGY CORPORATION

The Board of Directors recommends a vote "FOR" all Director nominees.

1. Election of directors:

Nominees:	**For**	**Against**	**Abstain**
1a. Derrick Burks	☐	☐	☐
1b. Annette K. Clayton	☐	☐	☐
1c. Theodore F. Craver, Jr.	☐	☐	☐
1d. Robert M. Davis	☐	☐	☐
1e. Caroline Dorsa	☐	☐	☐
1f. W. Roy Dunbar	☐	☐	☐
1g. Nicholas C. Fanandakis	☐	☐	☐
1h. Lynn J. Good	☐	☐	☐
1i. John T. Herron	☐	☐	☐
1j. Idalene F. Kesner	☐	☐	☐
1k. E. Marie McKee	☐	☐	☐
1l. Michael J. Pacilio	☐	☐	☐
1m. Thomas E. Skains	☐	☐	☐
1n. William E. Webster, Jr.	☐	☐	☐

Management Proposals

The Board of Directors recommends you vote for "1 YEAR" on Proposal 4.

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. Advisory vote on the frequency of an advisory vote on executive compensation	☐	☐	☐	☐

The Board of Directors recommends a vote "FOR" Proposal 5.

	For	**Against**	**Abstain**
5. Approval of the Duke Energy Corporation 2023 Long-Term Incentive Plan	☐	☐	☐

Shareholder Proposals

	For	**Against**	**Abstain**
6. Shareholder proposal regarding simple majority vote	☐	☐	☐

	For	**Against**	**Abstain**
7. Shareholder proposal regarding formation of committee to evaluate decarbonization risk	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

DUKE ENERGY CORPORATION SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET 526 SOUTH CHURCH STREET CHARLOTTE, NC 28202 Before the Annual Meeting of Shareholders (Annual Meeting) - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions up until 11:59 p.m. Eastern time on May 3, 2023. Have your proxy card available when you access the website and follow the instructions to obtain your records and to create a voting instruction form.During the Annual Meeting - Go to www.virtualshareholdermeeting.com/DUK2023You may participate in the Annual Meeting via live webcast and vote online during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1.800.690.6903Use any touch-tone phone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 3, 2023. Have your proxy card available when you call and follow the instructions.VOTE BY MAILMark, sign, and date this proxy card, and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via email or the Internet. To sign-up for electronic delivery, please follow the instructions above to vote by Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D96232-P84275-Z84169 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1b.Annette K. Clayton!!!1m.Thomas E. Skains!!!1c.Theodore F. Craver, Jr.!!!1n.William E. Webster, Jr.!!!

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.D96233-P84275-Z84169DUKE ENERGY CORPORATIONAnnual Meeting of Shareholders May 4, 2023, at 1:00 p.m. Eastern timePROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoint(s) Lynn J. Good, Brian D. Savoy, and Kodwo Ghartey-Tagoe, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of Duke Energy Corporation (Duke Energy) of the undersigned at the Annual Meeting of Shareholders (Annual Meeting) to be held via live webcast, on May 4, 2023, and at any adjournment thereof, upon all subjects that may come before the Annual Meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the individuals designated above will vote "FOR" the election of all director nominees under Proposal 1, "FOR" Proposals 2, 3, 4, and 5, will “ABSTAIN” on Proposal 6, and vote "AGAINST" Proposal 7, and at their discretion on any other matter that may come before the Annual
Meeting. Phone and online voting cutoff is 11:59 p.m. Eastern time on May 3, 2023, except as described below.This instruction and proxy card is also solicited by the Board of Directors of Duke Energy for use at the Annual Meeting on May 4, 2023, by persons who participate in the Duke Energy Retirement Savings Plan (Plan). Phone and online voting cutoff for participants in the Plan is 11:59 p.m. Eastern time on May 1, 2023.By signing this instruction and proxy card or by voting by phone or online, the undersigned hereby directs Fidelity Management Trust Company, as Trustee for the Plan, to vote, as designated herein, all shares of Duke Energy common stock with respect to which the undersigned is entitled to direct the Trustee as to voting under the Plan at the Annual Meeting to be held on May 4, 2023, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Annual Meeting and any and all adjournments thereof. If no directions are given, the shares of Duke Energy common stock allocated to the undersigned's account will be voted by the Trustee in the same proportion as shares held by the Plan for which the Trustee has received voting directions from other participants in the Plan, unless the Trustee determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974, as amended.